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                                EXHIBIT NO. 4(A)






             $4,000,000 HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT
                 AUTHORITY INDUSTRIAL DEVELOPMENT REVENUE BONDS
                (PROGRESSIVE AMERICAN INSURANCE COMPANY PROJECT)
                                  SERIES 1982


                            DATED DECEMBER 16, 1982


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                       LOAN AND DEBT OBLIGATION AGREEMENT



                         HILLSBOROUGH COUNTY INDUSTRIAL
                             DEVELOPMENT AUTHORITY



                                      AND



                     PROGRESSIVE AMERICAN INSURANCE COMPANY



                         Dated as of December 16, 1982



         This Loan and Debt Obligation Agreement (including Trustee's rights but excluding certain rights of Hillsborough County Industrial Development Authority) has been assigned to Sun Bank, N.A., as Trustee, and is subject to a security interest in favor of the Trustee under the Indenture of Trust dated as of December 16, 1982, by and between Hillsborough County Industrial Development Authority and the Trustee.


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                       LOAN AND DEBT OBLIGATION AGREEMENT

                               Table of Contents

 (The Table of Contents is not a part of the Loan and Debt Obligation Agreement but is for convenience of reference only)

ARTICLE I

Definitions
                                                                            Page
Section 1.1.  Definitions                                                      1
    "Act"                                                                      1
    "Additional Bonds"                                                         1
    "Agreement"                                                                1
    "Agreement Term"                                                           2
    "Authorized Company Representative"                                        2
    "Bondholder"                                                               2
    "Bond Registrar"                                                           2
    "Bonds"                                                                    2
    "1982 Bonds"                                                               2
    "Code"                                                                     2
    "Company"                                                                  2
    "Completion Date"                                                          2
    "Construction Fund"                                                        2
    "Guarantor"                                                                2
    "Indenture"                                                                2
    "Issuer"                                                                   3
    "Loan"                                                                     3
    "Loan Installments"                                                        3
    "Mortgage"                                                                 3
    "Note"                                                                     3
    "Original Purchaser"                                                       3
    "Paying Agent"                                                             3
    "Permitted Encumbrances"                                                   3
    "Plans and Specifications"                                                 3
    "Prime Rate"                                                               4
    "Project"                                                                  4
    "Project Manager"                                                          4
    "Project Site"                                                             4
    "Debt Service Fund"                                                        4
    "Trustee"                                                                  4
    "Yield"                                                                    4
Section 1.2.     Rules of Construction                                         4


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                                   ARTICLE II

                                Representations

Section 2.1.     Representations by the Issuer                                 5
Section 2.2.     Representations by the Company                                6

                                  ARTICLE III

                     Loan; Assignment of Agreement and Note

Section 3.1.     Loan                                                          9
Section 3.2.     Assignment of the Issuer's Rights                             9

                                   ARTICLE IV

                  Commencement and Completion of the Project,
                             Issuance of the Bonds

Section 4.1.     Agreement to Acquire and Construct the Project                9
Section 4.2.     Agreement to Issue Bonds; Application of Bond Proceeds;
                           Additional Bonds                                   11
Section 4.3.     Disbursements from the Construction Fund                     12
Section 4.4.     Obligation of the Company to Cooperate In Furnishing
                           Documents to Trustee                               16
Section 4.5.     Establishment of Completion Date                             16
Section 4.6.     The Company Required to Pay Cost of the Project in
                           Event Construction Fund Insufficient               16
Section 4.7.     Project Manager                                              17
Section 4.8.     Pursuit of Remedies Against Contractors and
                           Subcontractors and Their Sureties                  17
Section 4.9.     Investment of Moneys in the Construction Fund and
                           the Debt Service Fund                              18

                                   ARTICLE V

                   Effective Date of This Agreement; Duration
                    of Agreement Term; Repayment Provisions

Section 5.1.     Effective Date of this Agreement;
                           Duration of Agreement Term                         18
Section 5.2.     Loan Installments and Other Amounts Payable                  18
Section 5.3.     Payment of Loan Installments                                 20
Section 5.4.     Obligations Unconditional                                    20






                                       ii


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                                   ARTICLE VI

                     Maintenance, Modifications, Operation,
                  Insurance and Other Covenants of the Company

Section 6.1.     Maintenance of Project                                       23
Section 6.2.     Conditions to Changes in the Project                         23
Section 6.3.     After-Acquired Property Not Part of Project                  24
Section 6.4.     Removal or Disposition                                       24
Section 6.5.     No Abatement of Loan Installments; Damages                   24
Section 6.6.     Covenant Against Unauthorized Removal                        24
Section 6.7.     Liens and Encumbrances                                       24
Section 6.8.     Permitted Contests                                           25
Section 6.9.     Notice of Event of Default                                   26
Section 6.10.    Requested Information                                        26
Section 6.11.    Inspections, Reports and Financial Statements                26
Section 6.12.    Certificate of Compliance and No Default                     29
Section 6.13.    Insurance                                                    29
Section 6.14.    Insurance Proceeds; Condemnation Awards                      29
Section 6.15.    Approvals                                                    30
Section 6.16.    Covenants of Company and Issuer with Respect to
                           Capital Expenditures                               30
Section 6.17.    Covenants as to Use of Bond Proceeds; Payback Provision      33
Section 6.18.    Covenant as to Recordation                                   34

                                  ARTICLE VII

                               Special Covenants

Section 7.1.     Indemnification by the Company                               34
Section 7.2.     Compliance with All Laws                                     34
Section 7.3.     Maintenance of Corporate Existence                           35
Section 7.4.     Nonassignability                                             36
Section 7.5.     Payment of Loan Installments                                 36
Section 7.6.     No Warranty of Condition or Suitability by the Issuer        36


                                  ARTICLE VIII

                Obligation Continues; Redemption; Prepayment and
                   Abatement; Mortgage and Security Interest

Section 8.1.     Redemption of Bonds                                          37
Section 8.2.     Permissible Prepayment of Loan Installments                  37
Section 8.3.     Mandatory Prepayment of Loan Installments                    37







                                      iii

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Section 8.4.     References to Bonds Ineffective After Bonds Paid             39
Section 8.5.     Vesting of Interest in Issuer                                39
Section 8.6.     Mortgage and Security Interest                               40


                                   ARTICLE IX

                         Events of Default and Remedies

Section 9.1.     Events of Default Defined                                    41
Section 9.2.     Remedies on Default                                          43
Section 9.3.     Authorization to Foreclose                                   44
Section 9.4.     No Remedy Exclusive                                          44
Section 9.5.     Agreement to Pay Attorneys' Fees and Expenses                44
Section 9.6.     No Additional Waiver Implied by One Waiver                   45
Section 9.7.     Issuer's Right to Advance Funds upon Default;
                           Reimbursement of Same                              45

                                       ARTICLE X

                                     Miscellaneous

Section 10.1.    Notices                                                      45
Section 10.2.    Binding Effect; Controlling Law                              46
Section 10.3.    Severability                                                 47
Section 10.4.    Amounts Remaining in Funds                                   47
Section 10.5.    Complete Agreement; Supplements or Amendment                 47
Section 10.6.    Net Contract                                                 47
Section 10.7.    Arbitrage; Preservation of Tax Exemption                     47
Section 10.8.    Controlling Law; Members of Issuer Not Liable                48
Section 10.9.    Company Approval of Indenture                                48
Section 10.10.   Further Assurances                                           48
Section 10.11.   Rights not Extinguished                                      49
Section 10.12.   Execution of Counterparts                                    49




















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                       LOAN AND DEBT OBLIGATION AGREEMENT


         THIS LOAN AND DEBT OBLIGATION AGREEMENT, made and entered into as of the ____ day of _______, 1982, by and between HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Florida, and PROGRESSIVE AMERICAN INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Florida.


                              W I T N E S S E T H:


         In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Hillsborough County Industrial Development Authority herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of said Authority, Hillsborough County or of the State of Florida or any political subdivision thereof but shall be payable solely out of the proceeds derived from or pursuant to this Loan and Debt Obligation Agreement and the sale of the Bonds referred to in Section 4.2 hereof):


                                   ARTICLE I

                                  Definitions


         SECTION 1.1. Definitions. As used herein unless some other meaning is plainly intended:

         "Act" means the Constitution of the State of Florida, Parts II and III of Chapter 159, Florida Statutes, and other applicable provisions of law.

         "Additional Bonds" means the additional parity Bonds authorized to be issued by the Issuer pursuant to the Indenture.

         "Agreement" means this Loan and Debt Obligation Agreement and any amendments and supplements hereto.


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         "Agreement Term" means the duration of this Agreement as specified in
Section 5.1 hereof.

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company (or his duly designated alternate or alternates) by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person.

         "Bondholder" means the registered owner (or its authorized representative) of any Bonds at any time outstanding.

         "Bond Registrar" means the registrar appointed by the Issuer, from time to time, under the provisions of Section 3.05 of the Indenture.

         "Bonds" means the 1982 Bonds and any Additional Bonds issued and to be issued pursuant to the Indenture.

         "1982 Bonds" means the Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982, to be issued pursuant to Section 3.07 of the Indenture.

         "Code" means the Internal Revenue Code of 1954, as amended.

         "Company" means Progressive American Insurance Company, a Florida corporation, and its successors or assigns, including any surviving, resulting or transferee corporation as provided in Section 7.3 hereof.

         "Completion Date" means the date of completion of the acquisition and construction of the Project as that date shall be certified as provided in
Section 4.5 hereof.

         "Construction Fund" means the fund created by Section 6.01 of the Indenture.

         "Guarantor" means The Progressive Corporation, an Ohio corporation, the indirect owner of the Company.

         "Indenture" means the Indenture of Trust between the Issuer and the Trustee, of even date herewith, pursuant to which (i) the Bonds are authorized to be issued and (ii) the Issuer's interest in this Agreement and the Loan Installments and other revenues received by the Issuer from

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the repayment of the Loan to the Company are to be pledged and assigned, including any indenture supplemental thereto.

         "Issuer" means Hillsborough County Industrial Development Authority, a public body corporate and politic of the State of Florida.

         "Loan" shall have the meaning ascribed thereto in Section 3.1 of this Agreement.

         "Loan Installments" means the payments described in Article V hereof and required to be paid under the terms hereof and the terms of the Note.

         "Mortgage" means the Mortgage and Security Agreement of even date herewith between the Company, as mortgagor, and the Issuer, as mortgagee.

         "Note" means the Promissory Note of even date herewith issued by the Company to the Issuer pursuant to Section 3.1 hereof.

         "Original Purchaser" means Sun Bank of Tampa Bay.

         "Paying Agent" shall have the same meaning as provided in the Indenture.

         "Permitted Encumbrances" means and shall include the following:

                  (a) liens for taxes and special assessments not delinquent or which are being contested in good faith by or on behalf of the Company in accordance with the terms and provisions of Section 6.8 hereof;

                  (b) mechanics', workmen's, repairmen's or carriers' liens or other similar liens, provided that the same shall be discharged by the Company in the ordinary course of business and without undue delay or the validity of the same shall be contested, with any pending execution thereof appropriately stayed; and

                  (c) this Agreement and the documents contemplated hereby, including the Mortgage and the Indenture.

         "Plans and Specifications" means the plans and specifications for the construction of the Project, including

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any supplements, amendments and additions thereto, which shall have been approved by the Company.

         "Prime Rate" means the rate of interest as charged from time to time by Sun Bank, N.A., or its successors, for ninety-one day unsecured loans; provided however, if Sun Bank, N.A., does not make ninety-one day unsecured loans, the Prime Rate shall be such rate for such loans charged by Manufacturers Hanover Trust Company, New York, New York.

         "Project" means, collectively, the acquisition of the Project Site, and the acquisition, construction and installation thereon, in accordance with the Plans and Specifications, of structures, fixtures, facilities, equipment and machinery constituting a headquarters facility for the regional headquarters office for the Company and its related group of casualty insurers, all as more particularly described in Exhibit "A" attached hereto and to the Indenture.

         "Project Manager" means the project manager or managers who at the time shall have been designated as such in or pursuant to the provisions of Section
4.7 hereof.

         "Project Site" means the lands on which the Project is to be constructed, as more particularly described in Exhibit "B" attached hereto and to the Indenture, together with easements appurtenant thereto.

         "Debt Service Fund" means the Hillsborough County Industrial Development Revenue Bonds (Progressive American Insurance Company Project) Debt Service Fund, created by Section 7.02 of the Indenture.

         "Trustee" means Sun Bank, N.A., a duly organized national banking association having the authority to exercise corporate trust powers, and having its principal office in the City of Orlando, Florida, as the initial Trustee, and such other duly appointed trustee at any time serving as such under the Indenture.

         "Yield" means the yield on a particular obligation computed in accordance with Section 1.103-13(c) of the Treasury Regulations, as amended.



         SECTION 1.2. Rules of Construction. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall clearly indicate to the contrary:

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                  (a) The words "Bond," "coupon," "holder," and "person"
         shall include the plural as well as the singular number;

                  (b) The word "person" shall include corporations and associations, including public bodies, as well as natural persons;

                  (c) "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used; and

                  (d) All references herein to particular Articles or Sections are references to Articles or Sections of this Agreement.


                                   ARTICLE II

                                Representations


         SECTION 2.1. Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Issuer is duly authorized under the provisions of the Act to enter into, execute and deliver this Agreement, to undertake the transactions contemplated by this Agreement and to carry out its obligations hereunder. The Project constitutes and will constitute a "project" within the meaning of the Act. By duly adopted resolution the Issuer has duly authorized the execution and delivery of this Agreement.

                  (b) The Issuer, by a Resolution adopted on March 10, 1982, took affirmative official action toward the issuance of the 1982 Bonds.

                  (c) The Company proposes to acquire, construct and install the Project. The Issuer proposes to loan money to the Company for the acquisition, construction and installation of the Project pursuant to the terms and conditions expressed herein, all for the purposes of fostering the industrial and business development of and im-

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         proving living conditions in Hillsborough County, Florida, and otherwise contributing to the welfare of the State of Florida and its inhabitants.

                  (d) To finance the cost of the Project the Issuer proposes to issue initially the 1982 Bonds in the principal amount of $4,000,000, which 1982 Bonds will be designated "Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982," and to loan the proceeds of the 1982 Bonds to the Company. Thereafter, Additional Bonds of the Issuer, for the purposes, under the conditions and in the principal amounts provided in Section 4.2(b) hereof, may be issued by the Issuer under the Indenture.

                  (e) All of the Bonds will be issued under the Indenture and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture, pursuant to which the Issuer's interest in this Agreement and the Note and the revenues receipts including the Loan Installments derived by the Issuer will be pledged and conveyed to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.


         SECTION 2.2. Representation by the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Company is a Florida corporation, duly created and existing under the laws of the State of Florida, and has full power and authority to enter into this Agreement and by proper corporate action its officers have been duly authorized to execute and deliver this Agreement

                  (b) The Company intends to operate the Project as a "project" within the meaning of the Act.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of or default under the Company's articles of incorporation, bylaws or any bond, debenture, note or other evidence of indebtedness, contract, agreement or lease to which the Company is a party or by which the Company is bound, and this Agreement will be binding upon and enforceable against the Company.

                  (d) The Project consists of property of a character subject to the allowance for depreciation under Section 167 of the Code and all of the net proceeds received from the sale of the 1982 Bonds (after payment of the costs incurred in connection with the issuance of the 1982 Bonds) which are actually expended for the Project, will be used to pay the cost of the acquisition, construction and installation of the Project and will be or may be charged to the capital account of the Company for federal income tax purposes.

                  (e) As of March 10, 1982, no contracts had been awarded or entered into and no purchase orders had been issued with respect to any components of the Project, none of said components or the Project Site had been acquired and no installation or fabrication had commenced with respect to any of said components.

                  (f) Based on current facts, estimates and circumstances, it is presently expected that:

                      (1) the acquisition, construction and installation of the Project and the expenditure of all the proceeds of the 1982 Bonds will be completed by July 1, 1983;

                      (2) work on the Project has commenced and it is expected to proceed with due diligence to completion;

                      (3) the net proceeds from the issuance of the 1982 Bonds are needed for the purpose of paying all or a part of the cost of the acquisition, construction and installation of the Project; and

                      (4) the Project will not be sold or disposed of in a manner producing proceeds which, together with any accumulated proceeds or earnings thereon, would be sufficient to enable the Company to retire substantially all of the Bonds prior to the maturity of the 1982 Bonds.

                  (g) The Company has entered into various contracts providing for the acquisition, construction and installation of the Project and the amounts required to be paid or already paid under said contracts exceed $100,000.

                  (h) As of the date of execution and delivery of this Agreement, there exists no event of default, as defined in Article IX hereof, or any condition or event which would constitute, or with the passage of time or the giving of notice, or both, would constitute an event of default hereunder.

                  (i) The consolidated financial statements of the Guarantor, the Company and all of the subsidiary and affiliate corporations of the Guarantor, dated as of December 31, 1981, previously delivered to the Original Purchaser, certified by Ernst & Whinney, fairly present the financial position of the Company as of the end of such fiscal year and the results of its operations for such fiscal year, and since the closing of such fiscal year there has been no material adverse change in the financial condition and results of the operations of the Company.

                  (j) There are no pending, or to the knowledge of the Company, threatened actions or proceedings before any court or administrative agency which are likely in any case or in the aggregate to materially adversely affect the financial condition or business or operations of the Company, nor is the Company aware of any facts or circumstances that would give rise to any such actions or proceedings.

                  (k) The information furnished by the Company and used by the Issuer in preparing the election it filed with the Internal Revenue Service pursuant to Section 103(d)(6)(D) of the Code was true and complete as of the date of filing of said election.

                                  ARTICLE III

                     Loan; Assignment of Agreement and Note


         SECTION 3.1. Loan. Concurrently with the sale and delivery of the 1982 Bonds, the Issuer will, upon the terms and conditions of this Agreement and the Note, make a loan (the "Loan") to the Company in the amount of Four Million dollars ($4,000,000). Such Loan will be made by the Issuer by depositing said sum with the Trustee for disbursement by the Trustee as provided for in the Indenture.

         SECTION 3.2. Assignment of the Issuer's Rights. Concurrently with the execution of this Agreement, the Issuer will, under the terms and to the extent provided in the Indenture, assign the Issuer's rights under this Agreement, the Note and the Mortgage to the Trustee as security for the payment of the 1982 Bonds.


                                   ARTICLE IV

                  Commencement and Completion of the Project,
                             Issuance of the Bonds


         SECTION 4.1. Agreement to Acquire and Construct the Project. The Company agrees to acquire, construct and install, with the proceeds of the Note, the Project, in accordance with the Plans and Specifications, now or hereafter filed with the Trustee and in accordance with change orders approved in writing by the Company and furnished to the Trustee from time to time prior to the Completion Date; provided, however, that no supplement, amendment, addition or change order relating to the Plans and Specifications for any component of the Project shall change the nature of the Project as (i) property of a character subject to depreciation under Section 167 of the Code and (ii) a "project" within the meaning of the Act.

         In addition to supplementing, amending and adding to the Plans and Specifications and submitting change orders within the limits set forth in the first paragraph of this Section, it is understood and agreed that the Company shall also be authorized to omit major components of the Project or to add or substitute major new components as an addition to the Project or in substitution of major components so omitted, provided that in the opinion of the Project Manager, such major omissions, additions or substitutions, will not materially alter or change the general character of the Project and will, in the opinion of counsel nationally recognized on the subject of municipal bonds, which opinion shall be in writing and filed with the Trustee and the Issuer, not result in the interest on the Bonds or any part thereof becoming subject to federal income taxes then in effect. In the event of an omission, addition or substitution as provided in this paragraph, the Company and the Issuer shall revise Exhibit A to this Agreement to reflect such major omission, addition or substitution and mail a copy of such revised Exhibit "A" to the Trustee.

         It is understood and agreed that the Company will provide to the Trustee at or prior to the delivery of the 1982 Bonds the following:

                  (a) A survey of the Project Site, dated a recent date and satisfactory in substance and form to the Trustee, prepared and certified by an independent registered Florida civil engineer or land surveyor showing, with respect to the Project Site, (i) the location and dimensions of such lands, (ii) all means of access to such lands, and (iii) any easements, encroachments or other charges appearing with respect to such lands customarily reflected on land surveys; and

                  (b) A mortgagee title insurance policy or a title insurance commitment naming the Trustee as mortgagee, dated the closing date, with a reputable title insuror authorized to write title insurance in the state of Florida and acceptable to the Trustee, in such form as shall be satisfactory to the Trustee, insuring the title to the real estate interests mortgaged to the Trustee in an amount not less than the value of the real estate interests, to be free and clear of all liens and encumbrances, and containing no exclusions, stipulations, exceptions or encumbrances not satisfactory to the Trustee.

         The Trustee shall pay or reimburse the Company and its agents for all legally permissible costs incurred in connection with the acquisition, construction and installation of the Project incurred before the sale of the 1982 Bonds as promptly as practicable after receipt of the proceeds from the sale of the 1982 Bonds. The Company shall acquire, construct and install the Project with all reasona-ble dispatch and use best efforts to cause said acquisition, construction and installation to be completed by the Completion Date or as otherwise provided in
Section 4.5 hereof, and if for any reason such acquisition, construction and installation is not completed by said date there shall be no diminution in the Loan Installments hereby required to be paid by the Company.

         SECTION 4.2. Agreement to Issue Bonds; Application of Bond Proceeds; Additional Bonds.

                  (a) In order to provide funds to loan to the Company for the payment of the cost of the Project, the Issuer agrees that it will, concurrently herewith, sell and cause to be delivered to the Original Purchaser the 1982 Bonds in the principal amount of Four Million Dollars ($4,000,000), bearing interest and maturing as provided in the Indenture and it will thereupon (i) deposit in the Interest Account in the Debt Service Fund created by Section 7.02 of the Indenture a sum equal to the accrued interest on the 1982 Bonds paid by the Original Purchaser of the 1982 Bonds, if any, and (ii) deposit in the Construction Fund the balance of the proceeds received from the sale of the 1982 Bonds.

                  (b) The Issuer may at the request of the Company authorize the issuance of Additional Bonds upon the terms and conditions provided in the Indenture. Additional Bonds may be authorized for the purpose of financing the cost of completing the Project, or the cost of all or any part of the cost of additions, extensions, improvements, relocations, alterations, enlargements, modifications or changes (herein collectively called "Improvements") in, to or on the Project Site or other properties of the Company located in Hillsborough County, Florida, or for any combination of such purposes, as the Company may deem necessary or essential, in the manner provided in Section 3.08 of the Indenture. If the Company is not in default hereunder, the Issuer may, at the request of the Company but in the sole discretion of the Issuer, from time to time, issue the amount of Additional Bonds specified by the Company (within the limits and under the conditions specified above and in the Indenture), provided that (i) the terms, manner of issuance, purchase price and disposition of proceeds of the sale of such Additional Bonds shall have been approved in writing by the Company, (ii) the Company and the Issuer shall have entered into an amendment to this Agreement to provide for an increase in the Loan hereunder and providing for Loan Payments in an amount at least sufficient to pay the principal of, premium, if any, and interest on the Additional Bonds as the same shall mature and become due, and to make all other required payments under such amendment, and (iii) the Issuer shall have otherwise complied with the provisions of the Indenture with respect to the issuance of such Additional Bonds. Such amendment will provide that any such Improvements shall become a part of the Project and shall be included under this Agreement to the same extent as if originally included hereunder.

                  (c) The Issuer's failure to issue Additional Bonds, whether or not such failure is the result of the Issuer's breach of its obligations under this Section, will not release the Company from the obligation to pay the Loan Installments or from any of the Company's other obligations under this Agreement.


         SECTION 4.3. Disbursements from the Construction Fund. The Trustee will use the moneys in the Construction Fund for the following purposes in connection with the acquisition, construction and installation of the Project (but, subject to the provisions of Section 4.9 hereof, only in accordance with the Act and for no other purpose):

                  (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all legally permissible advances and payments made or incurred by the Company at any time after March 10, 1982, in connection with the acquisition, construction and installation of the Project, including without limitation, advances and payments made by the Company in connection with the preparation of Plans and Specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), and all other advances or payments made in connection with the acquisition, construction and installation of the Project; provided that each such payment shall be made only upon receipt by the Trustee of a statement therefor approved in writing by the Authorized Company Representative and the Project Manager.

                  (b) Payment of the initial or acceptance fee of the Trustee, legal, accounting and financial advisory fees and expenses, title insurance premium, underwriting fees, filing fees and rating agencies' fees and printing and engraving costs incurred in connection with the authorization, validation, sale and issuance of the Bonds, the execution and filing of the Indenture, this Agreement, the Note, the Mortgage and all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture, the Note, the Mortgage, the Bonds and all other documents in connection therewith; provided, that each such payment shall be made only upon receipt by the Trustee of a statement therefor approved in writing by the Authorized Company Representative.

                  (c) Payment for labor, services, materials and supplies used or furnished for on or off-site improvements and in the acquisition, construction and installation of the Project, all as provided in the Plans and Specifications therefor, payment for the cost of the acquisition, construction and installation of utility services, drainage, paving or other facilities, and all real and personal property included in the Project and payment for the miscellaneous expenses incidental to any of the foregoing items which relate to the Project and are required to be deposited with the Trustee under any of the provisions of the Indenture, including the premium on any surety bond; provided, that each such payment shall be made only upon a written order by the Project Manager, accompanied by a contractor's estimate or bill in the amount specified in said order approved in writing by the Project Manager.

                  (d) Payment of the fees, if any, for legal, architectural, engineering and supervisory services with respect to the Project; provided, that each such payment shall be made only upon a written order of the Project Manager, accompanied by a bill in the amount specified in said order approved in writing by the Project Manager; provided, however, that the fees of the Project Manager shall be approved by the Company.

                  (e) Payment to the Trustee, as such payments become due, of the fees and expenses of the Trustee, Bond Registrar and Paying Agent, if Trustee is serving as same, properly incurred under the Indenture that may become due until the Completion Date.

                  (f) To the extent not paid by a contractor with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained until the Completion Date under this Agreement, or reimbursement thereof if paid by the Company under
         Article VI hereof.

                  (g) Payment of expenses, including legal and expert witness fees, incurred with approval of the Company in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

                  (h) Payment of any other costs and expenses relating to the acquisition and construction of the Project or the authorization, issuance and sale of the Bonds that may be approved in writing by the Authorized Company Representative and the Project Manager.

                  (i) Payment of interest accruing on the 1982 Bonds from the date of issuance thereof through _________ 198_, or the Completion Date, whichever shall first occur, which amounts shall be deposited by the Trustee into the Interest Account in the Debt Service Fund, on each applicable interest payment date.

                  (j) The moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) through (i), inclusive, of this Section, and after the Trustee with the approval of the' Authorized Company Representative has retained amounts for payment of items included in the cost of the Project but not then due and payable, shall be segregated by Trustee and used by Trustee: (i) to deposit such funds in the Redemption Account in the Debt Service Fund to be used to redeem the 1982 Bonds at the earliest redemption date permitted by the Indenture on which a premium or penalty for redemption is not required; or (ii) for any other purpose provided that the Trustee is furnished with an opinion of nationally-recognized municipal bond counsel to the effect that such use is lawful under the Act and will not adversely affect the exclusion from federal income taxes of interest on any of the Bonds. Until used to redeem the 1982 Bonds as provided in subsection (i) above, or until use under subsection (ii) above is approved, such segregated amount may be invested as permitted by this Agreement and the Indenture but may not be invested (without an opinion of nationally-recognized municipal bond counsel to the effect that such investment will not adversely affect the exclusion from federal income taxes of interest on any of the Bonds) to produce a Yield on such amount (computed from the Completion Date and taking into account any investment of such amount from the Completion Date) greater than the Yield on the 1982 Bonds, all in accordance with Sections 103(b) and (c) of the Code. The Company and the Issuer agree to cooperate with the Trustee and take all required action necessary to redeem the 1982 Bonds or to accomplish any other purpose contemplated by this Section.

         Before any of the payments referred to in the preceding subsections
(a), (c), (d) and (h) of this Section may be made, the Project Manager shall certify with respect to each such payment, and before any of the payments specified in the preceding subsections (b), (e), (f), (g), (h), and (i) may be made, the Authorized Company Representative shall certify with respect to each such payment that: (i) none of the items for which the payment is proposed to be made has formed the basis for any payment theretofore made from the Construction Fund, (ii) the expenditure of such disbursements, when added to all other disbursements under previous requisitions, will result in at least ninety percent (90%) of the total of such disbursements, other than disbursements for reasonable issuance expenses, having been used for payment of amounts paid or incurred after March 10, 1982, for land or property of a character subject to allowance for depreciation under Section 167 of the Code and will be or may be charged to the capital account of the Project for federal income tax purposes,
(iii) each item for which the payment is proposed to be made is or was appropriate in connection with the acquisition, construction and installation of the Project; and (iv) the Company is not in default of any requirements, conditions, or covenants of this Agreement.

         SECTION 4.4. Obligation of the Company to Cooperate In Furnishing Documents to Trustee. The Company agrees to cooperate in furnishing to the Trustee the documents referred to in Section 4.3 hereof that are required to effect payments out of the Construction Fund. Such obligation of the Company is subject to any provisions of the Indenture requiring additional documentation with respect to payment.


         SECTION 4.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Project Manager stating the cost of the Project and that, except for amounts retained by the Trustee for the cost of the Project not then due and payable as provided in
Section 4.3(j) of this Article, (i) the acquisition, construction and installation of the Project has been completed substantially in accordance with the Plans and Specifications therefor and all labor, services, materials and supplies used in such construction have been paid for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the Plans and Specifications therefor and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company estimates that the Completion Date will be on or before July 1, 1983.


         SECTION 4.6. The Company Required to Pay Cost of the Project in Event Construction Fund Insufficient. If the moneys in the Construction Fund available for the payment of the cost of the Project (including the proceeds of any Additional Bonds issued for the purpose of paying the cost of completing the Project and Improvements pursuant to Section 3.08 of the Indenture) should not be sufficient to pay the cost of the Project, the Company agrees to complete the Project and to pay all that portion of the cost of the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the cost of the Project will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if, after exhaustion of the moneys in the Construction Fund, the Company should pay any portion of the said cost of the Project pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders of any of the Bonds, nor shall the Company be entitled to any abatement or diminution of the Loan Installments payable under Section 5.2 hereof.


         SECTION 4.7. Project Manager. The Authorized Company Representative is hereby designated as the Project Manager for the purpose of taking all actions and making all certificates required to be taken and made by the Project Manager under the provisions of this Agreement; and an alternate Project Manager to take any such action or make any such certificate if the same is not taken nor made by the Project Manager shall be hereafter designated by the Company and notice of the identity of such alternate Project Manager shall be given to the Issuer and the Trustee. In the event either of said persons should be removed by the Company or should become unavailable or unable to take any action or make any certificate provided for in this Agreement, another Project Manager or alternate Project Manager shall upon notice to the Trustee thereupon be appointed by the Company. If the Company fails to make such designation within fifteen (15) days following the date when the then incumbent becomes unavailable or unable to take any of said actions, the Trustee may then appoint as a successor any engineer licensed under the laws of the State of Florida.


         SECTION 4.8. Pursuit of Remedies Against Contractors and Subcontractors and Their Sureties. In the event of material default of any contractor or subcontractor under any contract made by it in connection with the Project, the Company will promptly proceed, either separately or in conjunction with others, to exhaust its remedies against the contractor or subcontractor so in default and against each surety for the performance of such contract. The Company agrees forthwith to take such actions as may be necessary or required to protect the interests of all parties with respect to the Project unless directed to the contrary by the Trustee. If for any reason the Company does not act promptly with respect to any such remedies, the Trustee may take such actions as it shall deem necessary or advisable with respect to such remedies. The Company agrees to advise the Issuer and the Trustee of the steps it intends to take in connection with any such default. The Company shall, in its own name or in the name of the Issuer or the Trustee, if required, prosecute or defend any action or proceeding or take any other action involving any such con-tractor, subcontractor or surety which shall be reasonably necessary, and in such event the Issuer and the Trustee hereby agree to cooperate fully with the Company in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing that are needed to pay a portion of the cost of the Project shall be paid into the Construction Fund and, if not so needed, shall be retained by or paid to the Company as reimbursement for amounts expended for the construction of the Project by the Company.


         SECTION 4.9. Investment of Moneys in the Construction Fund and the Debt Service Fund. Any moneys held in the Construction Fund or the Debt Service Fund shall, upon oral instructions of the Authorized Company Representative to be confirmed thereafter in writing, or if no such instructions are given in the discretion of the Trustee, be invested or reinvested by the Trustee in Investment Obligations as defined in the Indenture and otherwise as therein permitted; provided, however, that after the Completion Date or the date three years after the issuance of the 1982 Bonds, whichever shall first occur, the Yield on the investment of moneys in the Construction Fund shall not exceed the Yield on the 1982 Bonds, or such higher Yield as may be permitted under Section 103(c) of the Code and the regulations thereunder for the 1982 Bonds not to be "arbitrage bonds".


                                   ARTICLE V

                 Effective Date of This Agreement; Duration of
                      Agreement Term; Repayment Provisions


         SECTION 5.1. Effective Date of this Agreement; Duration of Agreement Term. This Agreement shall become effective upon its delivery, and, subject to the provisions of this Agreement, shall expire on such date that all of the Bonds have been fully paid and retired (or provision for such payment shall have been made as provided in the Indenture), and all payments required to be made by the Company under Sections 5.2, 7.1, 9.5 and 9.7 hereof have been paid in full.


         SECTION 5.2. Loan Installments and Other Amounts Payable. The Company agrees to pay the Loan Installments required by subsections (a), (b) and (c) of this Section and by the terms of the Note as repayment of the Loan (including interest thereon).

                  (a) Commencing prior to the first interest payment date on the Bonds, and continuing until the principal of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company shall pay an amount equal to the sum of (i) the interest becoming due on the Bonds in accordance with their terms on the next interest payment date for which moneys have not been deposited from the Bond proceeds or investment earnings as provided by Section 4.2(a)(i) or Section 4.3(i) hereof, (ii) the principal, if any, becoming due on the Bonds in accordance with their terms on the next interest payment date, and
         (iii) the amounts required to be paid into the Redemption Account in the Debt Service Fund, if any, for the mandatory redemption of the Bonds in accordance with their terms. The payments mentioned in (i),
         (ii) and (iii) above shall be made or shall be on deposit in immediately available funds not later than the business day coinciding with each such payment date.

                  If on any interest payment date or redemption date the balance in the Debt Service Fund is less than the sum then required to be paid therefrom pursuant to the provisions of the Indenture and the Bonds, the Company will forthwith pay any such deficiency to the Trustee for deposit in the Debt Service Fund. If at any time the amount held by the Trustee in the Debt Service Fund shall be sufficient to pay at the times required the principal of and interest on all of the Bonds then remaining unpaid together with any amounts then or to become payable under subsections (b) and (c) of this Section, the Company shall not be obligated to pay any further Loan Installments.

                  (b) The Company agrees to pay to the Trustee (i) the reasonable fees and charges of the Trustee for all services of the Trustee and all expenses (including reasonable counsel and engineering fees) incurred under or arising directly or indirectly from services rendered pursuant to the Indenture, as and when the same become due and
         (ii) the reasonable fees and charges of the Trustee, as Bond

         Registrar under the Indenture, and of any other bond registrars and paying agents of the Bonds as and when the same become due.

                  (c) The Company agrees to pay to the Issuer at closing an amount equal to the reasonable costs and expenses of the Issuer at closing incurred in connection with the issuance of the Bonds, including the reasonable fees of its counsel, and fees and expenses incurred in the validation of the Bonds, and in the processing of the Company's application for financing. Thereafter, the Company shall pay to the Issuer, within 30 days of receipt of a written request for payment, the reasonable costs and expenses of Issuer incurred in administering the bond issue, including, but not limited to, the reasonable fees and expenses of Issuer's legal counsel.

                  (d) The Company agrees to pay to the Original Purchaser at closing a transaction fee equal to one percent of the principal amount of the Bonds for the Original Purchaser's expenses incurred in connection with the issuance of the Bonds.


         SECTION 5.3. Payment of Loan Installments. That portion of the Loan Installments provided for in Section 5.2(a) hereof shall be paid directly to the Trustee in immediately available funds of the Trustee's locality for the account of the Issuer and shall be deposited in the Debt Service Fund. That portion of the Loan Installments to be paid to the Trustee under Section 5.2(b) hereof shall be paid directly to the Trustee for its own use or for disbursement to the Bond Registrar as provided in the Indenture. In the event such payments required by the Note or Section 5.2 hereof shall not be paid when due, the amount so in default shall bear interest from the date such payment became due until payment thereof at the Prime Rate plus two percent per annum or the maximum lawful rate, whichever shall be less.


         SECTION 5.4. Obligations Unconditional. Until such time as the principal of and interest on the Bonds and the other payments required hereunder shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any Loan Installments, (ii) will perform and observe in all respects all of its other agreements contained in this Agreement, and (iii) will not terminate this Agreement prior to the expiration of the Agreement Term for any cause including, without limiting the generality of the foregoing:

                  (a) any delay or failure of the Project to be completed, operating or operable, or any defect in the title, quality, condition, design, operation or fitness for use of, or any damage to, or loss of, or loss of use of, or destruction or theft of, all or any part of the Project from any cause whatsoever;

                  (b) any acts or circumstances that may constitute failure of consideration;

                  (c) commercial frustration of purpose;

                  (d) any abatement, suspension, deferment, reduction, setoff, defense, counterclaim or recoupment whatsoever, or any right to any thereof, that the Company may now or hereafter have against the Issuer or holder of the Bonds;

                  (e) any insolvency, composition, bankruptcy, reorganization, arrangement, liquidation or similar proceedings relating to the Issuer or the Company;

                  (f) any change in the tax or other laws of the United States of America or of the State of Florida or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Note;

                  (g) any interruption or prohibition of the use or possession by the Company of, or any ouster or dispossession by paramount title or otherwise of the Company from, all or any part of the Project, or any interference with such use or possession by any governmental agency or authority or other person or otherwise;

                  (h) the invalidity or unenforceability or disaffirmance, in whole or in part, of this Agreement or the Note or any failure, omission, delay or inability of the Issuer to perform any of its obligations contained in this Agreement or the Note;

                  (i) any amendment, extension or other change of, or any assignment or encumbrance of any rights or obligations under, this Agreement or the Note, or any waiver or other action or inaction, or any exercise or non-exercise of any right or remedy, under or in respect of this Agreement or the Note;

                  (j) any sale, release, substitution, exchange or other action or inaction with respect to the Mortgage or any security relating to this Agreement or the Note; or

                  (k) any other circumstance, happening or event whatsoever, whether foreseeable or unforeseeable and whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that all amounts payable by the Company in respect of this Agreement or the Note shall continue to be payable in all events in the manner and at the time herein provided.

         The Company hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender any of its obligations under this Agreement or the Note and agrees that if, for any reason whatsoever, this Agreement or the Note shall be terminated in whole or in part by operation of law or otherwise, the Company will nonetheless promptly pay to the Trustee amounts equal to all such amounts which shall become due and payable in respect of this Agreement and the Note, to the same extent as if this Agreement and the Note had not been terminated in whole or in part. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance thereof (subject, however, to the limitation as to source of revenues for damages noted in the second paragraph of this Agreement) so long as such action shall not diminish the amounts required to be paid by the Company pursuant to the Note and Section
5.2 hereof. The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect the Company's right of possession, occupancy and use of the Project hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any action or proceeding if the Company shall so request.


                                   ARTICLE VI

                     Maintenance, Modifications, Operation,
                  Insurance and Other Covenants of the Company


         SECTION 6.1. Maintenance of Project. The Issuer and the Company agree that the Company will (i) maintain, repair and operate the Project; and (ii) pay, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Project, the Project Site or any portion thereof or with respect to the original issuance of the Bonds, including, without limiting the generality of the foregoing, any taxes levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer from the Project or any charge on the Loan Installments prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, all assessments and charges lawfully made by any governmental body against the Company or the Issuer for or on account of the Project and in addition any excise tax levied against the Company or the Issuer on the Loan Installments; provided, however, that nothing in this subsection (ii) shall require the payment of any such tax or charge or require the Company to make provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal proceedings; further provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Agreement Term.


         SECTION 6.2. Conditions to Changes in the Project. The right of the Company to make any changes in the Project in the manner hereinafter provided in this Article VI is ex-pressly subject to the conditions set forth in Paragraph 6 of the Mortgage.


         SECTION 6.3. After-Acquired Property Not Part of the Project. All buildings, structures, and improvements, acquired, constructed, or installed with the proceeds of the Bonds, all substitutions and replacements of or for such property, and all fixtures now or hereafter installed in or attached to the Project or located above, upon or under the Project Site so as to preclude the removal without material injury to the Project or the Project Site, shall be deemed part of the Project and subject to the mortgage and security interest granted by Section 8.6 hereof. Except as provided in paragraph 9 of the Mortgage relating to substitutions and replacements of components of the Project, all other property of every kind or nature, whether now owned or after-acquired, shall be constructed, placed or installed in or on the Project or the Project Site shall not be deemed part of the Project or subject to the security interest granted hereunder, shall remain the property of the Company, and may be altered, removed, replaced or otherwise used by the Company at any time so long as the Company is not in default hereunder and the conditions of paragraph 6 of the Mortgage are complied with.


         SECTION 6.4. Removal or Disposition. The Company from time to time, at its own cost and expense, may demolish, remove or dispose of any structure, fixtures or other improvements now or hereafter existing as part of the Project only in accordance with the terms of Paragraphs 6, 8 and 9 of the Mortgage.


         SECTION 6.5. No Abatement of Loan Installments; Damages, The demolition, substitution or removal of any property shall not result in any abatement or diminution of Loan Installments payable under the Note or this Agreement.


         SECTION 6.6. Covenant Against Unauthorized Removal. Except as otherwise provided in Article VI hereof, the Company shall not remove any of the Project or any part thereof from the Project Site.


         SECTION 6.7. Liens and Encumbrances. The Company represents and warrants that, as of the date of execution of this Agreement, there exists no lien, charge or encumbrance, other than Permitted Encumbrances, upon the Project or the Project Site, prior to the mortgage and security interest of the Issuer and the Trustee therein, as herein contemplated. Except as otherwise permitted by the provisions of this Agreement, the Company will not create or suffer to be created any lien, encumbrance or charge upon the Project Site other than Permitted Encumbrances, and subject to the provisions of Section 6.8 hereof relating to permitted contests, and the Company will satisfy or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) days after the same shall occur, all lawful claims and demands (excepting such as may arise from or in connection with the construction of the Project and as are payable from the moneys on deposit in the Construction Fund) for labor, materials, supplies or other items which, if not satisfied, might by law become a lien upon the project as defined in the Mortgage or the Project Site. If any such lien shall be filed or asserted against the Project as defined in the mortgage or the Project Site by reason of work, labor, services or materials supplied or claimed to have been supplied the Company shall, subject to the provisions of Section
6.8 hereof relating to permitted contests, within thirty (30) days after the Company receives notice of the filing thereof or the assertion thereof, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Company by contest, payment, deposit, bond, order of court or otherwise. Nothing contained in this Section 6.7 shall be construed as prohibiting the Company from purchasing additional items of machinery, equipment or other personal property that do not constitute part of the Project under an installment purchase and security agreement, purchase money mortgage agreement, lease-purchase agreement or similar contractual obligation in which the seller retains a security interest.


         SECTION 6.8. Permitted Contests. The Company shall not be required to pay any tax, charge, assessment or imposition referred to in Section 6.1 hereof, nor to remove any lien, charge or encumbrance required to be removed under
Section 6.7 hereof, so long as the Company shall contest or there shall be contested on the Company's behalf, in good faith and at the Company's own cost and expense, the amount or validity thereof, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture, or loss of the Project or the Project Site or any part thereof or interest therein, to satisfy the same; provided, however, that no such contest shall subject the Issuer or the Trustee to the risk of any liability. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Company to settle any such contest), and in any event the Company will save the Issuer and the Trustee harmless against all losses, judgments, decrees and costs (including attorneys' fees and expenses in connection therewith) and will, promptly after the final determination of such contest or settlement thereof, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith. The Company shall give the Issuer and Trustee prompt written notice of any such contest.

         If the Trustee shall notify the Company that, in the opinion of counsel to the Trustee, by nonpayment of any of the foregoing items, the Project, the Project Site or any substantial part thereof, will be subject to imminent loss or forfeiture or the obligations of the Company under this Agreement shall be materially impaired, then the Company shall promptly pay all such unpaid items and cause them to be satisfied and discharged, or shall promptly provide a bond sufficient to pay all such unpaid items and cause them to be satisfied and discharged from such bond upon conclusion of any contest, challenge, or dispute as to such items.


         SECTION 6.9. Notice of Event of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes or with the passage of time or the giving of notice, or both, would constitute an event of default as defined in Section 9.1 of this Agreement, the Company shall cause to be furnished to the Trustee and to each Bondholder a written notice specifying the nature and period of existence thereof and what action the Company is taking and proposes to take with respect thereto.


         SECTION 6.10. Requested Information. The Company shall cause to be furnished to the Trustee and to each Bondholder, with reasonable promptness, such other data and information as the Trustee or such Bondholders may reasonably request.


         SECTION 6.11. Inspections, Reports and Financial Statements. The Trustee, the Issuer and any holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds outstanding, through its or their officers, employees, consultants, attorneys and other authorized representatives, shall have free and unobstructed access at all reasonable times to the Project and records of the Company with respect thereto for purposes of inspection. The Company will at any and all times, upon the written request of the Trustee, the Issuer or the holders of twenty-five percent (25%) or more in aggregate principal amount of Bonds outstanding, permit the Trustee, the Issuer or such Bondholders, by its or their officers, employees, consultants, attorneys or other authorized representatives, to inspect the books of account, records, reports and other papers of the Company with respect to the Project, and to take copies and extracts therefrom, and will afford a reasonable opportunity to such persons to make any such inspection and to discuss the affairs, finances and accounts of the Company with respect to the Project with its employees and independent accountants, and the Company will furnish to the Trustee any and all such other information as the Trustee may reasonably request, with respect to the performance by the Company of its covenants under this Agreement. The Company will supply to the Trustee, within sixty (60) days after receipt by the Company, a copy of all reports of inspections and accompanying recommendations of all regulatory, licensing and permitting agencies which inspect the Project. The Issuer, the Trustee and the Bondholders recognize that certain of the books, papers and records on the premises of the Company or supplied to the Trustee may contain confidential and proprietary information, and agree to keep all such confidential and proprietary information obtained hereunder in strictest confidence. The Company covenants that it will keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Project, in accordance with generally accepted accounting principles consistently applied, and will furnish to the Trustee and to any requesting holder of twenty-five percent (25%) or more in aggregate principal amount of Bonds outstanding:

                  (a) Annual Statements -- as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, duplicate copies of:

                      (1) a consolidated balance sheet of the Guarantor, and the Company, and

                      (2) consolidated statements of revenue and expenses and changes in financial position of the Guarantor, and the Company for such fiscal year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent accountants of recognized standing selected by the Company, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (b) Quarterly Unaudited Statements -- within sixty (60) days after the end of each fiscal quarter, except the last fiscal quarter of each year, a consolidated balance sheet and statement of income of the Guarantor, and the Company as of the end of and for such period in reasonable detail, setting forth figures for that period and for the corresponding period in the preceding fiscal year, certified, by the Company or an accountant employed by it for that purpose, to have been prepared in accordance with generally accepted accounting principles, consistently applied;

                  (c) Other Reports -- promptly upon receipt thereof and in any event within thirty (30) days thereafter any communication from any governmental authority, commission or agency having power to license or regulate the business and activities carried on with respect to the Project regarding any termination or proposed termination of, or any material adverse change or proposed change in, any license, permit or authority under which the Project is owned, used or operated; and

                  (d) Requested Information -- with reasonable promptness, such other data and information as the Trustee or the requesting holder of twenty-five percent (25%) or more in aggregate principal amount of Bonds outstanding may reasonably request.

         SECTION 6.12. Certificate of Compliance and No Default. So long as any Bonds remain outstanding, the Company shall furnish to the Trustee and to each Bondholder, as soon as practicable after the end of each calendar quarter, and in any event within one hundred twenty (120) days thereafter, a certificate of an executive officer of the Company certifying that:

                  (a) during said period the Company was in compliance with the requirements of this Agreement and the documents contemplated hereby and the covenants of the Company contained herein and therein; and

                  (b) the Company has reviewed the relevant terms of this Agreement and has made, or caused to be made under the Company's supervision, a review of the transactions and conditions with respect to the Project from the beginning of the accounting period covered by the statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes, or with the passage of time or giving of notice or both would constitute, an event of default as defined in Section 9.1 of this Agreement, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

         SECTION 6.13. Insurance. The Company shall throughout the Agreement Term keep the Project continuously insured in accordance with the provisions of Paragraph 13 of the Mortgage. If the Company fails to do so, then the Trustee or the Issuer may obtain such insurance for the protection of the Trustee and the Issuer, and the Trustee and the Issuer shall be entitled to reimbursement for any expense thus incurred in accordance with the provisions of Section 9.7 hereof.

         SECTION 6.14. Insurance Proceeds; Condemnation Awards. If prior to the payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project, or any part or component thereof having a value in excess of $150,000, shall be damaged, lost or destroyed, by whatever cause, or if any public authority or entity, in the exercise of its power of eminent domain, takes or damages the Project, or any part or component thereof having a value in excess of $150,000, all of the insurance proceeds (whether payable from the policies of insurance described in Section
6.13 hereof, Paragraph 13 of the Mortgage, or from other policies of insurance carried by the Company or third parties), and any award or compensation resulting from such taking or damage by condemnation, shall be paid to the Trustee and deposited by it in the Construction Fund established under the Indenture, and such amounts shall then be applied in accordance with Paragraph 14 of the Mortgage.

         SECTION 6.15. Approvals. Whenever under the provisions of this Agreement the approval of the Company is required or the Issuer or the Trustee is required to take some action at the request of the Company, such approval shall be given or such request shall be made by the Authorized Company Representative or the Project Manager unless otherwise specified in this Agreement and the Issuer or the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint or recourse against the Issuer or the Trustee as a result of any such action taken.

         SECTION 6.16. Covenants of Company and Issuer With Respect to Capital Expenditures. The Issuer is issuing the 1982 Bonds pursuant to an election made by it under Section 103(b)(6)(D) of the Code. It is the intention of the parties hereto that the interest on the 1982 Bonds be and remain free from federal income taxation and to that end the Issuer and the Company do hereby covenant with each other, with the Trustee and with each of the future holders of any 1982 Bonds, as follows:

                  (a) The Company and the Issuer covenant and represent that there have never been issued any bonds with respect to "facilities" described in Section 103(b) (6) of the Code which are located in, are contiguous to or are integrated with any "facilities" located in, Hillsborough County, which bonds would be taken into account in determining the aggregate face amount of the 1982 Bonds as provided in
         Section 103(b)(6)(D)(ii) of the Code.

                  (b) The Company further covenants and represents that the aggregate principal amount of 1982 Bonds being issued and capital expenditures heretofore made (other than those mentioned in Section

         103(b)(6)(F) of the Code) with respect to "facilities" described in
         Section 103(b)(6)(E) of the Code which are located in, are contiguous to or are integrated with any "facilities" located in, Hillsborough County, have not and will not exceed $l0,000,000 (or any such larger amount as may be hereafter permitted by the Code without affecting the tax-exempt status of the interest on the 1982 Bonds) during the six-year period beginning three years before the date of issuance and delivery of the 1982 Bonds.

                  (c) The Issuer and the Company further covenant and agree that during the three-year period following the date of the issuance and delivery of the 1982 Bonds, neither of them shall make or cause or permit to be made any capital expenditures (other than those mentioned in said Section 103(b)(6)(F) of the Code) with respect to "facilities" described in said Section 103(b)(6)(E) of the Code which are located in, are contiguous to or are integrated with any "facilities" located in, Hillsborough County, which would cause the interest on the 1982 Bonds to be subject to federal income taxation.

                  (d) The Company further covenants and agrees that should the capital expenditures limitation set forth in said Section 103(b)(6)(D) and (E) be exceeded during the six-year period referred to therein, either through the fault of the Company or through circumstances beyond the Company's control, and there shall occur a Determination of Taxability as defined in Section 8.3(b) hereof, the Company shall promptly comply with the provisions of Section 8.3 hereof.

                  (e) The Company further covenants and agrees that it will furnish to the Trustee a certificate of the Project Manager within ninety (90) days of the first three anniversary dates of the closing of the issuance and delivery of the 1982 Bonds stating that during the period beginning three years immediately prior to the date of the issuance and delivery of the 1982 Bonds and extending through the applicable date such certificate is to cover, capital expenditures (including as capital expenditures for this purpose the principal amount of the 1982 Bonds) in excess of $10,000,000 (or any such larger amount as may be hereafter permitted by law) have not been paid or incurred with respect to "facilities" described in said Section 103(b)(6)(E) of the Code which are located in, are contiguous to or are integrated with any "facilities" located in, Hillsborough County, Florida.

                  (f) The Company further covenants and agrees that, in connection with any lease, rental or other grant or use of part or all of the Project, it shall require a covenant that any lessee or user of a substantial portion of the Project such that such lessee or user will be a principal user of the Project shall also comply with the same covenants set forth in Section (a) through (e) and (g) hereof.

                  (g) The Company further covenants that it shall take such further actions as are required of a principal user of property financed by an issue of obligations which are subject to the $10,000,000 limitation of Section 103(b)(6)(D) of the Code, which actions are set forth in Section 103(b) (6) of the Code and the regulations thereunder, whether said regulations are now or hereafter adopted, proposed or temporary, including Section 1. 103-10(b) of said regulations, including without limitation the following:

                           (1) the Company shall attach to its income tax return
                  for the current taxable year a copy of the statement of the Issuer electing to have the provisions of Section 103(b)(6)(D) of the Code apply to the 1982 Bonds; and

                           (2) for each applicable taxable year which includes
                  all or any portion of the three-year period following issuance and delivery of the 1982 Bonds, the Company shall file a supplemental statement listing by date and amount any capital expenditures paid or incurred subsequent to the date of issuance and delivery of the 1982 Bonds which are required to be taken into account by Section 103(b)(6)(D) of the Code. Each statement shall be filed with the respective Internal Revenue Service district director or director of the regional service center with whom the federal income tax return of the Company and of any other principal user of the Project, as "principal user" is utilized in Section 103(b)(6)(D) of the Code, is required to be filed on the due date prescribed for filing such return (without regard to any extensions of time). A copy of each such statement shall also be filed at the same time with the Trustee.

                  (h) The Issuer and the Company further covenant and agree to fully comply, during the term of this Agreement, with all effective rules, rulings or regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds issued under Section 103(b)(6)(D) of the Code so as to maintain the tax-exempt status of the interest on the 1982 Bonds.

         SECTION 6.17. Covenant as to Use of Bond Proceeds; Payback Provision. The Company covenants and agrees that:

                  (a) at all times ninety percent (90%) or more of the net proceeds received from the sale of the 1982 Bonds (after payment of the costs incurred in connection with the issuance thereof) actually disbursed from the Construction Fund, will be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under the Code, and will be expended for costs paid and incurred after March 10, 1982, which amounts are chargeable to the Project's capital account or would be chargeable either with a proper election by the Company (for example, under Section 266 of the Code) or but for a proper election by the Company to deduct such amounts;

                  (b) the Company will not submit to the Trustee any requisition for a disbursement from the Construction Fund if the expenditure of such disbursement, when added to all other disbursements under previous requisitions, will result in less than ninety percent (90%) of the net proceeds received from the sale of the 1982 Bonds actually disbursed to that time being applied other than as required by subsection (a) above; and

                  (c) in the event a disbursement from the Construction Fund is made which results in the covenant in subsection (a) above being violated, the Company will promptly repay to the Trustee for deposit in the Construction Fund such amount as may be necessary for the Company to again be in compliance with subsection (a) above.

         SECTION 6.18. Covenant as to Recordation. The Company covenants that it will cause this Agreement and all supplements hereto or amendments hereof, the Indenture and all supplements thereto, the Mortgage and the Issuer's assignment of the Mortgage to the Trustee to be kept, and either recorded and filed, or notices thereof or financing statements relating thereto recorded and filed, in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Bondholders and the rights of the Issuer and Trustee hereunder and under the Indenture.

                                  ARTICLE VII

                               Special Covenants

         SECTION 7.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Issuer and both the present and future members of the Issuer, the Issuer's agents, employees and attorneys individually and personally and the Trustee from any liability or loss resulting from the construction or operation of the Project, from any cause whatsoever pertaining to the Project or the use thereof, or from the issuance and sale of the Bonds, provided that the indemnity provided by this sentence shall be effective only to the extent of any loss that might be sustained in excess of the proceeds recovered by the Issuer or the Trustee from any insurance, if any, carried by the Company with respect to the loss sustained.

         SECTION 7.2. Compliance with All Laws. The Company will comply with all laws, ordinances, governmental rules and regulations pertaining to the ownership, use and operation of the Project and all activities associated therewith, and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Project or the conduct of its activities with respect thereto, which violation or failure to obtain might materially adversely affect the Project or the use and operation thereof.

         SECTION 7.3. Maintenance of Corporate Existence. The Company agrees that during the Agreement Term it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, however, that the Company may, without violating the agreements contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or transfer to another corporation all or substantially all of its assets as an entirety if (a) the corporation surviving such merger or resulting from such consolidation or to which such transfer shall be made (such corporation being hereinafter called the "Surviving Corporation"), expressly accepts, assumes and agrees in writing to pay and perform all of the obligations of the Company and be bound by all of the agreements of the Company contained in this Agreement to the same extent as if the Surviving Corporation had originally executed this Agreement in place of the Company, and the Surviving Corporation, if not a corporation organized pursuant to the laws of the State of Florida, either files a consent to service of process with the Secretary of State of the State of Florida or other appropriate official of the State of Florida and with the Trustee, or qualifies to do business in the State of Florida, (b) the Surviving Corporation is not in default under any provision of this Agreement immediately following the consummation of such merger, consolidation or transfer (the "Transaction"), (c) the Company shall furnish to the Trustee an opinion of counsel nationally recognized on the subject of municipal bonds reasonably acceptable to the Trustee to the effect that as a result of such Transaction, the Bonds have not and will not become taxable for federal income tax purposes, and (d) in connection with any such consolidation, merger or transfer there shall be filed with the Issuer and the Trustee a letter or certificate by a firm of nationally known independent certified public accountants certifying that after the consummation of such consolidation, merger or transfer the corporation resulting from or surviving such consolidation or merger or the corporation to which such transfer is made will have a net worth after giving effect to such merger, consolidation or transfer at least equal to the net worth of the Company immediately prior to such consolidation, merger or transfer.

         For purposes of this Section, the net worth of any corporation means, at any date, the tangible assets, as defined below, of such corporation which (after deducting depreciation, obsolescence, amortization, and any valuation or other reserves on account of upward revaluation of assets and without reduction for any unamortized debt discount or expense) would be shown, in accordance with generally accepted accounting principles, on its balance sheet, minus liabilities (other than capital stock and surplus but including all reserves for contingencies and other potential liabilities) which would be shown, in accordance with generally accepted accounting principles, on such balance sheet. In computing such net worth, the term "tangible assets" means total assets except: (i) that portion of deferred assets and prepaid expenses (other than prepaid insurance, prepaid payments and prepaid taxes) which do not mature or, in accordance with generally accepted accounting principles, are not amortizable within one year from the date of calculation, and (ii) trademarks, trade names, good will and other similar intangibles.

         SECTION 7.4. Nonassignability. The Company may not assign its rights under this Agreement without the express written consent of the holders of all of the outstanding Bonds, which consent and assignment will not relieve the Company of any obligation hereunder.

         SECTION 7.5. Payment of Loan Installments. The Company covenants that it will pay the Loan Installments as and when the same shall become due.

         SECTION 7.6. No Warranty of Condition or Suitability by the Issuer. The Issuer makes no warranty, either express or implied, as to the condition of the Project or that it will be suitable for the Company's purposes or needs.

                                  ARTICLE VIII

                       Obligation Continues; Redemption;
                           Prepayment and Abatement;
                         Mortgage and Security Interest

         SECTION 8.1. Redemption of Bonds. At the time the aggregate moneys in the Redemption Account in the Debt Service Fund are sufficient to redeem all Bonds or portions thereof, the Issuer has provided in the Indenture for the Trustee to forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or such part of the outstanding Bonds as may then be subject to redemption.

         SECTION 8.2. Permissible Prepayment of Loan Installments. There is expressly reserved to the Company the right, and the Company is authorized and permitted, on any date, to prepay all or any part of the Loan Installments payable under Section 5.2 hereof, without premium or penalty, and the Issuer agrees that the Indenture shall require that the Trustee shall accept such prepayments when the same are tendered by the Company. If less than all of the Loan Installments are prepaid, such prepayments shall be applied in chronological order of the due dates of the Loan Installments. All portions of the Loan Installments so prepaid under Section 5.2(a) shall be deposited in the Redemption Account and shall be used for the redemption or purchase of outstanding Bonds in the manner and to the extent provided in the Indenture.

         SECTION 8.3. Mandatory Prepayment of Loan Installments. The Bonds shall be redeemed, in inverse order of maturity, from excess construction proceeds as provided in Section 4.02 and 7.04(c) of the Indenture, and, except as hereinafter provided, the Company shall prepay all of the Loan Installments and other amounts payable under the Note and Section 5.2 hereof, and the Issuer agrees that the Trustee may accept such prepayments of Loan Installments, when the same are tendered by the Company, upon the occurrence of any of the following events:

                  (a) As a result of any legislative or administrative action (whether state or federal), or of any changes in the Constitution of the State of Florida or the Constitution of the United States of America, or of a final decree, judgment or order of any court or administrative body (whether state or federal), this Agreement, the Note, the Indenture or the Bonds shall become void or unenforceable or impossible of performance in accordance with the intent and purposes of the Company and the Issuer expressed in this Agreement or as otherwise expressed in the Indenture; or

                  (b) Final action shall have been taken by the Internal Revenue Service, the Department of the Treasury or any other governmental agency, authority or instrumentality, or an opinion of any court shall have been rendered, or other event shall have occurred, or other circumstances shall exist, any of which shall result in any part or all of the interest payable with respect to the Bonds not to be exempt from federal income taxes, other than those Bonds held by any person who, within the meaning of Section 103(b) (10) of the Internal Revenue Code of 1954, as amended (the "Code"), shall be deemed a "substantial user" of the Project or a "related person" as defined in the Code. As used in this Article VIII, the term "final action" shall mean either (i) action taken by an administrative agency of the federal government which cannot be appealed administratively or in a court of competent jurisdiction as to which the time for administrative appeal or court actions has expired; or (ii) action by any court of competent jurisdiction as to which the time to appeal has expired or as to which an appeal has been denied or dismissed without further right of appeal. Any such final action shall be referred to herein as a "Determination of Taxability"; or

                  (c) If the Project or the Mortgaged Property described in the Mortgage, or any part thereof having a value in excess of $1,000,000, shall be damaged, lost or destroyed, or taken or damaged by any public authority in the exercise of its power of eminent domain and the Company does not elect to repair, rebuild, replace or restore such property within 120 days after the deposit of funds related thereto with the Trustee, all as provided in Section 14 of the Mortgage.

         Upon the occurrence of any condition described in (a), (b) or (c) above, except as hereinafter provided, all remaining Loan Installments shall immediately become due and payable in such manner as may be required by the Indenture, and upon written notice to the Company by the Trustee. If as a consequence of the occurrence of an event described in Section 8.3(b) above, it shall be necessary for the owner of any Bond to include interest received on any prior interest payment date in its gross income for federal income tax purposes, then the Company shall be required to make payment of a Loan Installment in the amount required by Section 4.02 of the Indenture.

         Notwithstanding noncompliance with any covenant or agreement by the Company to the contrary, the Company may, at its election, rather than prepay the Loan Installments and other amounts payable under the Notes and Section 5.2 hereof (excluding the amounts required to be paid under the last sentence of the immediately preceding paragraph, which amounts shall be paid, in any event, by the Company), upon the occurrence of any Determination of Taxability, elect to increase the Loan Installments payable under Section 5.2 hereof in the manner provided in Section 4.03 of the Indenture by the amount necessary for the payment of the alternative interest rate as provided in the Indenture; provided, however, that if the Company makes such election, the Company shall be obligated either to register the Bonds under the Securities Act of 1933, as amended, or to obtain an opinion of counsel acceptable to the Trustee and the Issuer to the effect that such registration is not required. Notwithstanding the foregoing, if any legal or regulatory requirement applicable to any Bondholder shall prohibit said Bondholder from receiving the increased interest payments contemplated by this paragraph, Company, to the extent required by such legal or regulatory requirement, shall increase the Loan Installments by the amount necessary to redeem the Bonds held by such Bondholder.

         SECTION 8.4. References to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees, charges and expenses of the Trustee and the Issuer, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the Bondholders shall thereafter have any rights hereunder, excepting those that shall have theretofore vested.

         SECTION 8.5. Vesting of Interest in Issuer. The Company and the Issuer agree and covenant that this Agreement, when executed and delivered, will create in and vest in the Issuer such interests, estates, rights and title in the Project to enable the Issuer to issue the Bonds, secure the repayment of the Bonds, cause the Project to be constructed by the Company, and loan funds for the construction of the Project to the Company with repayment therefor to be made by the Company in installments, in the manner provided by, and in full compliance with, the Act.



         SECTION 8.6. Mortgage and Security Interest. In order to secure its performance under this Agreement and the Note, including without limitation its obligation to pay the Loan Installments, and its obligations under Sections 9.5 and 9.7 hereof, the Company hereby mortgages, grants, conveys and assigns to the Issuer or directly to the Trustee for and on behalf of the Issuer and grants the Issuer and/or the Trustee a security interest for the benefit of the Trustee and the Bondholders, equally and ratably without preference or priority as to lien or source of payment of any one Bond over any other Bond, in:

                 (a) The Project as defined in the mortgage, and each and every component thereof;

                 (b) The Company's fee simple interest in the Project Site and all fixtures located thereon;

                 (c) All other property or collateral held by or assigned or pledged to the Issuer or the Trustee under this Agreement, the Indenture or the Mortgage; and

                 (d) All proceeds (including insurance proceeds) and products of any of the foregoing.

         To effectuate the foregoing and simultaneously with or prior to the delivery of the Bonds, the Company will execute and deliver to the Issuer or directly to the Trustee for and on behalf of the Issuer and cause to be recorded, where appropriate, (i) appropriate UCC financing statements pertaining to the collateral described in subparagraphs (a), (b), (c) and (d) above, (ii) the Mortgage and (iii) an assignment of the Note.

         The Company represents and warrants that all of the collateral described above is, on the date hereof, free and clear of all liens, charges, encumbrances and restrictions, except Permitted Encumbrances, and covenants to preserve and protect the Issuer's and Trustee's rights therein against all claims, liens, charges, encumbrances and restrictions, except Permitted Encumbrances, at all times during the Agreement Term.

         The Company hereby agrees to pledge and assign to the Trustee, or to authorize the Issuer to pledge and assign to the Trustee, for the benefit of the Bondholders, all of its rights and interests in and to the collateral described above and the documents contemplated hereby.



                                   ARTICLE IX

                         Events of Default and Remedies



         SECTION 9.1. Events of Default Defined. The following shall be "events of default" under this Agreement, and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                 (a) Failure by the Company to pay or cause to be paid when due or within ten (10) days thereafter that portion of the Loan Installments required to be paid under Section 5.2(a) hereof and under the Note.

                 (b) Failure by the Company to pay or cause to be paid when due or within ten (10) days thereafter that portion of the Loan Installments required to be paid under Sections 5.2(b) and 5.2(c) and its obligations under Sections 9.5 or 9.7 hereof.

                 (c) Failure by the Company to observe and perform in any material respect any covenant, condition or agreement in this Agreement, the Mortgage or any other document contemplated hereby on the Company's part to be observed or performed or the conditions and obligations which are imposed upon the Company as contemplated by the Indenture or any other certificate or document contemplated hereby in connection with the issuance or sale of the Bonds on the Company's part to be observed or performed, other than as referred to in subsections
         (a) and (b) of this Section, and such failure shall continue unremedied for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the

         Issuer and the Trustee (with any required consent of the Bondholders under the provisions of the Indenture) shall agree in writing to an extension of such time prior to its expiration.

                 (d) The filing by the Company or the Guarantor of a voluntary petition in bankruptcy, or failure by the Company promptly to institute judicial proceedings to lift any execution, garnishment or attachment of such consequence as will materially impair the Company' s obligations hereunder, or the adjudication of the Company as a bankrupt, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors.

                 (e) The occurrence of an event of default under the Indenture, the Mortgage or the Unconditional Guaranty dated the date hereof between the Guarantor and the Trustee.

                 (f) The Company or the Guarantor shall fail to make any payment on indebtedness for borrowed money (exclusive of the $6,500,000 principal amount of 10-5/8% senior notes due 1993 of the Guarantor) in excess of $150,000; or an event of default shall exist under any mortgage, indenture of trust or other agreement evidencing the indebtedness of the Company or the Guarantor for borrowed money (exclusive of the $6,500,000 principal amount of 10-5/8% senior notes due 1993 of the Guarantor) in excess of $150,000, the effect of which is to cause, or to permit any holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; and, in either case, such conditions shall continue unremedied for a period of sixty (60) days after the Company shall become aware of such conditions.

                 (g) The entry of a final judgment or judgments for the payment of money aggregating in excess of $150,000 against the Company or the Guarantor, any one of which remains outstanding for more than sixty
         (60) days from the date of its entry and has not been discharged in full or stayed.

                 (h) Any material representation or warranty by the Company in this Agreement, as contemplated by the Indenture, or as provided in any other certificate, document or agreement given by the

         Company in connection with the issuance or sale of the Bonds shall have been untrue in any material respect at the time such representation or warranty was given or made, the result of which would have a material adverse effect upon the ability of the Company to perform the Company's obligations under such documents.

                 (i) In the good faith opinion of the Trustee, any material adverse change in the financial status of the Company or the Guarantor.



         SECTION 9.2. Remedies on Default. In the event any of the Bonds shall at the time be outstanding and unpaid and provision for the payment thereof shall not have been made in accordance with the provisions of the Indenture, whenever any event of default referred to in Section 9.1 hereof shall have happened and be subsisting, the Trustee, or the Issuer if the Trustee shall have resigned and its successor shall not then have been appointed, may take any one or more of the following remedial steps:

                 (a) Declare all Loan Installments payable under Section 5.2 hereof and all amounts payable under the Note for the remainder of the Agreement Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

                 (b) Foreclose on the Mortgage and other collateral described in Section 8.6 above, holding the Company liable for the difference between the amounts received and the Loan Installments and other amounts payable by the Company hereunder.

                 (c) Inspect, examine and make copies of the books and records and any and all accounts and data of the Company relating to the use and operation of the Project.

                 (d) Take all other actions and pursue all other remedies available under any other contract or agreement or otherwise by statute, at law or in equity, whether or not inconsistent with the foregoing, that may appear necessary or appropriate to collect the sums then due and thereafter to become due from the Company by reason of this Agreement, or to enforce specific performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

         Any amounts collected pursuant to action taken under this Section, after subtracting all costs and expenses and other deductions herein contemplated, shall be paid into the Debt Service Fund and applied in accordance with the provisions of the Indenture.



         SECTION 9.3. Authorization to Foreclose. In order to further and more fully secure the payment of the principal of and interest on the Bonds upon the happening of any event of default as herein provided, the Issuer and the Company hereby authorize and permit the Trustee for and on behalf and in the name of the Issuer to foreclose the Company's and the Issuer's interest in the Mortgage by foreclosure in the manner provided by the Florida Statutes which remedy shall be in addition to the other remedies provided in any other applicable provisions of this Agreement.



         SECTION 9.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to either in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds issued under the Indenture shall be deemed third party beneficiaries of all covenants and agreements herein contained.



         SECTION 9.5. Agreement to Pay Attorneys' Fees and Expenses. If the Company defaults under any of the provisions of this Agreement and the Issuer and the Trustee, or either of them, should employ attorneys or incur other expenses for the collection of the Loan Installments or the enforcement of performance or observance of any obligation or agreement of the Company in the Note or herein contained, the Company agrees that the Company will on demand therefor pay to the Issuer, the Trustee, or both, as the case may be, the reasonable fees of such attorneys (including fees on ap-

peal) and such other expenses so incurred by the Issuer and the Trustee, together with interest thereon at the maximum lawful rate from the date of demand to the date of payment.



         SECTION 9.6. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver granted by the Issuer with respect to the Project or the rights or remedies hereunder or under the Indenture which would adversely affect the rights and interests of the Trustee or the Bondholders shall be effective without the written consent of the Trustee.



         SECTION 9.7. Issuer's Right to Advance Funds upon Default; Reimbursement of Same. Immediately upon either the Issuer's or the Trustee's obtaining knowledge of the occurrence of any event of default it shall give written notice of such occurrence to the other and to the Company. With respect to any default by the Company of the type described in Section 9.1 of this Agreement, the Issuer and the Trustee shall have the right (but may never be required) to advance from any funds legally available for such purpose the sum required to cure such default; and the Issuer and the Trustee shall be entitled to receive from the Company reimbursement of such sum upon demand, together with interest thereon from the date of such advance to the date of reimbursement at the maximum lawful rate and expenses of collecting the same, including reasonable attorneys' fees whether suit be brought or not.



                                   ARTICLE X

                                 Miscellaneous



         SECTION 10.1. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the second day following the day on which the same has been mailed by registered mail, postage prepaid, addressed as follows:

         To the Bondholders, addressed to their addresses as they appear on the registration books provided for in the Indenture.

         If to the Issuer:        Hillsborough County Industrial
                                   Development Authority
                                  c/o Mr. Warren M. Cason
                                  Post Office Box 2150
                                  Tampa, Florida  33601


         If to the Company:       Progressive American Insurance
                                   Company
                                  Suite 900
                                  410 Ware Boulevard
                                  Tampa, Florida 33619

                                  Attention:  Jerry Shroat
                                              President

                                  with copies to:

                                  The Progressive Corporation
                                  6300 Wilson Mills Road
                                  Mayfield Village, Ohio 44143

                                  Attention:  Howard Zelikow
                                              Treasurer


         If to the Trustee:       Sun Bank, N.A.
                                  200 5. Orange Avenue
                                  Orlando, Florida 32802

                                  Attention:  Corporate Trust
                                              Department

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.



         SECTION 10.2. Binding Effect; Controlling Law. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Section 7.3 hereof, and shall be governed by and construed in accordance with the laws of the State of Florida.

         SECTION 10.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.



         SECTION 10.4. Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in the Debt Service Fund or the Construction Fund upon expiration or sooner termination of the Agreement Term, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), and the fees, charges and expenses of the Trustee, the bond registrar, the paying agents and the Issuer in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as overpayment of the Loan.



         SECTION 10.5. Complete Agreement; Supplements or Amendment. This Agreement, along with the Note, represent the entire agreement between the parties. This Agreement may be supplemented, modified or amended only in the manner either as provided in this Agreement or as provided by Article XVI of the Indenture, subsequent to the issuance of the Bonds and prior to the payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and this Agreement may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, given in accordance with the provisions of the Indenture or this Agreement.



         SECTION 10.6. Net Contract. This Agreement shall be deemed and construed to be a "net contract," and the Company shall pay absolutely net all Loan Installments and all other payments required hereunder, during the Agreement Term, free of any deductions, without abatement, diminution or set-off.



         SECTION 10.7. Arbitrage; Preservation of Tax Exemption. The Issuer and the Company each agree and covenant that the proceeds of the Bonds and the funds held by the Trustee under the Indenture will not be used in such manner as to cause any Bond to be an "arbitrage bond" within the meaning of Section 103(c) of the Code, as implemented by such proposed, temporary and permanent regulations as have been or may hereafter be adopted by the United States Treasury Department thereunder. The Company further agrees and covenants not to take any action, the result of which would cause or be likely to cause the interest payable with respect to the Bonds not to be exempt from federal income taxes, other than those Bonds held by any person who, within the meaning of Section 103(b) (10) of the Code, shall be deemed a "substantial user" of the Project or a "related person" as defined in the Code.



         SECTION 10.8. Controlling Law; Members of Issuer Not Liable. All covenants, stipulations, obligations and agreements of the Issuer contained in this Agreement shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent authorized by the Act and provided by the Constitution and laws of the State of Florida. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, agent or employee of the Issuer in his individual capacity, and neither the members of the Issuer nor any official executing this Agreement shall be subject to any personal liability or accountability by reason of the execution by the Issuer or such members thereof.



         SECTION 10.9. Company Approval of Indenture. The Company has reviewed the Indenture and the form of the 1982 Bonds and the Company hereby approves the form of the Indenture and the 1982 Bonds and covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Indenture, in the 1982 Bonds authenticated and delivered thereunder and in all proceedings of the Issuer pertaining thereto, on its part to be observed or performed, whether express or implied; provided however that no amendment or revision to the Indenture or supplemental indenture shall be effective unless approved by the Company.



         SECTION 10.10. Further Assurances. The Company shall, at its expense, promptly and duly execute, acknowledge and deliver to the Trustee and to the Issuer, as appropriate, such further documents, instruments, financing and similar statements and assurances and take such further action as may from time to time be reasonably required or requested by the Trustee and/or the Issuer in order more effectively to carry out the intent and purposes of this Agreement, the Note, the Mortgage, the Indenture and the

Bonds issued thereunder and other instruments contemplated thereby.



         SECTION 10.11. Rights not Extinguished. Any right, interest or remedy which shall have accrued during the Agreement Term shall not be terminated or extinguished the expiration or termination of this Agreement but may be enforced by the party for whose benefit such right, interest or remedy shall have accrued and may be enforceable by such party in accordance with the terms of this Agreement if it had not terminated or expired or otherwise in accordance with law.



         SECTION 10.12. Execution of Counterparts. This agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



         IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed by its Chairman and the seal of the issuer to be hereunto affixed and attested by its Assistant Secretary, and the Company has duly executed this Agreement, all as of the date first above written.

                            HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
(SEAL)



                            By /s/ Samuel I. Latimer
                               ---------------------------
                               Samuel I. Latimer, Chairman
ATTEST:



/s/ Elsworth G. Simmons
- -----------------------
Elsworth G. Simmons,
Assistant Secretary

                            PROGRESSIVE AMERICAN INSURANCE COMPANY

(SEAL)


                            By /s/ Charlotte A. Jackson
                               -------------------------
                               Charlotte A. Jackson
                               Vice President

ATTEST:




/s/ Robert J. Young
- -------------------
Robert J. Young
Assistant Secretary




STATE OF FLORIDA

COUNTY OF HILLSBOROUGH


         The foregoing instrument was acknowledged before me this 16th day of December, 1982, by Samuel I. Latimer and EIlsworth G. Simmons, Chairman and Assistant Secretary, respectively, of HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Florida.




                                  /s/ Gertrude Eaton
                                  ----------------------------
                                  Notary Public

My commission expires: Notary Public, State of Florida at Large
                       My Commission Expires Mar. 8, 1986

(Affix notarial seal)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH



         The foregoing instrument was acknowledged before me this 16th day of December, 1982, by CHARLOTTE A. JACKSON, and ROBERT L. YOUNG, as Vice President and Assistant Secretary, respectively, of PROGRESSIVE AMERICAN INSURANCE COMPANY, a Florida corporation, on behalf of the Corporation.




                                  /s/ Gertrude Eaton
                                  ------------------
                                  Notary Public

My commission expires: Notary Public, State of Florida at Large
                       My Commission Expires Mar. 8, 1986

(Affix notarial seal)

                               INDENTURE OF TRUST







                         HILLSBOROUGH COUNTY INDUSTRIAL
                             DEVELOPMENT AUTHORITY

                                   as Issuer





                                      AND





                                 SUN BANK, N.A.

                                   as Trustee







                         Dated as of December 16, 1982

                               INDENTURE OF TRUST

                               Table of Contents



            (The Table of Contents is not a part of the Indenture of
                Trust but is for convenience of reference only)




                                   ARTICLE I
                                  Definitions

                                                                            Page
Definitions

Section 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . .    1
          "Act"     . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          "Additional Bonds"  . . . . . . . . . . . . . . . . . . . . . . .    1
          "Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          "Assignment of Mortgage"  . . . . . . . . . . . . . . . . . . . .    1
          "Authorized Company Representative"   . . . . . . . . . . . . . .    1
          "Bondholder"  . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          "Bond Registrar"  . . . . . . . . . . . . . . . . . . . . . . . .    1
          "Bonds"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "1982 Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Bond Year"   . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Construction Fund"   . . . . . . . . . . . . . . . . . . . . . .    2
          "Cost"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Depository"  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Guarantor"   . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          "Investment Obligations"  . . . . . . . . . . . . . . . . . . . .    2
          "Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
          "Loan Installments"   . . . . . . . . . . . . . . . . . . . . . .    3
          "Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
          "Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
          "Original Purchaser"  . . . . . . . . . . . . . . . . . . . . . .    3
          "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . .    3
          "Prime Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
          "Project"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          "Project Site"  . . . . . . . . . . . . . . . . . . . . . . . . .    4
          "Resolution"  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          "Trustee"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Section 1.02.             Uses of Phrases . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II
                        Factual Recitals; Form of Bonds

Section 2.01.    Issuer's Findings  . . . . . . . . . . . . . . . . . . . .    5
Section 2.02.    Form of 1982 Bonds . . . . . . . . . . . . . . . . . . . .    6


                                  ARTICLE III
                           Execution, Authentication,
                       Delivery and Registration of Bonds

Section 3.01.    Limitation on Issuance of Bonds  . . . . . . . . . . . . .   14
Section 3.02.    Details of Bonds . . . . . . . . . . . . . . . . . . . . .   14
Section 3.03.    Authentication of Bonds  . . . . . . . . . . . . . . . . .   15
Section 3.04.    Registration and Exchange of Bonds . . . . . . . . . . . .   15
Section 3.05.    Transfer of Bonds  . . . . . . . . . . . . . . . . . . . .   16
Section 3.06.    Ownership of Bonds . . . . . . . . . . . . . . . . . . . .   16
Section 3.07.    Authorization of 1982 Bonds  . . . . . . . . . . . . . . .   17
Section 3.08.    Issuance of Additional Bonds . . . . . . . . . . . . . . .   19
Section 3.09.    Mutilated, Destroyed or Lost Bonds . . . . . . . . . . . .   22
Section 3.10.    Issuance of Refunding Bonds  . . . . . . . . . . . . . . .   24


                                   ARTICLE IV
                              Redemption of Bonds

Section 4.01.    Optional Redemption Without Premium .  . . . . . . . . . .   25
Section 4.02.    Extraordinary Mandatory Redemption of Bonds
                  Without Premium . . . . . . . . . . . . . . . . . . . . .   25
Section 4.03.    Election to Pay Additional Rate of Interest  . . . . . . .   27
Section 4.04.    Additional Bonds . . . . . . . . . . . . . . . . . . . . .   28


                                   ARTICLE V
                          Requirements for Redemption
                                    of Bonds

Section 5.01.    Notice of Redemption of Bonds  . . . . . . . . . . . . . .   28
Section 5.02.    Effect of Notice of Redemption . . . . . . . . . . . . . .   28
Section 5.03.    Redemption of Portion of Registered Bonds  . . . . . . . .   29
Section 5.04.    Cancellation of Redeemed Bonds   . . . . . . . . . . . . .   29
Section 5.05.    Bonds Called for Redemption Deemed Not Outstanding . . . .   29

                                   ARTICLE VI
                               Construction Fund

Section 6.01.    Creation . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 6.02.    Payments from Construction Fund  . . . . . . . . . . . . .   30
Section 6.03.    Cost of Project  . . . . . . . . . . . . . . . . . . . . .   30
Section 6.04.    Prerequisites to Payment . . . . . . . . . . . . . . . . .   31
Section 6.05.    Reliance on Certificates . . . . . . . . . . . . . . . . .   31
Section 6.06.    Establishment of Completion Date . . . . . . . . . . . . .   31


                                  ARTICLE VII
                               Revenues and Funds

Section 7.01.    Covenants of the Issuer and the Trustee  . . . . . . . . .   31
Section 7.02.    Creation of Debt Service Fund and Accounts Therein . . . .   32
Section 7.03.    Provisions for Payment of Bonds from Interest and
                  Principal Account . . . . . . . . . . . . . . . . . . . .   33
Section 7.04.    Application of Moneys in Redemption Account  . . . . . . .   34
Section 7.05.    Application of Pledged Moneys  . . . . . . . . . . . . . .   35
Section 7.06.    Unclaimed Funds  . . . . . . . . . . . . . . . . . . . . .   36
Section 7.07.    Cancellation of Bonds upon Payment . . . . . . . . . . . .   36


                                  ARTICLE VIII
                 Depositories of Moneys, Security for Deposits
                            and Investment of Funds

Section 8.01.    Deposits Constitute Trust Funds  . . . . . . . . . . . . .   36
Section 8.02.    Investment of Moneys . . . . . . . . . . . . . . . . . . .   37


                                   ARTICLE IX
                    Grant of Mortgage and Security Interest

Section 9.01.    Grant of Mortgage and Security Interest  . . . . . . . . .   38


                                   ARTICLE X
                              Particular Covenants

Section 10.01.   Covenant of Issuer as to Performance of Obligations  . . .   39
Section 10.02.   Covenant to Perform Undertakings . . . . . . . . . . . . .   39
Section 10.03.   Covenant to Perform Further Acts . . . . . . . . . . . . .   40

Section 10.04.   Covenant to Pay Taxes  . . . . . . . . . . . . . . . . . .   40
Section 10.05.   Covenant to Maintain and Operate . . . . . . . . . . . . .   40
Section 10.06.   Covenant to Insure; Application of insurance Proceeds. . .   40
Section 10.07.   Covenant as to Recordation . . . . . . . . . . . . . . . .   41
Section 10.08.   Covenant to Enforce Rights . . . . . . . . . . . . . . . .   41
Section 10.09.   Covenant as to Performance of Obligations  . . . . . . . .   41


                                   ARTICLE XI
                          Events of Default; Remedies

Section 11.01.   Events of Default  . . . . . . . . . . . . . . . . . . . .   42
Section 11.02.   Acceleration of Maturities . . . . . . . . . . . . . . . .   43
Section 11.03.   Enforcement of Remedies  . . . . . . . . . . . . . . . . .   44
Section 11.04.   Pro Rata Application of Funds  . . . . . . . . . . . . . .   45
Section 11.05.   Effect of Discontinuing Proceedings  . . . . . . . . . . .   46
Section 11.06.   Directions to Trustee as to Remedial Proceedings . . . . .   47
Section 11.07.   Restrictions on Actions by Individual Bondholders  . . . .   47
Section 11.08.   Appointment of a Receiver  . . . . . . . . . . . . . . . .   48
Section 11.09.   Enforcement of Rights of Action  . . . . . . . . . . . . .   48
Section 11.10.   No Remedy Exclusive  . . . . . . . . . . . . . . . . . . .   48
Section 11.11.   Delay not a Waiver . . . . . . . . . . . . . . . . . . . .   48
Section 11.12.   Notice of Default  . . . . . . . . . . . . . . . . . . . .   49
Section 11.13.   Additional Remedies  . . . . . . . . . . . . . . . . . . .   49


                                  ARTICLE XII
                         Concerning the Trustee, Paying
                            Agent and Bond Registrar

Section 12.01.   Acceptance of Trusts; Performance of Duties  . . . . . . .   49
Section 12.02.   Trustee Entitled to Indemnity  . . . . . . . . . . . . . .   50
Section 12.03.   Limitation on Obligations and Responsibilities . . . . . .   50
Section 12.04.   Limitation' on Liability . . . . . . . . . . . . . . . . .   50
Section 12.05.   Compensation of Trustee  . . . . . . . . . . . . . . . . .   51
Section 12.06.   Annual Statement . . . . . . . . . . . . . . . . . . . . .   52
Section 12.07.   Reliance on Certificates . . . . . . . . . . . . . . . . .   52
Section 12.08.   Notice of Defaults . . . . . . . . . . . . . . . . . . . .   53
Section 12.09.   Trustee as Bondholder  . . . . . . . . . . . . . . . . . .   53
Section 12.10.   Trustee not Responsible for Recitals . . . . . . . . . . .   53
Section 12.11.   Reliance on Certain Documents  . . . . . . . . . . . . . .   53
Section 12.12.   Trustee Not Required to Give Bond  . . . . . . . . . . . .   54

Section 12.13.   Resignation  . . . . . . . . . . . . . . . . . . . . . . .   54
Section 12.14.   Removal of Trustee . . . . . . . . . . . . . . . . . . . .   54
Section 12.15.   Appointment and Qualification of Successor Trustee . . . .   55
Section 12.16.   Vesting of Trusts in Successor . . . . . . . . . . . . . .   56
Section 12.17.   Designation and Succession of Paying Agents  . . . . . . .   56


                                  ARTICLE XIII
                    Execution of Instruments by Bondholders
                        and Proof of Ownership of Bonds

Section 13.01.   Execution of Instruments by Bondholders;
                  Proof of Ownership of Bonds . . . . . . . . . . . . . . .   57


                                  ARTICLE XIV
                            Supplemental Indentures

Section 14.01.   Supplemental Indentures without Bondholder Consent . . . .   58
Section 14.02.   Modification of Indenture with Consent of Bondholders  . .   59
Section 14.03.   Supplemental Indenture Deemed Part of this Indenture . . .   61
Section 14.04.   Discretion of Trustee in Executing Supplemental
                  Indentures  . . . . . . . . . . . . . . . . . . . . . . .   61


                                   ARTICLE XV
                                   Defeasance

Section 15.01.   Release of Indenture . . . . . . . . . . . . . . . . . . .   61


                                  ARTICLE XVI
                             Supplemental Contracts

Section 16.01.   Supplemental Contracts without Bondholders' Consent  . . .   62
Section 16.02.   Amendment of Contract with Consent of Bondholders  . . . .   63

                                  ARTICLE XVII
                            Miscellaneous Provisions

Section 17.01.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 17.02.   No Third-Party Beneficiaries . . . . . . . . . . . . . . .   65
Section 17.03.   Effect of Partial Invalidity . . . . . . . . . . . . . . .   65
Section 17.04.   Controlling Law; Members of Issuer Not Liable  . . . . . .   65
Section 17.05.   Binding Effect; Controlling Law  . . . . . . . . . . . . .   66
Section 17.06.   Counterparts . . . . . . . . . . . . . . . . . . . . . . .   66
Section 17.07.   Headings not Part of Indenture . . . . . . . . . . . . . .   66
Section 17.08.   Payments Due on Saturdays, Sundays and Holidays  . . . . .   66

                               INDENTURE OF TRUST



THIS INDENTURE OF TRUST, dated as of the 16th day of December 1982, by and between the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Florida, as Issuer, and Sun Bank, N.A., duly organized and existing under the laws of the United States and having the authority to exercise corporate trust powers, and having its principal office in the city of Orlando, Florida, as Trustee,

                              W I T N E S S E T H:

                                   ARTICLE I
                                  DEFINITIONS


         SECTION 1.01. Definitions. As used herein unless some other meaning is plainly intended:

         "Act" means the Constitution of the State of Florida, Parts II and III of Chapter 159, Florida Statutes, and other applicable provisions of law.

         "Additional Bonds" means Bonds of the Issuer authenticated and delivered under and pursuant to the provisions of Section 3.08 hereof.

         "Agreement" means the Loan and Debt Obligation Agreement dated as of the date hereof between the Issuer and the Company, as amended from time to time.

         "Assignment of Mortgage" means the Assignment of Mortgage dated as of the date hereof from the Issuer to the trustee.

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person.

         "Bondholder" means the registered owner (or authorized representatives) of any Bonds at any time outstanding.

         "Bond Registrar" means the registrar appointed by Issuer, from time to time, under the provisions of Section 3.05 of this Indenture.

         "Bonds" means the 1982 Bonds issued under this Indenture and any Additional Bonds.

         "1982 Bonds" means the Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982, issued hereunder in the aggregate principal amount of $4,000,000.

         "Bond Year" means the period commencing on the 1st day of January of any calendar year and ending on the 31st day of December of such calendar year.

         "Code" means the Internal Revenue Code of 1954, as amended.

         "Company" means Progressive American Insurance Company, a Florida corporation, and its successors and assigns, including any surviving, resulting or transferee corporation as provided in Section 7.3 of the Agreement.

         "Construction Fund" means the Fund so designated in and established under Section 6.01 of this Indenture.

         "Cost" as applied to the Project, shall embrace, without intending thereby to limit or restrict any proper definition of such word under the Act, all costs of acquisition and construction and all obligations and expenses incurred by or on behalf of the Issuer or the Company with respect to the Project, as set forth in Section 6.03 of this Indenture and Section 4.3 of the Agreement.

         "Depository" means the Trustee or one or more other banks or trust companies designated by the Issuer with approval of the Trustee that shall have qualified with all state and federal requirements concerning the receipt of Issuer funds.

         "Guarantor" means The Progressive Corporation, an Ohio corporation, the indirect owner of the Company.

         "Guaranty" means the Unconditional Guaranty dated the date hereof between the Guarantor, as guarantor, and the Trustee and the Issuer.

         "Indenture" means this Indenture of Trust, together with all indentures supplemental hereto as herein permitted.

         "Investment Obligations" means: (i) negotiable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America at the then prevailing market price for such securities, or (ii) obligations of the Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation, or Federal Home Loan Bank or its district banks, including Federal Home Loan Mortgage Corporation participation certificates, or obligations guaranteed by the Government National Mortgage Association, or (iii) interest-bearing time deposits or savings accounts in banks organized under the laws of the State of Florida, in national banks organized under the laws of the United States and doing business and situated in the State of Florida, in savings and loan associations, which are under state supervision, or in federal savings and loan associations located in the State of Florida and organized under federal law and federal supervision, provided that any such deposits are secured by collateral as may be prescribed by law; (iv) any investment to the extent permitted by ss. 625.07 - 625.315, Fla. Stat. (1981), as amended by ch. 82-243, Laws of Florida; or (v) any other investment to the extent permitted by the law of the State of Florida.

         "Issuer" means the Hillsborough County Industrial Development Authority, a public body corporate and politic of the State of Florida duly created pursuant to the Act.

         "Loan Installments" means the payments described in Section 5.2 of the Agreement.

         "Mortgage" means the Mortgage and Security Agreement dated the date hereof between the Company, as mortgagor, and the Issuer, as mortgagee.

         "Note" means the Promissory Note issued by the Company to the Issuer and dated the date hereof.

         "Original Purchaser" means Sun Bank of Tampa Bay.

         "Paying Agent" means the Trustee and any bank or trust company designated pursuant to this Indenture to serve in addition to Trustee as a paying agent or place of payment for the Bonds, and any successors designated pursuant to this Indenture.

         "Prime Rate" means the prime rate of interest as charged from time to time by Sun Bank, N.A., or its successors, for ninety-one day unsecured loans; provided however, if Sun Bank, N.A., does not make ninety-one day unsecured loans, the Prime Rate shall be such rate for such loans charged by Manufacturers Hanover Trust Company, New York, New York.

         "Project" means, collectively, the acquisition of the Project Site, and the acquisition, construction and installation thereon, in accordance with the Plans and Specifications, of structures, fixtures, facilities, equipment and machinery constituting a headquarters facility for the regional headquarters office of the Company and its related group of casualty insurers, all as more particularly described in Exhibit "A" attached hereto and to the Agreement.

         "Project Site" means the lands on which the Project is to be constructed, as more particularly described in Exhibit "B" attached hereto and to the Agreement, together with easements appurtenant thereto.

         "Resolution" means a resolution adopted by the Issuer on March 10, 1982, pertaining to the 1982 Bonds, as supplemented and amended by a resolution adopted by the Issuer on September 22, 1982.

         "Trustee" means Sun Bank, N.A., Orlando, Florida, or its successor or successors hereafter appointed in the manner provided in this Indenture.


         SECTION 1.02. Uses of Phrases. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond," "Bondholder," "registered owner" and "person" shall include the plural as well as the singular number, and the word "person" shall include corporations and associations, including public bodies, as well as persons. "Herein," "hereby," "hereunder," hereof," hereinbefore," "hereinafter" and other equivalent words refer to this Indenture and not solely to the particular portion thereof in which any such word is used. Any percentage of Bonds, specified herein for any purpose, is to be figured on the unpaid principal amount thereof then outstanding.

                                   ARTICLE II
                               FACTUAL RECITALS;
                                 FORM OF BONDS


         SECTION 2.01. Issuer's Findings. By its Resolution, the Issuer has found and determined that:

                 (a) The Issuer is authorized and empowered by the Act to enter into transactions such as those contemplated by the Act, and to fully perform the obligations of the Issuer to be undertaken in connection with the financing of the Project in order to promote the industrial economy of Hillsborough County (the "County") and the State of Florida (the "State"), increase opportunities for gainful employment and purchasing power, and improve living conditions and otherwise contribute to the prosperity and welfare of the County, the State and the inhabitants thereof.

                 (b) The Project constitutes a "project" within the meaning and contemplation of the Act, shall make a significant contribution to the economic growth of the County, shall provide continued gainful employment and shall serve a public purpose by advancing the economic prosperity and the general welfare of the County and the State and the inhabitants thereof.

                 (c) For the purpose of providing funds to pay the cost of the Project, the Issuer by Resolution has duly authorized the issuance of revenue bonds of the Issuer in the principal amount of Four Million dollars ($4,000,000) designated "Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982." The Agreement will provide for payments by the Company to the Issuer of sums sufficient to pay the 1982 Bonds together with the interest thereon and premiums, if any, and costs and expenses related thereto as the same shall become due and payable. The 1982 Bonds shall be paid from the Loan Installments paid under the terms of the Agreement. The obligations of the Issuer and the Company will be collateralized and secured by the Mortgage and by the Guaranty.

                 (d) Hillsborough County will be able to cope satisfactorily with the impact of the Project and will be able to provide, or cause to be provided when needed, the public facilities, including utilities and public services, that will be necessary for the construction, operation, repair and maintenance of the Project and on account of any increases in population or other circumstances resulting therefrom.

                 (e) The Company is financially responsible and fully capable of and willing to fulfill all of the obligations under the terms and provisions of the Agreement, under which the Company will be obligated, among other things, to pay amounts sufficient to timely discharge the debt service on the Bonds, and to operate, repair and maintain the Project at the Company's expense.

                 (f) The availability of financing by means of industrial development revenue bonds is an important inducement to the Company for the acquisition and construction of the Project.


         SECTION 2.02. Form of 1982 Bonds. The form of the 1982 Bonds, the Trustee's authentication certificate to be endorsed on the 1982 Bonds, the provisions for registration and the statement of validation are to be substantially in the following form with appropriate omissions and insertions or variations permitted or authorized as hereinafter provided:


                            UNITED STATES OF AMERICA
                                STATE OF FLORIDA
              HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                      INDUSTRIAL DEVELOPMENT REVENUE BOND
                (Progressive American Insurance Company Project)
                                  Series 1982

No.              $
   -------        ---------


         HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (hereinafter referred to as the "Issuer"), for value received, hereby promises to pay to Sun Bank, N.A. (the "Original Purchaser"), or to registered assigns, but only from the revenues hereinafter referred to, on the ____ day of _______, 19__ (or earlier as hereinafter provided), upon presentation and surrender hereof at the principal office of the Trustee (hereinafter mentioned), the principal sum of

                                                      DOLLARS
                     ---------------------------------

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay solely from such special revenues, interest on the principal sum from the date hereof, at the rate of interest per annum set forth below until the payment of such principal sum.

         Interest on the principal amount of this Bond from the date hereof until this Bond is fully paid or redeemed shall be payable at an annual rate equal to sixty-five percent (65%) of the prevailing prime rate of interest as charged from time to time by Sun Bank, N.A., or its successors, for ninety-one day unsecured loans; provided however, if Sun Bank, N.A., does not make ninety-one day unsecured loans, the Prime Rate shall be such rate for such loans charged by Manufacturers Hanover Trust Company, New York, New York (the "Prime Rate"). Such interest shall be payable quarterly on the first day of each quarter, commencing January 1, 1983. The rate of interest which shall accrue on this Bond shall be adjusted daily on the basis of the Prime Rate then in effect. Any change in the interest rate hereunder due to a change in the Prime Rate shall be effective as of the opening day of business for Sun Bank, N.A., or Manufacturers Hanover Trust Company if Sun Bank, N.A., is not charging a Prime Rate, on the date of such change and the giving of written notice of a change in the Prime Rate to Progressive American Insurance Company, a Florida corporation (the "Company"), by Sun Bank, N.A., Orlando, Florida, as trustee (the "Trustee") under an Indenture of Trust dated as of December 16, 1982 (the "Indenture"), between the Issuer and the Trustee. If at any time after the date hereof there should be a change (either up or down) in the maximum rate of federal income tax applicable to corporations (currently 46%) imposed by Section II of the Internal Revenue Code of 1954, as amended (the "Tax Rate"), then the effective interest rate on the Bonds (as hereinafter defined) will be adjusted effective as of the effective date of the change in the Tax Rate in accordance with the following formula: the new interest rate shall be equal to 65/54ths of the Prime Rate multiplied by 1 minus the new Tax Rate.

         Any interest due hereon shall be calculated on the basis of a year containing 365 days. Interest due on any date for payment of interest hereunder shall be that in-terest to the extent accrued as of 11:59 pm., eastern time, on the last calendar day immediately prior to that interest payment date. In no event shall the sum of all interest and all other amounts deemed or treated as interest exceed the maximum lawful interest rate allowed to be charged under applicable law, and in the event any interest is received or charged by the holder hereof in excess of that amount, the Company, through the Issuer, shall be entitled to an immediate refund thereof.

         Notwithstanding the foregoing, if interest on this Bond shall cease to be exempt from federal income taxes under the conditions described in Section 4.02(b) of the Indenture, the Company may elect to pay, if permitted by applicable legal or regulatory requirements applicable to any registered owner of this Bond, and the Issuer shall thereupon pay, interest on this Bond in the manner provided by Section 4.03 of the Indenture, at a rate per annum which shall be equal to the Prime Rate. In no event, however, shall interest be charged in an amount in excess of the maximum interest rate permitted to be paid under applicable law.

         All payments of principal and interest hereunder shall be made at the address of the registered owner hereof as it appears on the bond registration books to be kept by the registrar designated by the Issuer, or elsewhere as shall be directed by the registered owner hereof.

         This Bond is subject to redemption from excess construction proceeds as provided in Section 7.04(c) of the Indenture and is also subject to mandatory redemption prior to its stated date of maturity from the prepayment of the Loan Installments payable by the Company under Sections 5.2 and 8.3 of the Loan and Debt Obligation Agreement between the Issuer and the Company dated as of December 16, 1982 (the "Agreement"), at par plus accrued interest to the date fixed for redemption, upon sixty (60) days advance written notice to the Trustee and the Issuer by the registered owner of this Bond (i) as a result of changes in federal or state laws whereby the Agreement, the Indenture or this Bond shall become void or unenforceable, or (ii) where the interest payable on this Bond shall cease to be exempt from federal income tax (unless the Company shall elect to pay an alternative non-tax exempt interest rate, in accordance with the provisions of Section 4.03 of the Indenture). This Bond is also subject to redemption upon the occurrence of an event of default as defined in Section
11.01 of the Indenture, and upon the Company's election not to rebuild, repair, replace or restore the Project (hereinafter defined) upon the damage, loss or destruction thereof or the taking of or damage to the Project or by condemnation, all as provided in Section 14 of the Mortgage and Security Agreement (the "Mortgage"), dated the date hereof and executed by the Company as Mortgagor.

         This Bond is also redeemable prior to its stated date of maturity, at the option of the Issuer, on any date, in whole or in part, at par plus accrued interest to the date fixed for redemption, but without premium. In the event this Bond is redeemed in part, the registered owner hereof shall surrender this Bond for payment of the principal amount so called for redemption, and the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the order of such registered owner, without charge therefor, for the unredeemed portion of the Bond so surrendered, a Bond or Bonds registered as to principal and interest.

         A notice of redemption of this Bond shall be mailed to the registered owner of this Bond at least thirty (30) days, but not more than sixty (60) days, prior to the redemption date in the manner provided in the Indenture; provided, however, that the failure to so notify the registered owner shall not affect the validity of the proceedings for the redemption of any Bond or portion thereof with respect to which no such failure has occurred. If this Bond is called for redemption it shall become and be due and payable as provided in the Indenture, and when the necessary moneys shall have been deposited with, or shall be held by, the Trustee, interest on this Bond shall cease to accrue, and the registered owner hereof shall not have any lien, rights, benefits or security under the Indenture except to receive the payment of the redemption price on or after the designated date of redemption from moneys deposited with or held by the Trustee for such redemption.

         This Bond shall not be deemed to constitute a general debt, liability or obligation of the Issuer, or of the State of Florida, or of any political subdivision or agency thereof, or a pledge of the faith and credit of the Issuer or of the State of Florida or of any political subdivision thereof. The Issuer shall not be obligated to pay this Bond or any interest hereon except from the revenues and other collateral expressly provided therefor in the manner provided for or contemplated by the Indenture, and neither the faith and credit nor the taxing power of the Issuer or of the State of Florida or of any political subdivision thereof is pledged to pay the principal of or the interest on the Bond.

         This Bond is one of the duly authorized issue of Bonds of the Issuer designated as "Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982" (the "Bonds"), issued in the aggregate principal amount of $4,000,000, issued by virtue of the authority contained in and conferred by the Constitution and laws of the State of Florida, including particularly Sections
159.25 to 159.53, inclusive, Florida Statutes (collectively, the "Act"), and certain resolutions of the Issuer pertaining to the issuance thereof, for the purpose of paying the cost of acquiring certain land and acquiring, constructing and installing thereon certain structures, fixtures, facilities, equipment and machinery constituting a headquarters facility for the Company (collectively, the "Project"). This Bond is also issued pursuant to and subject to the provisions, terms and conditions of Resolutions adopted by the Issuer on March 10, 1982 and September 22, 1982, respectively (the "Resolutions"), and the Indenture. Reference is hereby made to the Resolutions and the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of the revenues derived from the Agreement relating to the loan of funds from the Issuer to the Company to finance the acquisition, construction and installation of the Project, the funds charged with and pledged to the payment of the principal and interest on the Bonds and the nature and extent of such security, the terms and conditions under which the Bonds may be issued, the rights, duties and obligations of the Issuer, the rights of the registered owners of the Bonds and the provisions regulating the manner in which the terms of this Bond and the rights of the registered owner hereof may be modified, to all of which provisions the registered owner hereby assents by acceptance hereof. In the event any payment of interest or of interest and principal on this Bond shall not be paid when due, the amount so in default shall continue to bear interest from the date such payment became due until payment thereof at the Prime Rate per annum or the maximum lawful rate, whichever shall be less.

         This Bond is payable as to both principal and interest solely from and is secured by a lien on certain revenues derived from the repayment of the loan from the Issuer to the Company under and pursuant to the Agreement and other monies pledged therefor (the "Pledged Funds"), a mortgage on and a security interest in the project (as defined in the Mortgage), and certain other rights, all as described in the Agreement and the Mortgage. Payment of the principal of, premium, if any, and interest on this Bond has been uncondi-tionally guaranteed by The Progressive Corporation, an Ohio corporation, pursuant to an Unconditional Guaranty dated December 16, 1982.

         The Issuer agrees to pay, but only from the Pledged Funds, in addition to all other sums payable hereunder, the reasonable costs and expenses incurred by the registered owner of this Bond in connection with all actions taken to enforce collection of this Bond upon default by the Issuer, whether by legal proceedings or otherwise, including without limitation a reasonable attorney's fee and court costs.

         It is hereby certified, recited and declared that all acts, conditions and things required to exist, to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Florida applicable thereto and that the issuance of this Bond is in full compliance with all constitutional and statutory limitations, provisions and restrictions.

         This Bond shall bind the Issuer and its successors and assigns, and the benefits hereof shall inure to the payee hereof and its successors and assigns.

         This Bond is and has all the qualities and incidents of a negotiable instrument under the law merchant and the Uniform Commercial Code-Investment Securities Law of the State of Florida.

         The Issuer does hereby covenant with the registered owner of this Bond that it will make no use of the proceeds of the Bonds which would cause the Bonds to be treated as "arbitrage bonds" under Section 103(c) of the Internal Revenue Code of 1954, as amended, and the Regulations prescribed and proposed thereunder.

         The issuance of this Bond was approved under the provisions of the Uniform Local Government Financial Management and Reporting Act, Part III, Chapter 218, Florida Statutes.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication endorsed hereon shall have been signed by the Trustee.

         This Bond is one of a series of Bonds which were validated by judgment of the Circuit Court, of the

Thirteenth Judicial Circuit, in and for Hillsborough County, Florida, rendered on October 22, 1982.

         IN WITNESS WHEREOF, the Hillsborough County Industrial Development Authority has issued this Bond and has caused the same to be signed by the manual signature of its Chairman, and its seal to be affixed hereon and attested and countersigned by the manual signature of its Assistant Secretary, all as of the ____ day of _______, 1982.


                                  HILLSBOROUGH COUNTY INDUSTRIAL
                                  DEVELOPMENT AUTHORITY


                                  By
                                     ------------------------------
(SEAL)                               Chairman

ATTESTED AND COUNTERSIGNED:


By
  ---------------------
  Assistant Secretary

                         CERTIFICATE OF AUTHENTICATION


         This Bond is one of the Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982, designated in and executed under the provisions of the within-mentioned Indenture.



                                  Sun Bank, N.A.
                                   as Trustee


                                  By
                                    --------------------------
                                    Authorized Officer

                               FOR VALUE RECEIVED


         The undersigned hereby sells, assigns and transfers unto


(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)



- -----------------------------------

- --------------------------------------------------------------------------------

the within bond of HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY and does hereby constitute and appoint the Trustee as the initially appointed Registrar or _____________________________________ attorney to transfer the said Bond on the books of the within named Issuer, with full power of substitution in the premises.

Dated:

In the presence of:


- ------------------------------------   ---------------------------------------
Witness                                Registered Owner



                          PROVISIONS FOR REGISTRATION


         This Bond shall be registered in the name of the initial owner as to principal and interest on the books kept by the Registrar appointed by the Issuer. Subsequent registration shall be made on the books kept by the Registrar. No transfer shall be valid unless (i) made by written assignment,
(ii) noted on books of the Registrar and (iii) unless a new registered bond shall be issued, noted in the blank below.

         (No writing in this blank except by the Registrar)

            Date of                Name of                  Signature of
         Registration           Registered Owner          Bond Registrar


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                               (End of Bond Form)



                                  ARTICLE III
                           EXECUTION, AUTHENTICATION,
                       DELIVERY AND REGISTRATION OF BONDS


         SECTION 3.01. Limitation on Issuance of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with the provisions of this Article.


         SECTION 3.02. Details of Bonds. The 1982 Bonds shall be registered as to principal and interest, shall be issued in the denominations as set forth in
Section 3.07 hereof, and shall be substantially in the form hereinabove set forth, with such appropriate omissions and insertions or variations as are permitted or required by this Indenture and with such additional changes as may be necessary or appropriate to comply with the terms of the sale of the 1982 Bonds, and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to the rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

         The Bonds shall be executed by the duly qualified and authorized Chairman of the Issuer, either manually or with his facsimile signature, and the official seal of the Issuer, or a facsimile thereof, shall be impressed, affixed or imprinted on the Bonds and attested by the manual or facsimile signature of the Assistant Secretary or Assistant Secretary of the Issuer; provided, however, that at least one of such signatures shall be a manual signature.

         If any officer whose signature appears on the Bonds ceases to hold office before the delivery of the Bonds, his signature shall nevertheless be valid and sufficient for all purposes, and also any Bond may bear the signature of, or may be signed by, such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

         Both the principal of and interest on the Bonds shall be payable in lawful money of the United States of America on their respective dates of payment. Payment of the interest on each Bond (except for final payment of such interest which shall be made only upon surrender of each Bond) is payable by check or draft drawn upon Sun Bank, N.A., or its successors, as Trustee, and mailed to the registered owner at his address as it appears on the bond registration books to be kept by the Bond Registrar designated by the Issuer, or by bank wire or bank transfer as the registered owner of the Bond shall specify, or as otherwise may be agreed upon by the registered owner and the Trustee.


         SECTION 3.03. Authentication of Bonds. Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form hereinabove set forth, duly executed by the Trustee, shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.


         SECTION 3.04. Registration and Exchange of Bonds. The Bonds shall be registered as to principal and interest in accordance with the provisions endorsed thereon.

         The 1982 Bonds are initially issued in typewritten form in the denominations set forth in Section 3.07 hereof. At the request of an Original Purchaser of the 1982 Bonds, the Issuer shall make provision for the exchange of the 1982 Bonds held by such Original Purchaser for a 1982 Bond or Bonds of different denominations but with the same maturity and interest rate, in an aggregate principal amount not exceeding the principal amount of the 1982 Bond or Bonds tend-ered for exchange, without cost to such Original Purchaser except for costs of printing or engraving and for a sum sufficient to pay any tax, fee or governmental charge that may be imposed with respect thereto; provided, however, that with respect to any such request for an exchange of Bonds previously exchanged by any such Original Purchaser, the Trustee may recover reasonable expenses sufficient to reimburse it for expenses incurred in connection with the issuance of such new 1982 Bond or Bonds, including costs of printing or engraving and for a sum sufficient to pay any tax, fee or governmental charge that may be imposed with respect thereto. Such charge or charges shall be paid before any such new Bond or Bonds shall be delivered.


         SECTION 3.05. Transfer of Bonds. The Bonds may be transferred, and title thereto shall pass, only in the manner provided in the Provisions for Registration set forth in the form of the Bond in Section 2.02 of this Indenture. The Issuer has appointed the Trustee as initial Bond Registrar to keep the books for the registration and for the transfer of Bonds as provided in this Indenture. The Bond Registrar may be changed from time to time by resolution duly adopted by the Issuer and upon due notice to the Trustee. All fully registered Bonds presented for transfer, exchange, redemption or payment (if so required by the Issuer or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Trustee, duly executed by the registered owner or by his attorney duly authorized in writing. No charge shall be made for the transfer and registration of the 1982 Bonds except for a sum sufficient to pay any tax, fee or governmental charge that may be imposed with respect thereto.

         Neither the Issuer nor the Trustee shall be required to register, convert or transfer any Bond during the ten (10) days next preceding an interest payment date on the Bonds or, in the case of any proposed redemption of Bonds, after notice shall have been given in accordance with Section 5.01 of this Indenture of any such proposed redemption.


         SECTION 3.06. Ownership of Bonds. The persons in whose names the Bonds shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of any such Bond and the interest on any such Bond shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond, including the interest thereon to the extent of the sum or sums so paid.


         SECTION 3.07. Authorization of 1982 Bonds. There shall be initially issued under and secured by this Indenture, 1982 Bonds of the Issuer in the aggregate principal amount of Four Million dollars ($4,000,000) for the purpose of paying the cost of the Project. The 1982 Bonds shall be designated "Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982," and shall be dated the 16th day of December, 1982.

         The 1982 Bonds shall bear interest from the date thereof at an annual rate of interest equal to sixty-five percent (65%) of the Prime Rate. The rate of interest which shall accrue on each 1982 Bond shall be adjusted daily on the basis of the Prime Rate then in effect. Any change in the interest rate hereunder due to a change in the Prime Rate shall be effective as of the opening of business for Sun Bank, N.A., Orlando, Florida, or Manufacturers Hanover Trust Company, New York, New York, if Sun Bank, N.A., is not charging a Prime Rate, on the date of such change, and the giving of written notice by the Trustee to the Company and the Issuer of a change in the Prime Rate. Such interest shall be payable quarterly on the 1st day of each quarter, commencing on January 1, 1983.

         The 1982 Bonds shall consist of one bond and shall be in the denomination, bear the number and mature on the first day of January, 1998, as follows: Bond No. 01 shall be initially issued in the principal amount of $4,000,000. Payment of principal on Bond No. 01 shall be made in forty-eight
(48) quarterly installments on the first day of each January, April, July, and October (the Payment Date), commencing April 1, 1986. The first eight (8) quarterly installments shall each be in the amount of $40,000.00. The remaining forty (40) quarterly installments shall each be in the amount of $90,000.00

         In the event any payment of interest or of interest and principal on the 1982 Bonds shall not be paid when due, the amount so in default shall continue to bear interest from the date such payment became due until payment thereof at the Prime Rate plus two percent per annum or the maximum lawful rate, whichever shall be less.

         After execution, the 1982 Bonds shall be deposited with the Trustee for authentication, but before authentication and delivery by the Trustee there shall be filed with the Trustee the following:

                 (a) A copy of the Resolution adopted on September 22, 1982, by the Issuer, certified by the Assistant Secretary of the Issuer, authorizing the issuance of the 1982 Bonds;

                 (b) An executed counterpart of the Agreement, the Note, the Mortgage, the Assignment of Mortgage, the Guaranty and this Indenture;

                 (c) An opinion of counsel of the Issuer stating that the execution and delivery of the Agreement, the Assignment of Mortgage, the 1982 Bonds and this Indenture has been duly authorized by the Issuer, that the Agreement, the Assignment of Mortgage, the 1982 Bonds and this Indenture are in the forms so authorized and have been duly executed and delivered by the Issuer and that, assuming proper authorization and the execution and delivery of the Agreement and this Indenture by the Company and Trustee, respectively, and the proper authentication of the 1982 Bonds by the Trustee, and with certain qualifications, the Agreement, the Assignment of Mortgage, the 1982 Bonds and this Indenture, respectively, are valid and binding on the Issuer in accordance with their respective terms;

                 (d) An opinion of counsel for the Company and the Guarantor relating to the due organization and good standing of the Company and the Guarantor, the due authorization, execution and delivery of the Agreement, the Note, the Mortgage, the Guaranty and other documents related thereto, the enforceability of such agreements, the absence to the best of their knowledge of conflict with other documents to which the Company or the Guarantor are subject, the absence to the best of their knowledge of pending or threatened litigation; and such other matters as the Issuer may require;

                 (e) An opinion of Holland & Knight, addressed to the Issuer, the Trustee and the Original Purchaser, stating that such counsel is of the opinion that the 1982 Bonds are valid and legally binding obligations of the Issuer, and that the in-terest on the 1982 Bonds issued under the provisions of this Section is exempt from present federal income taxes under existing law, except that such counsel need not express an opinion as to the exemption from such taxes for any period during which a 1982 Bond is held by a person who, within the meaning of Section 103(b) (10) of the Code, is a "substantial user" of the Project or a "related person"; and

                 (f) The survey of the Project Site and the mortgage title insurance policy or binder required, respectively, by Sections 4.1(a) and 4.1(b) of the Agreement.

                 Upon receipt of these documents, the Trustee shall authenticate, register and deliver the 1982 Bonds to or upon the direction of the Original Purchaser, but only upon payment to the Trustee of the purchase price of the 1982 Bonds together with accrued interest thereon.

                 The proceeds from the 1982 Bonds, including accrued interest, if any, shall be applied by the Trustee, simultaneously with the delivery of said 1982 Bonds, as follows:

                 (a) The accrued interest on the 1982 Bonds shall be deposited in the Interest Account in the Debt Service Fund hereinafter created.

                 (b) The balance of said proceeds shall be deposited to the credit of the Construction Fund hereinafter created.

         SECTION 3.08. Issuance of Additional Bonds. Additional Bonds of the Issuer may be issued under and secured by this Indenture at one time or from time to time, in addition to the 1982 Bonds issued under the provisions of
Section 3.07 of this Article and subject to the conditions hereinafter provided in this Section, for the purpose of paying the costs of completing the Project or additions to the Project, such total cost to be evidenced by a certificate signed by the Project Manager (as defined in the Agreement), or for the purpose of paying all or any part of the cost of any improvements thereto as described in Section 4.2 of the Agreement, or for any combination of such purposes. Before any Additional Bonds shall be issued under the provisions of this Section, the company shall request such Additional Bonds and Issuer shall adopt a resolution authorizing the issuance of such Bonds, fixing the amount thereof and describing in brief and general terms the purpose or purposes for which such Bonds are being issued. Such Additional Bonds shall be dated, shall have the same designation, except perhaps for an identifying series year, as the 1982 Bonds issued under Section 3.07 of this Article, shall be stated to mature in such year or years, shall bear interest at such rate or rates not exceeding the maximum rate permitted by law, and may be made redeemable at such times and prices (subject to the provisions of Article IV of this Indenture), all as may be provided by the resolution authorizing the issuance of such Additional Bonds. Except as to any difference in the date, the maturity or maturities, the rate or rates of interest or the provisions for redemption, such Additional Bonds shall be on a parity with and shall be entitled to the same benefit and security of this Indenture as the 1982 Bonds originally issued under the provisions of said
Section 3.07. Additional Bonds shall be issued only upon the written consent of the registered owners of not less than fifty percent (50%) in aggregate principal amount of the Bonds then outstanding, and in no event shall Additional Bonds be issued during such time as the Company shall be in default under this Indenture or the Agreement.

         Such Additional Bonds shall be executed substantially in the form and manner hereinabove set forth for the 1982 Bonds and shall be deposited with the Trustee for authentication, but before such Bonds shall be authenticated and delivered by the Trustee, there shall be filed with the Trustee the following:

                 (a) A copy, certified by the Assistant Secretary of the Issuer, of the resolution adopted by the Issuer authorizing the issuance of such Additional Bonds in the amount specified therein, setting forth the description of the additions to the Project for which such Additional Bonds are to be issued;

                 (b) A copy, certified by the Assistant Secretary of the Issuer, of the resolution adopted by the Issuer awarding such Bonds, specifying the interest rate of each of such Bonds and the other terms and conditions and directing the authentication, registration and delivery of such Bonds to or upon the direction of the purchasers therein named upon payment of the purchase price therein set forth;

                 (c) An opinion of counsel for the Issuer stating that the issuance of such Bonds has been duly and validly authorized, and that all conditions precedent to the delivery of such Bonds have been fulfilled and that said Additional Bonds are valid and binding obligations of the Issuer in accordance with their terms;

                 (d) A certificate, signed by the Authorized Company Representative, stating that, in conformity with the provisions of the Agreement, the Company has approved the issuance of such Additional Bonds and the terms, manner of issuance, purchase price and disposition of the proceeds thereof; and setting forth the revised amount of the loan based on the issuance of such Additional Bonds and the additional Loan Installments to be paid by the Company under the Agreement and the respective dates on which said installments shall be payable in order to provide for payment of the principal of and the interest on the Additional Bonds then proposed to be issued under this Section;

                 (e) An executed counterpart of the amendment to the Agreement and a new Note, providing for the revised amount of the loan based on the issuance of such Additional Bonds and the additional Loan Installments to be paid by the Company under the Agreement and the Note and the respective dates on which said installments shall be payable in order to provide for payment of the principal of, premium, if any, and interest on such Additional Bonds and providing for the payment of all other expenses and costs incurred or to be incurred by virtue of the issuance of such Additional Bonds;

                 (f) An executed counterpart of the supplemental indenture, or a copy thereof certified by the Assistant Secretary of the Issuer, providing for the terms, sale, authentication and delivery, of Additional Bonds and the disposition of the proceeds from the sale thereof, in the manner authorized by Section 14.01(c) of this Indenture;

                 (g) Opinion of counsel for the Issuer with respect to the supplemental indenture and the amendment to the Agreement of similar tenor to the opinion furnished pursuant to clause (c) of Section 3.07 of this Article;

                 (h) Opinion of counsel for the Company with respect to the amendments to the Agreement, and, if also amended, the Mortgage and the Guaranty, of similar tenor to the opinion furnished with respect to the Agreement pursuant to clause (d) of Section 3.07 of this Article;

                 (i) If desirable, an endorsement to the title insurance policy increasing the face amount of said policy; and

                 (j) An opinion of nationally recognized bond counsel that the issuance of such Additional Bonds and the application of the proceeds of such Bonds to the purpose or purposes described in the resolution mentioned in clause (a) of this Section will not result in the interest on any Bonds theretofore issued under this Indenture and then outstanding or any thereof becoming subject to federal income taxes then in effect and that the interest on such Additional Bonds will be exempt from federal income taxes then in effect, except that such counsel shall not be required to opine with respect to those matters excluded from his opinion under clause (e) of Section 3.07.

         Upon receipt of these documents, the Trustee shall authenticate, register and deliver the Additional Bonds to or upon the direction of the purchasers named in the resolution mentioned in clause (b) of this Section, but only upon payment to the Trustee of the purchase price of the Additional Bonds. The Trustee shall be entitled to rely upon such resolution as to the names of the purchasers, the amount of such purchase price and the amounts of capitalized interest, if any.

         The proceeds (excluding accrued interest, which shall be deposited in the Interest Account in the Debt Service Fund) of all Additional Bonds issued under the provisions of this Section shall be deposited with the Trustee to the credit of the Construction Fund, and shall be used in the manner herein provided, with such changes and modifications as may be contained in the supplemental indenture applicable to such Additional Bonds.


         SECTION 3.09. Mutilated, Destroyed or Lost Bonds. In case any Bonds shall become mutilated or be improperly cancelled, or be destroyed, stolen or lost, the Trustee may, in its discretion, authorize the issuance, registration and delivery of a new Bond of like tenor as the Bond so mutilated, improperly cancelled, destroyed, stolen or lost, in exchange and substitution for such mutilated or improperly cancelled Bond or in lieu of and substitution for the Bond destroyed, stolen or lost. The Issuer or the Trustee may require the Bondholder to furnish the Issuer and the Trustee proof of his ownership thereof and proof of such mutilation, improper cancellation, destruction, theft or loss satisfactory to the Issuer and the Trustee, to give the Issuer and the Trustee an indemnity bond in such amount as either of them may require (except that the Original Purchaser may give its letter agreement of indemnity in lieu of an indemnity bond), and to comply with such other reasonable regulations and conditions as they prescribe and pay such expenses as they may incur, all as a condition precedent to the issuance, registration and authentication of such duplicate Bonds. All such Bonds shall be cancelled by the Trustee and held for the account of the Issuer. If any Bond shall have matured or be about to mature, instead of issuing a substitute Bond, the Issuer may cause the same to be paid upon being indemnified as aforesaid, and if such Bond be lost, stolen or destroyed, without surrender thereof.

         Any such duplicate Bonds issued pursuant to this Section shall constitute original, additional contractual obligations on the part of the Issuer, whether or not the lost, stolen or destroyed Bonds be at any time found by anyone. Such duplicate Bonds shall in all respects, except for the number, be identical with those replaced except that they shall bear on their face the following additional clause:

         "This Bond is issued to replace a lost, stolen, mutilated, cancelled or destroyed Bond."

Such duplicate Bonds shall be signed by the same officers who signed the original Bonds, provided, however, that in the event the officers who executed the original Bonds no longer hold office, then the new Bonds shall be signed by the officers then in office. Such duplicate Bonds shall be entitled to equal proportionate benefits and rights as provided herein with all other Bonds issued hereunder, the obligations of the Issuer upon the new Bonds being identical with its obligations upon the original Bonds and the rights of the registered owner being the same as those conferred by the original Bonds.

         SECTION 3.10. Issuance of Refunding Bonds. Bonds of the Issuer may be issued under and secured by this Indenture at one time or from time to time, in addition to the 1982 Bonds and Additional Bonds, subject to the conditions hereinafter provided, for the purpose of providing funds for refunding at or prior to maturity all (but not less than all) of the Bonds of any series then outstanding, including the payment of any interest to accrue to the earliest redemption date and any expenses in connection with such refunding. Before any Bonds shall be issued under the provisions of this Section, the Issuer shall adopt a resolution authorizing the issuance of such Bonds, fixing the amount thereof, describing the Bonds to be refunded and the cost thereof. Such additional Bonds shall be dated, shall have the same designation as the 1982 Bonds issued under Section 3.07 of this Article except for an identifying series year and the addition of the word "Refunding," shall be stated to mature in such year or years, shall bear interest at such rate or rates not exceeding the maximum rate permitted by law, and may be made redeemable at such times and prices (subject to the provisions of Article IV of this Indenture), all as may be provided by the resolution authorizing the issuance of such additional Bonds. Except as to any difference in the date, the maturity or maturities, the rate or rates of interest or the provisions for redemption, such additional Bonds shall be on a parity with and shall be entitled to the same benefit and security of this Indenture as the Bonds issued and outstanding under the provisions of said
Section 3.07 and Section 3.08.

         Such additional Bonds shall be executed substantially in the form and manner hereinabove set forth for Additional Bonds and shall be deposited with the Trustee for authentication, but before such Bonds shall be authenticated, registered and delivered by the Trustee, there shall be filed with the Trustee documents, relating to the Bonds issued under this Section, similar to those mentioned in clauses (a) through (j) of Section 3.08 of this Article and such additional documents as shall be required by the Trustee to evidence that provision has been duly made in accordance with the provisions of this Indenture for the redemption of all of the Bonds to be refunded, including the sufficiency of the proceeds of the refunding Bonds for the payment of all refunded Bonds and all expenses incurred in connection therewith.

         When the documents mentioned above in this Section shall have been filed with the Trustee and when the Bonds described in the resolutions mentioned in clauses (a) and (b) of Section 3.08 hereof, which are incorporated by ref-erence in the preceding paragraph, shall have been executed and authenticated as required by this Indenture, the Trustee shall deliver such Bonds at one time to or upon the direction of the purchasers named in the resolution mentioned in said clause (b), but only upon payment to the Trustee of the purchase price of such Bonds. The Trustee shall be entitled to rely upon such resolution as to the names of the purchasers, the interest rate of such Bonds and the amount of such purchase price.

         The proceeds (excluding accrued interest) of all Bonds issued under the provisions of this Section shall be deposited by the Trustee, after payment of all expenses incident to such financing, to the credit of a special redemption fund appropriately designated to be held in trust for the sole and exclusive purpose of paying the principal of and the interest on the Bonds to be refunded. Any balance of such proceeds shall be deposited to the credit of the Interest Account in the Debt Service Fund.


                                   ARTICLE IV

                              REDEMPTION OF BONDS


         SECTION 4.01. Optional Redemption Without Premium. The 1982 Bonds are redeemable by the Issuer prior to their stated date of maturity upon the exercise by the Company of its election to prepay all or a part of the Loan Installments under the Agreement, on any date, in whole or in part, at par plus accrued interest to the date fixed for redemption, and without premium.

         If less than all of the 1982 Bonds shall be called for redemption, prepayments shall be applied in inverse order of maturity of the 1982 Bonds.


         SECTION 4.02. Extraordinary Mandatory Redemption of Bonds Without Premium. The Bonds shall be redeemed, in inverse order of maturity, from excess construction proceeds as provided in Section 7.04 of this Indenture, and the Bonds are also subject to mandatory redemption prior to their stated dates of maturity, from the prepayment of the Loan Installments payable by the Company under Section 8.3 of the Agreement, at par plus accrued interest to the date fixed for redemption, but without premium, upon the occurrence of any of the following conditions:

                 (a) As a result of any legislative or administrative action (whether state or federal), or of any changes in the Constitution of the State of Florida or the Constitution of the United States of America or of a final decree, judgment or order of any court or administrative body (whether state or federal), the Agreement, the Mortgage, this Indenture or the Bonds issued pursuant hereto, shall become void or unenforceable or impossible of performance in accordance with the intent and purposes of the Company and the Issuer expressed in the Agreement and this Indenture; or

                 (b) Final action shall have been taken by the Internal Revenue Service, the Department of the Treasury or any other governmental agency, authority or instrumentality, or an opinion of any court shall have been rendered, or other event shall have occurred, or other circumstances shall exist, any of which shall result in any part or all of the interest payable with respect to the Bonds issued pursuant to this Indenture not to be exempt from federal income taxes, other than those Bonds held by any person who, within the meaning of Section 103(b) (10) of the Code, shall be deemed a "substantial user" of the Project or a "related person" as defined in the Code. As used in this
         Article IV, the term "final action" shall mean either: (i) action taken by an administrative agency of the federal government which cannot be appealed administratively or to a court of competent jurisdiction or as to which the time for administrative appeal or court action has expired; or (ii) action by any court of competent jurisdiction as to which the time to appeal has expired or as to which an appeal has been denied or dismissed without further right of appeal; or

                 (c) If the Project or the Mortgaged Property described in the Mortgage, or any part thereof having a value in excess of $1,000,000, shall be damaged, lost or destroyed or taken or damaged by any public authority in the exercise of its power of eminent domain, and the Company does not elect to repair, rebuild, replace or restore such property within 120 days after the deposit of funds related thereto with the Trustee, all as provided in Section 14 of the Mortgage.

         If as a consequence of the occurrence of an event described in clause
(b) above, it shall be necessary for the holder of any Bond to include interest received on any prior interest payment date in its gross income for federal income tax purposes, then the Company shall be required to pay under the provisions of the Agreement on the first interest payment date following the occurrence of such event and notice thereof to the Company, or on the date of redemption of the Bonds by reason of such occurrence, whichever shall first occur, and the Issuer shall thereupon pay, additional interest on such Bond for the period during which such interest shall have been subject to federal income taxes, in an amount equal to the difference between the Prime Rate as adjusted pursuant to the provisions hereof and the interest actually paid on the Bond for such period; provided, however, that interest shall never be required to be paid on the Bonds in excess of the maximum interest rate permitted to be paid under applicable law. The Company's obligations under this paragraph shall survive the release of this Indenture pursuant to Section 15.01 below.

         Upon the occurrence of any condition described in this Section 4.02, except as hereinafter provided in Section 4.03, all of the Bonds remaining outstanding shall be redeemed by the Trustee upon notice as provided below.
Such redemption shall take place as soon as possible after the occurrence of any such action or condition, and in any event within sixty (60) days following written notice from any Bondholder to the Trustee and the Issuer, or from the Company or the Issuer to the Trustee that any such action or condition has occurred.

         SECTION 4.03. Election to Pay Additional Rate of Interest. Notwithstanding the noncompliance with any covenant or agreement by the Company to the contrary, at the written direction of the Company to the Trustee within thirty (30) days after receipt by the Company from the Trustee of notice by any Bondholder of the occurrence of a condition described in Section 4.02(b) above, the Company may elect, on behalf of the Issuer, to increase the rate of interest payable on such Bonds to a rate which shall be equal to the Prime Rate adjusted daily as provided in Section 3.07 of this Indenture, and in such event the Bonds shall not be redeemed; provided, however, that the Company shall never be required to pay interest on the Bonds in excess of the maximum interest rate permitted to be paid under applicable law, and further provided that if the Company shall make such election, the Company shall be obligated either to register the Bonds under the Securities Act of 1933, as amended, or to obtain an opinion of counsel accept-able to the Trustee and the Issuer to the effect that such registration is not required. Notwithstanding the foregoing, if any legal or regulatory requirement applicable to any Bondholder shall prohibit said Bondholder from receiving the increased interest payment contemplated by this Section 4.03, Bonds held by such Bondholder shall be redeemed, to the extent required by such legal or regulatory requirement, as provided in Section 4.02 above.

         SECTION 4.04. Additional Bonds. Any Additional Bonds hereafter issued pursuant to Section 3.08 hereof may be redeemed prior to their stated dates of maturity at such price or prices and under such terms and conditions as shall be provided in the proceedings which authorize the issuance of such Additional Bonds.


                                   ARTICLE V

                          REQUIREMENTS FOR REDEMPTION
                                    OF BONDS


         SECTION 5.01. Notice of Redemption of Bonds. A notice of any redemption of Bonds, either in whole or in part, signed by the Trustee shall be mailed, postage prepaid, at least thirty (30) days, but not more than sixty (60) days, before the redemption date, to all registered owners of Bonds or portions of Bonds to be redeemed, at their addresses as they appear on the registration books hereinabove provided for; but failure to so mail any such notice shall not affect the validity of the proceedings for the redemption of any Bond or portion thereof with respect to which no such failure has occurred. Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed. In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in a principal amount equal to the unredeemed portion of such Bond will be issued.

         SECTION 5.02. Effect of Notice of Redemption. Notice having been given in the manner and under the condi-tions hereinabove provided, the Bonds or portions of Bonds so called for redemption shall, on the redemption date designated in such notice, become and be due and payable at the redemption price provided for redemption of such Bonds or portions of Bonds on such date. On the date so designated for redemption, moneys for payment of the redemption price being held in separate accounts by the Trustee in trust for the holders of the Bonds or portions thereof to be redeemed, all as provided in this Indenture, interest on the Bonds or portions of Bonds so called for redemption shall cease to accrue, such Bonds and portions of Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the registered owners of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof and, to the extent provided in Section 5.03 of this Article, to receive Bonds for any unredeemed portions of the Bonds.


         SECTION 5.03. Redemption of Portion of Registered Bonds. In case part but not all of an outstanding Bond shall be selected for redemption, the registered owner(s) thereof shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption, and the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the order of such registered owner(s), without charge therefor, for the unredeemed balance of the principal amount of the Bond so surrendered, a Bond or Bonds registered as to principal and interest.


         SECTION 5.04. Cancellation of Redeemed Bonds. All Bonds redeemed or purchased by the Trustee under the terms of this Indenture, and all Bonds delivered to the Trustee by the Company for cancellation, shall be cancelled by the Trustee upon the surrender thereof.


         SECTION 5.05. Bonds Called for Redemption Deemed Not Outstanding. Bonds or portions of Bonds that have been duly called for redemption under the provisions of this Article V, or with respect to which irrevocable instructions (in form satisfactory to the Trustee) have been given to the Trustee to call such Bonds for redemption, and with respect to which amounts sufficient to pay the principal of and interest on the Bonds to the date fixed for redemption, shall be delivered to and held in separate accounts by the Trustee, in trust for the registered owners of the Bonds or a portion thereof to be redeemed, as provided in this

Indenture, shall not be deemed to be outstanding under the provisions of this Indenture and shall cease to be entitled to any lien, benefit or security under this Indenture, except to receive the payment of the redemption price on or after the designated date of redemption from moneys deposited with or held by the Trustee for such redemption of the Bonds and, to the extent provided in
Section 5.03 of this Article, to receive Bonds for any unredeemed portions of the Bonds.


                                   ARTICLE VI

                               CONSTRUCTION FUND


         SECTION 6.01. Creation. A special fund is hereby created and designated "Hillsborough County Industrial Development Revenue Bonds (Progressive American Insurance Company Project) Construction Fund" (the "Construction Fund"), to the credit of which such deposits shall be made as are required by the provisions of Sections 3.07 and 3.08 of this Indenture and any payments made by the Company pursuant to Section 6.17(c) of the Agreement. Any moneys received by the Trustee from any other source for the acquisition, construction and installation of the Project or additions to the Project shall be deposited to the credit of the Construction Fund. The moneys in the Construction Fund shall be held by the Trustee in trust and, subject to the provisions of Section 6.04 of this Indenture, shall be applied to the payment of the cost of the Project and, pending such application, shall be subject to a lien and charge in favor of the registered owners of the Bonds issued and outstanding under this Indenture and in favor of the Trustee for the further security of such Bondholders and the Trustee until paid out or transferred as herein provided. All income earned from the investment of funds held in the Construction Fund shall be retained in the Construction Fund and expended as set forth in this Article VI.

         SECTION 6.02. Payments from Construction Fund. Payment of the cost of the Project shall be made from the Construction Fund. All payments from the Construction Fund shall be subject to the provisions and restrictions set forth in this Article.

         SECTION 6.03. Cost of Project. For the purposes of this Indenture the Cost of the Project shall include the cost of acquiring, constructing and installing the same, and, without intending thereby to limit or restrict any proper definition of such cost under the Act, shall include all payments and disbursements from the Construction Fund permitted under Section 4.3 of the Agreement.


         SECTION 6.04. Prerequisites to Payment. Payments from the Construction Fund shall be made only in accordance with the provisions of the Agreement, and the Trustee is authorized and directed to apply the moneys in the Construction Fund in accordance therewith but only upon receipt of the statements, orders, certifications and other approvals required by the Agreement duly executed by the persons and in the manner provided for therein.


         SECTION 6.05. Reliance on Certificates. All statements, orders, certificates and other approvals received by the Trustee, as required in this Article as conditions of payment from the Construction Fund, may be relied upon by the Trustee, and shall be retained by the Trustee, subject at all reasonable times to examination by the Company, the Issuer, any Bondholder and the agents and representatives thereof, during the term of the Agreement.


         SECTION 6.06. Establishment of Completion Date. The establishment of the Completion Date and the disposition of moneys then held for the credit of the Construction Fund shall be in accordance with the Agreement.


                                  ARTICLE VII
                               REVENUES AND FUNDS


         SECTION 7.01.  Covenants of the Issuer and the Trustee.

                 (a) The Issuer covenants and agrees that it will not suffer, permit or take any action or do anything or fail to take any action or fail to do anything which may result in the termination of the Agreement so long as any Bond is outstanding; that it will fulfill its obligations and will require the Company to perform punctually the Company's duties and obligations under the Agreement and will otherwise administer the Agreement in accordance with its terms to assure the continued ownership, operation, management, repair and maintenance of the Project by the Company and the Company's payment of the Loan Installments thereunder and the costs and expenses of ownership, operation, management, repair and maintenance of the Project, all in accordance with the terms of the Agreement; that it will not terminate the Agreement or cause it to be terminated except in strict accordance with the terms thereof and with the concurrence of the Trustee; that it will promptly notify the Trustee of any actual or alleged event of default under or breach of the Agreement, whether by the Company or the Issuer, and will further notify the Trustee at least thirty (30) days before the proposed date of effectiveness thereof of any proposed termination or amendment of the Agreement; that it will not execute or agree to any change, amendment or modification of or supplement to the Agreement except by supplemental contract duly executed by the Company and the Issuer with the approval of the Trustee and upon the further terms and conditions set forth in Article XVI of this Indenture; and that it will not agree to any abatement, reduction, abrogation, waiver, diminution or other modification in any manner or to any extent whatsoever of the obligation of the Company or any successor under the Agreement to pay the Loan Installments and to meet its other obligations as provided in the Agreement.

                 (b) The Trustee covenants and agrees that it will undertake to enforce to the extent reasonably practicable and necessary for and on behalf of the Issuer the obligations of the Company to the Issuer and the Trustee under the Agreement.

         In the event of a termination of the Agreement while any Bonds are outstanding, the Issuer shall use its best efforts to enter into new contracts or other agreements with respect to the Project in order to produce the maximum possible amount of revenues therefrom.


         SECTION 7.02. Creation of Debt Service Fund and Accounts Therein. A special fund is hereby created by the Trustee and designated "Hillsborough County Industrial Development Revenue Bonds (Progressive American Insurance Company Project) Debt Service Fund" (the "Debt Service Fund"). There are hereby created three separate accounts in the Debt Service Fund designated "Interest Account," "Principal Account" and "Redemption Account," respectively.

The moneys in each of the said Accounts in the Debt Service Fund shall be held by the Trustee in trust and applied as hereinafter provided with respect to each said Account and, pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds issued and outstanding under this Indenture and the Trustee and for the further security of such registered owners and the Trustee until paid out or transferred as herein provided.

         The Issuer covenants that it will cause to be paid by the Company directly to the Trustee for deposit to the credit of the Debt Service Fund all Loan Installments payable by the Company to the Issuer in accordance with the Agreement and the Note. All moneys received by the Trustee hereunder, either from the Company or the Issuer (but only to the extent of the amounts required to make the then due payments as set forth in (a), (b) and (c) below), shall be deposited to the credit of the following Accounts in the following order:

                 (a) To the credit of the Interest Account, such amount of the moneys so received by the Trustee (or all such moneys if less than the required amount) as may be required to make the total amount then held to the credit of the Interest Account equal to the total of the interest which is then or will be or become due and payable on the next ensuing interest payment date on all Bonds then outstanding;

                 (b) Then to the credit of the Principal Account, such amount of the moneys so received as may be required to make the total amount then held to the credit of the Principal Account equal to the principal, if any, which is then or will be or become due and payable on the next ensuing principal payment date on all Bonds then outstanding, if any; and

                 (c) Then to the credit of the Redemption Account, the balance, if any, of such moneys remaining after making the deposits under clauses (a) and (b) above.


         SECTION 7.03. Provisions for Payment of Bonds from Interest and Principal Account. The Trustee shall, on each interest and principal payment date, withdraw from the Interest and Principal Accounts and remit to the registered owner of the Bonds, the respective amounts required for pay-ing the interest and principal on such Bonds as such payments become due and payable.


         SECTION 7.04. Application of Moneys in Redemption Account. Moneys held for the credit of the Redemption Account in the Debt Service Fund shall with reasonable diligence be applied to the payment of costs and expenses referred to in Section 5.2(b) and (c) of the Agreement and then to the retirement of Bonds issued under the provisions of this Indenture and then outstanding in the following order:

                 (a) The Trustee shall first endeavor to purchase Bonds or portions of Bonds secured hereby and then outstanding, whether or not such Bonds or portions of Bonds shall then be subject to redemption, at the most advantageous price obtainable with reasonable diligence, such price not to exceed the principal of such Bonds. The Trustee shall pay the interest accrued on such Bonds or portions of Bonds to the date of redemption thereof from the Interest Account, the purchase price from the Redemption Account and all expenses in connection with such purchase from moneys deposited with it by the Company for that purpose under Section 5.2 of the Agreement or from the Redemption Account, but no such purchase shall be made by the Trustee within the period of thirty (30) days next preceding any interest payment date on which such Bonds are subject to call for redemption under the provisions of this Indenture.

                 (b) To the extent moneys remain on deposit in the Redemption Account in the Debt Service Fund, the Trustee shall call for redemption on each interest payment date on which Bonds are subject to redemption from moneys in the Debt Service Fund such amount of Bonds or portions of Bonds then subject to redemption as will as nearly as may be possible exhaust the money then held for the credit of the Redemption Account in the Debt Service Fund. Such redemption shall be made pursuant to the provisions of Article V of this Indenture. Prior to the redemption date, the Trustee shall withdraw from the Interest Account and from the Redemption Account in the Debt Service Fund and set aside in separate accounts the respective amounts required for paying the interest on, and the principal of, the Bonds or portions of Bonds so called for redemption, and shall pay from moneys deposited with it by the Company for that purpose under Section 5.2 of the Agreement or from the Redemption Account in the Debt Service Fund all expenses in connection with such redemption.

                 (c) If the Bonds shall not then be subject to redemption from moneys in the Redemption Account in the Debt Service Fund and if the Trustee shall at any time be unable to exhaust the moneys in the purchase of Bonds under the provisions of paragraph (a) of this Section, such moneys or the balance of such moneys, as the case may be, shall be retained in the Redemption Account in the Debt Service Fund and, as soon as it is feasible, applied to the retirement of Bonds.

                 Notwithstanding anything to the contrary in this Section 7.04, funds held in the Redemption Account pursuant to the provisions of Section 4.3(j) of the Agreement shall only be applied and invested as provided in said
Section 4.3(j).


         SECTION 7.05. Application of Pledged Moneys. Subject to the terms and conditions set forth in this Indenture, moneys held for the credit of the Debt Service Fund shall be held in trust and disbursed by the Trustee for (a) the payment of interest on the Bonds issued hereunder as such interest becomes due and payable; (b) the payment of the principal of such Bonds at such time as such principal becomes due and payable; (c) the payment of the purchase or redemption price of such Bonds before their maturity in the manner and to the extent provided in Section 7.04 hereof; and (d) for the payment of all costs and expenses as described in Section 5.2(b) and (c) and Sections 9.5 and 9.7 of the Agreement, and such moneys are hereby pledged to and charged with the payments mentioned in this Article.

         Whenever the moneys held for the credit of the Debt Service Fund shall be sufficient for paying the principal of and the interest accrued on all Bonds then outstanding under the provisions of this Indenture, and all costs and expenses as herein described, such moneys shall be applied by the Trustee, for such payments and then to the payment, purchase or redemption of such Bonds in the manner and to the extent provided in Section 7.04 hereof.

         SECTION 7.06. Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the Debt Service Fund or shall have received from any other source and set aside for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption, shall be held in trust for the respective registered owners of such Bonds. Any moneys which shall be so set aside or deposited by the Trustee, as Paying Agent, and which shall remain unclaimed by the registered owners of such Bonds for a period of six (6) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to the extent required by law, to such officer, board or body as may then be entitled by law to receive the same, and thereafter the registered owner(s) of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee and any such party not receiving such funds shall have no responsibility with respect to such moneys.


         SECTION 7.07. Cancellation of Bonds upon Payment. All Bonds paid, redeemed or purchased, either at or before maturity, shall be cancelled upon the payment, redemption or purchase of such Bonds. All Bonds cancelled under any of the provisions of this Indenture shall be cremated or otherwise destroyed by shredding by the Trustee. The Trustee effecting such cremation or shredding shall execute a certificate in triplicate describing the Bonds so cremated or shredded. One executed certificate shall be filed with the Issuer, one executed certificate shall be filed with the Company and the other executed certificate shall be retained by or filed with the Trustee.


                                  ARTICLE VIII

                 DEPOSITORIES OF MONEYS, SECURITY FOR DEPOSITS
                            AND INVESTMENT OF FUNDS


         SECTION 8.01. Deposits Constitute Trust Funds. All funds or other property which at any time may be owned or held in the possession of or deposited with the Issuer under the provisions of this Indenture shall be held in trust and applied only in accordance with the provisions of this Indenture, and shall not be subject to lien or attachment by any creditor of the Issuer.

         All funds or other property which at any time may be owned or held in the possession of or deposited with the Trustee under this Indenture and the Agreement shall be continuously secured, for the benefit of the Issuer and the registered owners of the Bonds either (a) by lodging with a bank or trust company approved by the Issuer and the Trustee, as custodian, with collateral security consisting of obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America having a market value (exclusive of accrued interest) not less than the amount of such deposit, or (b) in such other manner as may then be required or permitted by applicable state or federal laws and regulations regarding the security for, or granting a preference in the case of, the deposit of trust funds. But it shall not be necessary for the Trustee to lodge such collateral security with any other bank or trust company, if it lodges such collateral security with its Trust Department as custodian, nor shall it be necessary for the Trustee to give security for any moneys which shall be represented by investments in the obligations referred to in Section 8.02 hereof, purchased under the provisions of this Article as an investment of such moneys.

         All moneys deposited with each Depositary shall be credited to the particular Fund or Account to which such moneys belong.


         SECTION 8.02. Investment of Moneys. Moneys held for the credit of the Construction Fund and the Redemption Account in the Debt Service Fund, shall be invested and reinvested at the oral request of the Authorized Company Representative, to be confirmed thereafter in writing, or if there shall be no such request, at the sole discretion of the Trustee, by the Trustee in Investment Obligations. Such investments or reinvestments shall mature not later than the respective dates, as estimated by the Trustee, that the moneys held for the credit of said Funds or Accounts will be needed for the purposes of such Funds or Accounts. The written request of the Authorized Company Representative shall specify the issuer or obligor, the type, principal amount, interest rate and maturity of each such requested investment of moneys. Moneys held for more than five (5) days for the credit of the Interest Account in the Debt Service Fund shall be invested and reinvested in the same manner as provided above for the investment of funds.

         Obligations so purchased as an investment of moneys in any such Fund or Account shall be deemed at all times to be a part of such Fund or Account, and shall at all times, for the purposes of this Indenture, be valued at the cost thereof at the time of purchase, without regard to fluctuation in market value. The Trustee, at the direction of the Authorized Company Representative or when required to pay debt service on the Bonds, shall sell at the best price obtainable any obligations so purchased whenever it shall be necessary so to do in order to provide moneys to meet any payment or transfer from such Funds or Accounts. Neither the Trustee nor the Issuer shall be liable or responsible for any loss resulting from any such investments or reinvestments.

         All income derived from the investment of moneys in such Funds and Accounts, shall be retained in such Funds or Accounts to the extent necessary to make the amount then on deposit therein equal to the maximum amount required to be on deposit in such Funds or Accounts, and any remaining balance shall be deposited in the Redemption Account in the Debt Service Fund and used as provided herein for said Account.


                                   ARTICLE IX

                    GRANT OF MORTGAGE AND SECURITY INTEREST


         SECTION 9.01.  Grant of Mortgage and Security Interest.  The
Issuer hereby pledges and assigns to the Trustee, and grants the Trustee a mortgage on and security interest in, all of the Issuer's right, title and interest in and under the Note, the Agreement (including the Trustee's rights, but excluding the Issuer's rights under Sections 5.2(c), 7.1, 9.5 and 9.7 of the Agreement), the Loan Installments, and other money, and the Mortgage, as security for the payment of the Bonds, the interest thereon and for the satisfaction of any other obligation assumed by it in connection with such Bonds. It is mutually agreed and covenanted by and between the parties hereto, that such rights and security interests are for the equal and proportionate benefit and security of all and singular, present and future owners of Bonds issued and to be issued under the Indenture, without preference, priority or distinction as to lien or otherwise, except as provided herein, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise.

                                   ARTICLE X

                              PARTICULAR COVENANTS


         SECTION 10.01. Covenant of Issuer as to Performance of Obligations. The Issuer covenants that it will promptly pay the principal of and the interest on every Bond issued under the provisions of this Indenture at the places, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The principal and interest on the Bonds are payable solely from the Loan Installments and any other income and other moneys to the extent provided herein, which are hereby pledged to the payment thereof in the manner and to the extent hereinabove specified.

         The Bonds and the interest thereon shall not be deemed to constitute a general debt, liability or obligation of the Issuer or of the State of Florida or of any political subdivision thereof, or a pledge of the faith and credit of the Issuer or of the State of Florida or of any political subdivision thereof, but the Bonds shall be payable solely from the revenues provided therefor and from the collateral pledged as security therefor, and the Issuer is not obligated to pay the Bonds or the interest thereon except from the revenues and proceeds pledged therefor and neither the faith and credit nor the taxing power of the Issuer or of the State of Florida or of any political subdivision thereof is pledged to the payment of the principal of or the interest on the Bonds.


         SECTION 10.02. Covenant to Perform Undertakings. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of the Issuer pertaining thereto and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of the Agreement on its part to be observed or performed. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Florida, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to enter into this Indenture, to pledge funds or other property which at any time may be owned or held in the possession of the Issuer, including without limitation, the Loan Installments and any other income and other moneys in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds initially issued hereunder and the execution and delivery of this Indenture has been duly and effectively taken; and that such Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the tenor and import thereof.


         SECTION 10.03. Covenant to Perform Further Acts. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging unto the Trustee all and singular the Loan Installments and any other income, moneys, rights and properties pledged hereby to the payment of the principal of and interest and premium, if any, on the Bonds.


         SECTION 10.04.  Covenant to Pay Taxes.  Pursuant to the provisions of
Article VI of the Agreement, the Company has agreed to pay all taxes, assessments and governmental charges at any time lawfully levied or assessed upon or against the Project and the Project Site or any part thereof; provided, however, that nothing contained in this Indenture shall require the payment of any such taxes, assessments or governmental charges if the same are not required to be paid under the provisions of Article VI of the Agreement.


         SECTION 10.05. Covenant to Maintain and Operate. Pursuant to the provisions of Article VI of the Agreement, the Company has agreed at its own expense to pay or cause to be paid all costs of maintaining, repairing and operating the Project.


         SECTION 10.06. Covenant to Insure; Application of Insurance Proceeds. Pursuant to Article VI of the Agreement and Section 13 of the Mortgage, the Company has agreed to keep the Project continuously insured throughout the Agreement Term (as defined in the Agreement) against such risks as are customarily insured against in connection with the operation of facilities of like size, type and location, paying as the same become due and payable all premiums in respect thereto; and the Trustee hereby agrees to apply the proceeds of said insurance in accordance with Section 14 of the Mortgage.


         SECTION 10.07. Covenant as to Recordation. Pursuant to Article VI of the Agreement, the Company has agreed that it will cause this Indenture and all supplements hereto, the Agreement and all supplements thereto or amendments thereof, the Mortgage and the Assignment of Mortgage to be kept, and either recorded and filed, or notices thereof or financing statements relating thereto recorded and filed, in such manner and in such places as may be required by law in order fully to preserve and protect the security of the registered owners of the Bonds and the rights of the Issuer and Trustee hereunder.


         SECTION 10.08. Covenant to Enforce Rights. The Agreement sets forth the covenants and obligations of the Issuer and the Company, including a provision in Section 10.5 thereof that subsequent to the issuance of the Bonds and prior to their payment in full or provision for the payment thereof having been made in accordance with the provisions hereof, the Agreement may not be amended, changed, modified, altered or terminated (other than as provided therein) without the concurring written consent of the Trustee and otherwise as provided in Article XVI of this Indenture and reference is hereby made to the Agreement for a detailed statement of said covenants and obligations of the Company under the Agreement, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.


         SECTION 10.09. Covenant as to Performance of Obligations. The Issuer covenants that it will faithfully perform each covenant, stipulation, obligation and agreement contained in the Agreement which is to be performed by it, and that it will diligently enforce the performance of each covenant, stipulation, obligation and agreement contained in the Agreement which is to be performed by the Company.

                                   ARTICLE XI
                          EVENTS OF DEFAULT; REMEDIES


         SECTION 11.01. Events of Default. Each of the following events is hereby declared an "event of default," provided, however, that in any case in which such event of default shall be occasioned by the action or inaction of the Issuer, such action or inaction may be cured by the Company within the time and in the manner as contemplated by the provisions of this Article XI:

                 (a) payment of the principal or the making of any deposits into the Redemption Account in the Debt Service Fund, of or for any of the Bonds shall not be made when the same shall become due and payable, either at maturity (whether by acceleration or otherwise) or on required payment dates by proceedings for redemption or otherwise, or within ten (10) days thereafter; or

                 (b) payment of any installment of interest shall not be made when the same shall become due and payable or within ten (10) days thereafter; or

                 (c) the Issuer shall for any reason be rendered incapable of fulfilling its obligations hereunder to the extent that the payment of, security for, or tax exempt status of the Bonds would be materially adversely affected, and such conditions shall continue unremedied for a period of thirty (30) days after the Issuer becomes aware of such conditions; or

                 (d) an order or decree shall be entered, with the consent or acquiescence of the Issuer, appointing a receiver or receivers of the Issuer and of the Loan Installments or any other income to be derived by the Issuer under the Agreement or such order or decree, having been entered without the consent or acquiescence of the Issuer, shall not be vacated or discharged or stayed on appeal within ninety (90) days after the entry thereof; or

                 (e) any proceedings shall be instituted, with the consent or acquiescence of the Issuer, for the purpose of effecting a composition between the Issuer and its creditors or for the purpose of adjusting the claims of such creditors, pursuant to any federal or state statutes now or hereafter enacted, if the claims of such creditors are under any circumstances payable from the Loan Installments or any other income to be derived from the sale of the Project; or

                 (f)  an event of default under the Agreement as defined in
         Section 9.1 thereof shall have occurred; or

                 (g) an "Event of Default" as defined under the terms of the Mortgage or the Guaranty shall have occurred; or

                 (h) the Issuer shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Issuer to be performed, or the Company shall default in connection with the matters referred to in Sections 10.04, 10.05 or 10.06 of this Indenture, and such default shall continue for thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the registered owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding.

                 (i) in the good faith opinion of the Trustee, there has been any material adverse change in the financial status of the Company or the Guarantor.


         SECTION 11.02. Acceleration of Maturities. Upon the happening and continuance of any event of default specified in Section 11.01 of this Article, then and in every such case the Trustee may, and upon the written request of the registered owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding shall, by a notice in writing to the Issuer, declare the principal of all of the Bonds then outstanding (if not then due and payable) to be due and payable immediately, without premium, and upon such declaration the same shall become and be immediately due and payable, anything contained in the Bonds or in this Indenture to the contrary notwithstanding; provided, however, that if at any time after the principal of the Bonds shall have been so declared to be due and payable, and before the entry of final judg-ment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under this Indenture, moneys shall have accumulated in the appropriate Accounts in the Debt Service Fund sufficient to pay the principal of all matured Bonds and all arrears of interest, if any, upon all Bonds then outstanding (except the principal of any Bonds not then due and payable by their terms and the interest accrued on such Bonds since the last interest payment date), and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee and all other amounts then payable by the Issuer hereunder shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or provision contained in the Bonds or in this Indenture (other than a default in the payment of the principal of such Bonds then due and payable only because of declaration under this Section) shall have been remedied to the satisfaction of the Trustee, then and in every such case the Trustee may, and upon the written request of the registered owners of not less than seventy-five percent (75%) in aggregate principal amount of the Bonds not then due and payable by their terms and then outstanding shall, by written notice to the Issuer, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.


         SECTION 11.03. Enforcement of Remedies. Upon the happening and continuance of any event of default specified in Section 11.01 of this Article, then and in every such case the Trustee may proceed, and upon the written request of the registered owners of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding hereunder shall proceed, subject to the provisions of Sections 11.02 and 12.02 of this Indenture, to protect and enforce its rights and the rights of the Bondholders under the laws of the State of Florida, including the Act, or under this Indenture, the Mortgage or the Guaranty, by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board, body or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein or in aid of execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights.

         In the enforcement of any remedy against the Issuer under this Indenture the Trustee shall be entitled to institute such action against the Issuer necessary to compel performance of any agreement of the Issuer hereunder and otherwise, with respect to any action against the Issuer, to recover solely from moneys in the Debt Service Fund and any other moneys available for such purposes but in no other manner shall the Issuer be deemed liable for any other damages of whatsoever kind or nature.


         SECTION 11.04. Pro Rata Application of Funds. Anything in this Indenture to the contrary notwithstanding, if at any time the moneys in the Debt Service Fund shall not be sufficient to pay the principal of or the interest on the Bonds as the same become due and payable (either by their terms or by acceleration of maturities under Section 11.02), such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this Article or otherwise, shall, subject to the provisions of Section 12.05 hereof, be applied as follows:

                 (a) Unless the principal of all the Bonds shall have become due and payable, all such moneys shall be applied (1) to the payment of all installments of interest then due, in the order of the maturity of the installments of such interest, to the persons entitled thereto, ratably, without any discrimination or preference, and (2) to the payment of all installments into the Principal Account in the Debt Service Fund then due.

                 (b) If the principal of all the Bonds shall have become due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due, respectively, for principal and interest, to the persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds.

                 (c) If the principal of all such Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 11.02 of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all such Bonds shall later become due and payable or be declared due and payable, the moneys remaining in and thereafter accruing to the Debt Service Fund for such Bonds shall be applied in accordance with the provisions of paragraph (a) of this Section.

         Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future; the setting aside of such moneys, in trust for the proper purpose, shall constitute proper application by the Trustee; and the Trustee shall incur no liability whatsoever to the Issuer, to any Bondholder or to any other person for any delay in applying any such moneys, so long as the Trustee acts with reasonable diligence, having due regard to the circumstances and ultimately applies the same in accordance with such provisions of this Indenture as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an interest payment date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date, and shall not be required to make payment to the owner of any Bond unless such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.


         SECTION 11.05. Effect of Discontinuing Proceedings. In case any proceeding taken by the Trustee on account of any default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

         SECTION 11.06. Directions to Trustee as to Remedial Proceedings. Anything in this Indenture to the contrary notwithstanding, the registered owners of a majority in principal amount of the Bonds then outstanding hereunder shall have the right, subject to the provisions of Section 12.02 of this Indenture, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law or the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of counsel to the Trustee would be unjustly prejudicial to Bondholders not parties to such direction.


         SECTION 11.07. Restrictions on Actions by Individual Bondholders. No Bondholder shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust hereunder or for any other remedy hereunder unless such Bondholder previously shall have given to the Trustee written notice of the event of default on account of which such suit, action or proceeding is to be taken, and unless the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding shall have made written request of the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its or their name, and unless, also, there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, including the reasonable fees of its attorneys (including fees on appeal), and the Trustee shall have refused or neglected to comply with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture or for any other remedy hereunder. It is understood and intended that no one or more registered owners of the Bonds hereby secured shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of all registered owners of the outstanding Bonds, and that any individual rights of action or any other right given to one or more of such owners by law are restricted by this Indenture to the rights and remedies herein provided.


         SECTION 11.08. Appointment of a Receiver. Upon the occurrence of an event of default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, without notice, and without regard to the value of the Project or the solvency of the Company or the Issuer, to the appointment of a receiver or receivers of the Loan Installments, pending such proceedings, with such powers as the court making such appointments shall confer, whether or not said Loan Installments shall be deemed sufficient ultimately to satisfy the Bonds outstanding hereunder.


         SECTION 11.09. Enforcement of Rights of Action. All rights of action under this Indenture or under any of the Bonds secured hereby, enforceable by the Trustee, may be enforced by it without the possession of any of the Bonds or the production thereof at the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name or in the name of the Issuer, as appropriate, for the benefit of all the registered owners of such Bonds subject to the provisions of this Indenture.


         SECTION 11.10. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or equity or by statute.


         SECTION 11.11. Delay not a Waiver. No delay or omission of the Trustee or of any registered owner of the Bonds to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee and Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient; provided, however, that no such power or remedy may be exercised in the case of a default where such particular default has later been cured with or without the exercise of such power or remedy.

         Before the entry of final judgment or decree in any suit, action or proceeding instituted by the Trustee under the provisions of this Indenture or before the completion of the enforcement of any other remedy under this Indenture, the Trustee shall be permitted to discontinue such suit, action, proceeding, or enforcement of any remedy if in its opinion any default forming the basis of such suit, action, proceeding or enforcement of any remedy shall have been remedied.


         SECTION 11.12. Notice of Default. The Trustee shall mail to all Bondholders written notice of the occurrence of any event of default set forth in Section 11.01 of this Article within thirty (30) days after the Trustee shall have notice, pursuant to Section 12.08, that any such event of default shall have occurred.


         SECTION 11.13. Additional Remedies. The remedies conferred in this Article shall be in addition to all remedies provided for in the Agreement, which remedies are hereby incorporated herein by reference, and may be enforced by the Trustee in accordance with the terms of this Indenture.


                                  ARTICLE XII

                         CONCERNING THE TRUSTEE, PAYING
                            AGENT AND BOND REGISTRAR


         SECTION 12.01. Acceptance of Trusts; Performance of Duties. The Trustee accepts and agrees to execute the trusts imposed upon it by the express terms of this Indenture, and the obligations of the Issuer expressly assumed by the Trustee under this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture, to all of which the parties hereto and the respective Bondholders agree. All funds created under this Indenture shall be held by the Trustee (except as otherwise herein provided) and administered as trust funds as herein provided.

         SECTION 12.02. Trustee Entitled to Indemnity. The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture or under the Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trust hereby created or in the enforcement of any rights and powers hereunder or under the Agreement, until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment reasonably proper to be done by it as such Trustee, without indemnity, and in any such case the Issuer shall reimburse the Trustee from the Loan Installments, and from funds available therefor under the Agreement for all costs and expenses, outlays and attorney's fees and other reasonable disbursements properly incurred in connection therewith. The Trustee shall have a lien upon and security interest in all moneys or other assets which shall secure the payment of the Bonds, to secure repayment of such disbursements, and if the Issuer shall fail to make such reimbursement, the Trustee may reimburse itself from such moneys or other assets and shall be entitled to a preference therefor over any of the Bonds outstanding hereunder.


         SECTION 12.03. Limitation on Obligations and Responsibilities. The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or the Company, or to report, or make or file claim or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility with respect to the validity or sufficiency of this Indenture or the due execution or acknowledgment thereof, or the validity or sufficiency of the security provided hereunder, or, except as to the authentication thereof by the Trustee, with respect to the validity of the Bonds or the due execution or issuance thereof or any recital therein. Trustee shall not be accountable for the use of any proceeds of Bonds authenticated or delivered hereunder.


         SECTION 12.04. Limitation on Liability. The Trustee shall not be liable or responsible because of the failure of the Issuer or any of its employees or agents to make any collections or deposits or to perform any act herein required of them or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other Depository other than itself in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred in accordance with the provisions of this Indenture. The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents. The Trustee may perform the duties required of it under this Indenture by or through officers, agents, employees or attorneys.

         None of the provisions of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, or willful misconduct, except that

                 (a) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, agents or employees, unless it shall be established that the Trustee was grossly negligent in ascertaining the pertinent facts;

                 (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the registered owners of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under the provisions of this Indenture; and

                 (c) The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any counsel, accountants or skilled persons of generally accepted competence selected by it with reasonable care.


         SECTION 12.05. Compensation of Trustee. Subject to the provisions of any contract between the Issuer and the Trustee, the Issuer shall cause the Company to pay to the Trustee fees and charges in accordance with Sections 5.2(b), 9.5 and 9.7 of the Agreement. The Trustee shall have a lien upon and security interest in all moneys or other assets which shall secure the payment of the Bonds, to secure the payment of such fees and charges, and if the Issuer shall fail to make such payments, the Trustee may reimburse itself from such moneys or other assets and shall be entitled to a preference therefor over any of the Bonds outstanding hereunder.


         SECTION 12.06. Annual Statement. Not later than 45 days after the end of each Bond Year, the Trustee shall file with the Issuer and the Company a statement setting forth with respect to the preceding Bond Year:

                 (a) the amount withdrawn or transferred by the Trustee and the amount deposited with it on account of each Fund and Account held by it under the provisions of this Indenture,

                 (b) the amount on deposit with it at the end of such Bond Year to the credit of such Fund and Account,

                 (c) a brief description of all obligations held by it as an investment of moneys in each such Fund and Account,

                 (d) the amount applied to the purchase or redemption of Bonds under the provisions of Section 7.04 of this Indenture and a description of the Bonds or portions of Bonds so purchased or redeemed, and

                 (e) any other information which the Issuer or the Company may reasonably request.

         All records and files pertaining to the Project in the custody of the Trustee shall be open at all reasonable times to the inspection of the Issuer, the Company, the Bondholders, and their agents and representatives.


         SECTION 12.07. Reliance on Certificates. In case at any time it shall be necessary or desirable for the Trustee to make an investigation respecting any fact preparatory to taking or not taking any action or doing or not doing anything as such Trustee, and in any case in which this Indenture permits the taking of any action, the Trustee may rely upon any certificate required or permitted to be filed with it under the provisions of this Indenture, and any such certificate shall be evidence of such fact to protect the Trustee in any action that it may or may not take or in respect of anything it may or may not do, in good faith, by reason of the supposed existence of such fact. Except as otherwise provided in this Indenture, any request, notice or other instrument from the Issuer to the Trustee shall be deemed to have been signed by the proper party or parties if signed by the Chairman or Vice Chairman and Assistant Secretary of the Issuer and the Trustee may accept a certificate signed by said Chairman or Vice Chairman and Assistant Secretary as to any action taken by the Issuer or any resolution adopted by the Issuer.


         SECTION 12.08. Notice of Defaults. Except as otherwise provided in this Indenture, the Trustee shall not be deemed to have notice of any event of default hereunder except failure by the Issuer or the Company to cause to be made any of the payments required hereunder unless specifically notified in writing of such event of default by the Issuer or by the holders of at least twenty-five percent (25%) in principal amount of the Bonds.


         SECTION 12.09. Trustee as Bondholder. The bank or trust company acting as Trustee under this Indenture, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Bonds issued under and secured by this Indenture and may join in any action that any Bondholder may be entitled to take with like effect as if such bank or trust company were not the Trustee under this Indenture and each Bondholder, by the purchase of any of the Bonds, shall be deemed to have expressly assented to the provisions hereof.


         SECTION 12.10. Trustee not Responsible for Recitals. The recitals, statements and representations contained herein and in the Bonds (excluding the Trustee's certificate on the Bonds) shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and the Trustee assumes, and shall be under no responsibility for, the correctness of the same.


         SECTION 12.11. Reliance on Certain Documents. The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document that it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or upon the written opinion of any attorney, engineer, consultant or accountant believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matter referred to therein, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Trustee shall not be bound to recognize any person as an owner of any Bond or to take any action at his request unless proof of ownership of such Bond satisfactory to the Trustee has been exhibited to or deposited with the Trustee. The Trustee shall not be under any obligation to see to the recording or filing of this Indenture or the Agreement or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.


         SECTION 12.12. Trustee Not Required to Give Bond. The Trustee shall not be required to give any bond or surety in respect to the execution of the said trusts and powers or otherwise in respect of the premises.


         SECTION 12.13. Resignation. The Trustee or the Bond Registrar may resign and thereby become discharged from the trusts and duties hereby created, by giving sixty (60) days prior written notice to the Issuer, and in the case of the Trustee only, by giving written notice to the Bondholders in the manner provided in this Indenture, not less than sixty (60) days before such resignation is to take effect, but such resignation shall take effect immediately upon the appointment of a new Trustee or Bond Registrar hereunder, if such Trustee or Bond Registrar shall be appointed before the time limited by such notice and shall then accept the trusts and duties hereof.


         SECTION 12.14. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing, executed by the registered owners of not less than a majority in aggregate principal amount of the Bonds hereby secured and then outstanding and filed with the Issuer, and notice given in the manner provided in this Indenture not less than sixty (60) days before such removal is to take effect as stated in said instrument or instru-ments; provided, however, that if there shall be filed with the Issuer prior to the date on which such removal is so stated to take effect an instrument or concurrent instruments in writing, executed by the registered owners of a greater aggregate principal amount of the Bonds hereby secured and then outstanding than the amount of such Bonds held by the owners signing such removal instrument or instruments, objecting to the removal of the Trustee, then such removal instrument or instruments shall be ineffective and the Trustee shall not be removed. A photographic copy of any instrument filed with the Issuer under the provisions of this paragraph shall be delivered by the Issuer to the Trustee and shall be certified to be a true and correct copy of the original. The Trustee may also be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provisions of this Indenture with respect to the duties and obligations of the Trustee, by any court of competent jurisdiction upon the application of the Issuer or the registered owners of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then outstanding under this Indenture.


         SECTION 12.15. Appointment and Qualification of Successor Trustee. If at any time hereafter the Trustee shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as Trustee shall be taken over by any governmental official, agency, department or board, the position of Trustee shall thereupon become vacant. If at any time moneys on deposit with the Trustee shall not be secured as required in Section
8.01 of this Indenture and the Trustee shall have been given thirty (30) days advance written notice thereof without having cured the same, a vacancy in the position of Trustee may be declared by a resolution duly passed by the Issuer. If the position of Trustee shall become vacant for any of the foregoing reasons or for any other reason, the Issuer shall appoint a Trustee to fill such vacancy; provided, however, that the resignation or removal of the Trustee shall not affect the rights of the Trustee under Sections 12.02 and 12.05 of this Indenture.

         If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article, the registered owner of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

         Any Trustee hereafter appointed shall be a bank or trust company duly and legally authorized and empowered to exercise the corporate trust powers provided herein, and subject to examination by federal or state authority, of good standing and having a combined capital and surplus aggregating not less than five million dollars ($5,000,000).


         SECTION 12.16. Vesting of Trusts in Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer, and upon payment of the compensation, expenses, charges and other disbursements of such predecessor that are payable pursuant to the provisions of Sections 12.02 and 12.05 of this Article, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall upon payment to the resigning or removed Trustee of all compensation, expenses and disbursements due and owing to such Trustee under the provisions of this Indenture, deliver all property and moneys held by it hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Issuer.

         Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee may be merged or consolidated, or to which the assets and business of such bank or trust company may be sold, shall be deemed the successor of the Trustee.


         SECTION 12.17. Designation and Succession of Paying Agents. Trustee and any other banks or trust companies, if any, designated as Paying Agent or Paying Agents in any supplemental indenture providing for the issuance of

Additional Bonds as provided in Section 3.08 hereof, or refunding Bonds as provided in Section 3.10 hereof, shall be the Paying Agent or Paying Agents for the applicable series of Bonds.

         Any bank or trust company with or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, Issuer shall, within thirty (30) days thereafter, appoint such bank or trust company as shall be specified by the Company and located in the same state as such Paying Agent to fill such vacancy; provided, however, that if Issuer shall fail to appoint such Paying Agent within said period, Trustee shall make such appointment.

         The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in this Article XII with respect to Trustee insofar as such provisions may be applicable.


                                  ARTICLE XIII

                    EXECUTION OF INSTRUMENTS BY BONDHOLDERS
                        AND PROOF OF OWNERSHIP OF BONDS


         SECTION 13.01. Execution of Instruments by Bondholders; Proof of Ownership of Bonds. Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument, if made in the following manner:

                 (a) The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution.

                 (b) The ownership of the Bonds shall be proved by the registration books kept by the Bond Registrar under the provisions of this Indenture.

         None of the provisions contained in this Article, however, shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which to it may seem sufficient. Any request or consent of the registered owner of any Bond shall bind every future owner of the same Bond in respect of anything done by the Trustee in pursuance of such request or consent.


                                  ARTICLE XIV

                            SUPPLEMENTAL INDENTURES


         SECTION 14.01. Supplemental Indentures without Bondholder Consent. The Issuer and the Trustee may, from time to time and at any time, with the consent of the Company, but without the consent of the Bondholders, enter into such supplemental indentures as shall not be inconsistent with the terms and provisions hereof (which supplemental indentures shall thereafter form a part hereof):

                 (a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture or in any supplemental indenture, or

                 (b) To grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee, or

                 (c) To provide for the sale, authentication and delivery of Additional Bonds or refunding Bonds and the disposition of the proceeds from the sale thereof, in the manner and to the extent authorized by Sections 3.08 and 3.10 above, or

                 (d) To modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification, of the Bonds for sale under the securities laws of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, or

                 (e) To provide for the designation of a cotrustee who shall have the same qualifications as provided for a successor Trustee in
         Section 12.15 of this Indenture.


         SECTION 14.02. Modification of Indenture with Consent of Bondholders. Subject to the terms and provisions contained in this Section and not otherwise, the registered owners of not less than two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee, as the case may be, of such supplemental indentures as shall be deemed necessary or desirable by the Issuer and the Company for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing contained herein shall permit, or be construed as permitting (a) an extension of the maturity of principal of or the interest on any Bond issued hereunder, or
(b) a reduction in the principal amount of any Bond or the rate of interest thereon, or (c) the creation of a lien upon or pledge of the Issuer's rights under the Agreement or other moneys pledged herein ranking prior to the lien or pledge created by this Indenture or the Agreement for the Bonds, or (d) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (e) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture. Nothing herein contained, however, shall be construed as making necessary the approval by Bondholders of the execution of any supplemental indenture as authorized in Section 14.01 of this Article.

         If at any time the Issuer shall request the Trustee to enter into any supplemental indenture for any of the purposes of this Section 14.02, the Trustee shall cause notice of the proposed execution of such supplemental indenture to be mailed, postage prepaid, to the Company and to all registered owners of Bonds then outstanding at their addresses as they appear on the registration books. Such notice shall briefly set forth the nature of the proposed supplemental indenture, such notice to the Original Purchaser shall be accompanied by a copy thereof, and such notice to any other Bondholder shall state that a copy thereof is on file at the office of the Trustee for inspection by all Bondholders.

         Whenever, at any time within one (1) year after the date such notice shall have been given, the Issuer shall deliver to the Trustee an instrument or instruments purporting to be executed by the Company and the registered owners of not less than two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding, which instrument or instruments shall refer to the proposed supplemental indenture described in such notice and shall specifically consent to and approve the execution thereof in substantially the form which accompanied such notice to the Original Purchaser, or otherwise referred to in such notice as on file with the Trustee, thereupon, but not otherwise, the Trustee may execute such supplemental indenture in substantially such form, without liability or responsibility to any Bondholder, whether or not such Bondholder shall have consented thereto.

         If the registered owners of not less than two-thirds (2/3) in aggregate principal amount of the Bonds outstanding at the time of the execution of such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Bondholder shall have any right to object to the execution of such supplemental indenture or to object to any of the terms and provisions contained therein or in the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

         Upon the execution of any supplemental indenture pursuant to the provisions of this Section 14.02, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer and the Trustee and the registered owners of all Bonds then outstanding, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments.

         SECTION 14.03. Supplemental Indenture Deemed Part of this Indenture. The Trustee is authorized to join with the Issuer in the execution of any such supplemental indenture and to make the further agreements and stipulations which may be contained therein. Any supplemental indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all of the terms and conditions contained in any such supplemental indenture as to any provisions authorized to be contained therein shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of any Bonds issued thereafter, if deemed necessary or desirable by the Trustee or the Issuer.


         SECTION 14.04. Discretion of Trustee in Executing Supplemental Indentures. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of counsel nationally recognized on the subject of municipal bonds as conclusive evidence that any such proposed supplemental indenture does or does not comply with the provisions of this Indenture, and that it is or is not proper for the Trustee, under the provisions of this Article, to join in the execution of such supplemental indenture. Subject to the foregoing, the Trustee shall enter into such supplemental indentures provided that its duties and obligations thereunder are no greater than its duties and obligations which already exist under this Indenture, unless it shall consent to such supplemental indenture.


                                   ARTICLE XV

                                   DEFEASANCE


         SECTION 15.01. Release of Indenture. If, at any time after the date of this Indenture (a) the Bonds secured hereby shall have become due and payable in accordance with their terms or otherwise as provided in this Indenture, or such Bonds shall have been duly called for redemption, or the Issuer gives the Trustee irrevocable instructions concerning the payment of the principal and interest on the Bonds at maturity or at any earlier redemption date scheduled by the Issuer, or any combination thereof, (b) the whole amount of the principal and the interest so due and payable upon all of the Bonds then outstanding, at maturity or upon redemption, shall be paid, or sufficient moneys shall be held by the Trustee under this Indenture (whether or not in any accounts created hereby) which, when invested in direct obligations of the United States of America maturing not later than the maturity dates of such principal and interest will, together with the income realized on such investments, be sufficient to pay all such principal and interest on said Bonds at the maturity thereof or the date upon which such Bonds are to be called for redemption prior to maturity, and (c) provisions shall also be made for paying all other sums payable hereunder by the Issuer, then and in that case the right, title and interest of the Trustee hereunder and the pledge of and lien on the Issuer's interests under the Agreement, and all other pledges and liens created hereby and thereby or pursuant thereto, including the Mortgage, shall thereupon cease, determine and become void, and the Trustee in such case, on demand of the Issuer, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer or the Company, and shall turn over to the Company, any surplus in any account in the Debt Service Fund and all balances remaining in any other funds or accounts created by this Indenture other than moneys held for redemption or payment of Bonds and to pay all other sums payable by the Issuer; otherwise this Indenture, shall be, continue and remain in full force and effect.


                                  ARTICLE XVI

                             SUPPLEMENTAL CONTRACTS


         SECTION 16.01. Supplemental Contracts without Bondholders' Consent. The Issuer, the Company, and the Trustee may, from time to time and at any time, consent to such contracts supplemental to the Agreement as shall not be inconsistent with the terms and provisions thereof and, in the opinion of the Issuer, Company, and the Trustee, shall not be detrimental to the interests of the Bondholders (which supplemental contracts shall thereafter form a part thereof),

                 (a) to cure any ambiguity or formal defect or omission in the Agreement or in any supplemental contract, or

                 (b) to amend the Agreement for the purposes of Section 4.2(b) thereof, or

                 (c) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee, or

                 (d) to amend the Agreement for the purposes of changing components of the Project as permitted by Section 4.1 thereof.

                 At least thirty (30) days prior to the execution of any supplemental contract for any of the purposes of this Section, the Trustee shall cause a notice of the proposed execution of such supplemental contract to be mailed, postage prepaid, to all owners of registered Bonds at their addresses as they appear on the registration books. Such notice shall briefly set forth the nature of the proposed supplemental contract and shall state that a copy thereof is on file at the office of the Trustee for inspection by all Bondholders. A failure on the part of the Trustee to mail the notice and provide the copy required by this Section shall not affect the validity of such supplemental contract.


         SECTION 16.02. Amendment of Contract with Consent of Bondholders. Except for supplemental contracts provided for in Section 16.01 of this Article or amendments to the Agreement as therein provided for or as provided for in
Section 3.08 of this Indenture, neither the Issuer nor the Trustee shall consent to any supplemental contract or amendment to the Agreement unless notice of the proposed execution of such supplemental contract or amendment shall have been given and the Company and the registered owners of not less than two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding shall have consented to and approved the execution thereof all as provided for in Section
14.02 of this Indenture in the case of supplemental trust indentures; provided that the Trustee shall be entitled to exercise its discretion in consenting or not consenting to any such supplemental contract or amendment and to rely on an opinion of counsel in the same manner as provided for in Section 14.04 of this Indenture in the case of supplemental trust indentures.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS


         SECTION 17.01. Notices. Any notice, demand, direction, request or other instrument authorized or required by this Indenture to be given to or filed with the Bondholders, the Issuer, the Company or the Trustee shall be deemed to have been sufficiently given or filed for all purposes of this Indenture if and when sent by registered mail, return receipt requested:

         To the Bondholders, addressed to their addresses as they appear on the registration books provided for in this Indenture.

         To the Issuer, addressed to:

                 Hillsborough County Industrial
                          Development Authority
                 c/o Warren M. Cason, Esquire
                 P. O. Box 2150
                 Tampa, Florida 33601


         To the Company addressed to:

                 Progressive American Insurance
                          Company
                 Suite 900
                 410 Ware Boulevard
                 Tampa, Florida 33619

                 Attention:       Jerry Shroat
                                  President

                 with copies to:

                 The Progressive Corporation
                 6300 Wilson Mills Road
                 Mayfield Village, Ohio 44143

                 Attention:       Howard Zelikow
                                  Treasurer

         To the Trustee, addressed to or at its then principal office:

                 Sun Bank, N.A.
                 200 S. Orange Avenue
                 Orlando, Florida 32802

                 Attention:       Corporate Trust Department



         All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession, subject at all reasonable times to the inspection by the Issuer, the Company and any Bondholder, and the agents and representatives thereof.

         SECTION 17.02. No Third-Party Beneficiaries. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and the registered owners of the Bonds issued under and secured by this Indenture, and, to the extent provided for or contemplated herein, the Company, any right, remedy or claim, legal or equitable, under or by reason of this Indenture or any provision hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto and the registered owners from time to time of the Bonds issued hereunder.


         SECTION 17.03. Effect of Partial Invalidity. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of said Bonds, but this Indenture and said Bonds shall be construed and enforced as if such illegal and invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in the Bonds or in this Indenture shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the parties thereto to the extent permitted by law.


         SECTION 17.04. Controlling Law; Members of Issuer Not Liable. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent authorized by the Act and provided by the Constitution and laws of the State of Florida. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, agent or employee of the Issuer in his individual capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds, the Agreement or this Indenture or shall be subject to any personal liability or accountability by reason of the issuance or the execution by the Issuer or such members thereof.


         SECTION 17.05. Binding Effect; Controlling Law. This Indenture shall inure to the benefit of and shall be binding upon the Issuer, the Trustee, the Bondholders and to the extent provided for or contemplated herein, the Company, and each of their respective successors and assigns, and shall be governed by and construed in accordance with the laws of the State of Florida.


         SECTION 17.06. Counterparts. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original; and all such counterparts shall constitute but one and the same instrument.


         SECTION 17.07. Headings Not Part of Indenture. Any heading preceding the text of the several Articles hereof shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.


         SECTION 17.08. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of principal of and/or interest on the Bonds or the date filed for redemption of any Bonds shall be, in the city of payment, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close, then payment of principal and/or interest need not be made on such date in such city but may be made on the next succeeding business day not a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close with the same force and effect as if made on the date of maturity or the date fixed for redemption, and interest shall accrue for the period after such date.


         SECTION 17.09. Trustee Approval of Loan and Debt Obligation Agreement. The Trustee has reviewed the Agreement and the form of the 1982 Bonds and the Trustee hereby approves the form of the Agreement and the 1982 Bonds and covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Agreement, in the 1982 Bonds authenticated and delivered thereunder nand in all proceedings of the Issuer pertaining thereto, on its part to be observed or performed, whether express or implied; provided however that to amendment or revision to the Agreement or supplemental Agreement shall be effective unless approved by the Trustee.

         IN WITNESS WHEREOF, HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Indenture to be executed by the Chairman, and the seal of said Authority to be impressed hereon and attested by the Assistant Secretary of the Authority, and Sun Bank, N.A. has caused this Indenture to be executed in its behalf, as Trustee, by its Corporate Trust Officer thereof, and its seal to be impressed hereon and attested by a Trust Officer thereof, all as of the day and year first above written.


                                  HILLSBOROUGH COUNTY INDUSTRIAL
                                  DEVELOPMENT AUTHORITY



(Seal)                            By /s/ Samuel I. Latimer
                                     ----------------------------------------
                                     Chairman


ATTEST:






/s/ Ellsworth G. Simmons
- --------------------------------
Assistant Secretary

                                  Sun Bank, N.A.
                                  as Trustee as aforesaid




(Seal)                            By /s/ Geraldine P. Kail
                                     --------------------------------------
                                     Corporate Trust Officer

ATTEST:



By  Robert W. Andrews, Jr.
    -----------------------------------
    ____________________, Trust Officer


STATE OF FLORIDA

COUNTY OF Hillsborough


         The foregoing instrument was acknowledged before me by Samuel I. Latimer and Ellsworth G. Simmons, Chairman and Assistant Secretary, respectively, of the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Florida, this 16th day of December, 1982.


                       /s/ Gertrude Eaton
                       -------------------------------------------------
                       Notary Public

My commission expires: Notary Public, State of Florida at Large
                       My Commission Expires Mar. 8, 1986

(Affix notarial seal)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH


         The foregoing instrument was acknowledged before me this 16th day of December, 1982, by G. P. Kail and R. W. Andrews, as Trustee and Trust Officer, respectively, of Sun Bank, N.A., a national banking corporation, on behalf of the corporation.


                                  /s/ Gertrude Eaton
                                  -------------------------------------
                                  Notary Public

My commission expires:  Notary Public State of Florida at Large
                        My commission expires Mar. 8, 1986

(Affix notarial seal)

                        MORTGAGE AND SECURITY AGREEMENT


         This is a Mortgage and Security Agreement dated as of this ____ day of _______, 1982, executed by PROGRESSIVE AMERICAN INSURANCE COMPANY, as Mortgagor, and delivered to the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, HILLSBOROUGH COUNTY, FLORIDA, as Mortgagee.


         1. Definitions. The following capitalized terms shall be used in this Mortgage and Security Agreement (the "Mortgage") for the meanings set forth adjacent to such terms:

         "Mortgagor" means PROGRESSIVE AMERICAN INSURANCE COMPANY, a Florida corporation. Mortgagor's address is 416 Ware Boulevard, Suite 900, Tampa, Florida 33619.

         "Mortgagee" means the Hillsborough County Industrial Development Authority, a public body corporate and politic of the State of Florida, and after the assignment of this Mortgage shall mean the Trustee.

         "Trustee" means Sun Bank, N.A., Orlando, Florida, as Trustee for the holders of the 1982 Bonds as described hereunder under the Indenture of Trust (therein and herein designated as the "Indenture") dated as of December 16, 1982, by and between the Trustee and the Hillsborough County Industrial Development Authority (therein and herein designated as the "Issuer"), and any successor trustee under the Indenture. The terms and provisions of the Indenture are hereby incorporated by reference herein.

         "Agreement" means the Loan and Debt Obligation Agreement dated as of December 16, 1982, between the Mortgagor (therein designated as the "Company") and the Hillsborough County Industrial Development Authority (therein and herein designated as the "Issuer"). The terms and provisions of the Agreement are hereby incorporated by reference herein.

         "Indebtedness" means the Indebtedness secured by this Mortgage consisting of all of the obligations of the Mortgagor pursuant to that certain Promissory Note, dated as of December 16, 1982, between the Mortgagor and the Issuer,


- --------------------------------------------------------------------------------
No intangible taxes or documentary stamp taxes are due hereon, pursuant to Sections 159.31 and 159.50, Florida Statutes (1981).

and pursuant to the Agreement, as such Note and Agreement may be subsequently extended, renewed, supplemented, modified or amended, including without limitation, the loan repayment installments ("Loan Installments") required under the Note and under Section 5.2 of the Agreement, and the obligations under Sections 7.1, 9.5 and 9.7 thereof; and all of the Issuer's obligations under and pursuant to the Indenture, including without limitation, the Issuer's obligations for the payment of the interest, principal and redemption payments, if any, required for the payment of the $4,000,000 Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982 (designated in the Indenture and herein as the "1982 Bonds"), and for any "Additional Bonds" issued under the Indenture, and its obligation to pay the fees, charges and expenses of the Trustee under the Indenture.

         "Bonds" means the 1982 Bonds and any Additional Bonds issued under the Indenture.

         "Issuer" means the Hillsborough County Industrial Development Authority, a public body corporate and politic of the State of Florida.

         "Maximum Principal Indebtedness" means the principal Indebtedness required to pay the principal amount of the 1982 Bonds in the amount of $4,000,000, together with future advances that may be secured hereby that shall not exceed the aggregate principal sum of $10,000,000.

         "Mortgaged Property" means the fee simple interest of the Mortgagor in the lands on which the Project is located or is to be constructed, said lands being more particularly described in Exhibit "B" attached hereto, the Project as herein described, and all other property described in Section 2 below.

         "Project" means, the structures, fixtures, and improvements to be located in or on the lands and easements described in Exhibit A attached hereto.


         2. Mortgage and Security Interest. In consideration of ten dollars and other valuable considerations received by the Mortgagor, the Mortgagor hereby, on the effective date of this Mortgage as stated above, mortgages to the Mortgagee and grants the Mortgagee a security interest in the following described real property, rights, titles, interests and estates:

         (a) The Mortgaged Property, including, but not limited to, the Project, all fixtures, and all components and parts thereof, the electrical, heating, cooling, ventilating, gas distribution, compressed air, water and sewer, and sprinkler systems incorporated into the Project.

         (b) Any and all rights and appurtenances belonging, incident or appertaining to said real property, improvements, and fixtures or any part thereof.

         (c) All leases of the real property described in Exhibit "A" hereto now or hereafter entered into and all right, title and interest of the Mortgagor thereunder, including without limitation, cash or securities deposited thereunder pursuant to said leases, and all rents, issues, proceeds, and profits accruing from said real property and together with all proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including without limitation, proceeds of insurance and condemnation awards.


         3. Secured Indebtedness; Future Advances; Maximum Amount and Time. This Mortgage shall secure (a) the Indebtedness as specified above, and (b) the total amount of indebtedness secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the Maximum Principal Indebtedness, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property and for maintenance, repair, protection and preservation of the Mortgaged Property with interest on such disbursements, all as provided in this Mortgage and the Indenture and Agreement described herein. This Mortgage shall not secure any future advances made more than twenty (20) years from the date hereof.


         4. Payment of Indebtedness. The Mortgagor shall pay all Indebtedness and perform all obligations secured hereby promptly when due.


         5. Title Covenants. The Mortgagor covenants that the Mortgaged Property is free from all encumbrances (other than this Mortgage) except as may be specifically stated herein, other than Permitted Encumbrances described in Exhibit "B" hereto, that lawful seisin of and good right to encumber the Mortgaged Property are vested in the Mortgagor, and that the Mortgagor hereby fully warrants the title to the Mortgaged Property and will defend the same against the lawful claims of all persons whomsoever.


         6. Conditions to Changes in the Mortgaged Property. The right of the Mortgagor to make any changes to the Mortgaged Property in the manner hereinafter provided is expressly subject to the conditions that (i) such changes will not, in the opinion of counsel nationally recognized on the subject of municipal bonds or other counsel acceptable to the Issuer and the Trustee, result in the interest on the 1982 Bonds or any Additional Bonds becoming subject to federal income taxes then in effect; and (ii) such changes will not impair the structural soundness, usefulness or market value of the Mortgaged Property or significantly alter the character or purpose or detract from the operating efficiency of the Mortgaged Property, impair its revenue producing capacity, or otherwise affect its operation as a headquarters facility or otherwise adversely affect the purposes of this Mortgage.


         7. After-Acquired Property Not Part of Mortgaged Property. All buildings, structures, improvements, and all fixtures now or hereafter installed in or attached to the Project or located above, upon or under the Mortgaged Property so as to preclude the removal without material injury to the Project or the Mortgaged Property, are subject to the terms and conditions of this Mortgage and the security interest created hereby. Except as provided in paragraph 9 below, all other property of every kind or nature, whether now owned or after-acquired, which shall be constructed, placed or installed in or on the Project or the Mortgaged Property, shall not become subject to this Mortgage or the security interest created hereby, shall remain the property of the Mortgagor and may be altered, removed, replaced or otherwise used by the Mortgage at any time so long as the Mortgagor is not in default hereunder and the conditions of paragraph 6 are complied with.


         8. Removal Free of Notice. The Mortgagor may, from time to time at its own cost and expense, without notice to and without obtaining the approval of the Mortgagee and free of any obligation to make any replacement thereof, demolish, remove or dispose of any structure, fixtures, or other improvements constituting part of the Mortgaged Property, provided the fair market value thereof at the time of its demolition or removal does not exceed One Hundred Thousand Dollars ($100,000) in any one fiscal year or Three

Hundred Thousand Dollars ($300,000) in the aggregate during the term of this Mortgage, and the conditions of paragraph 6 hereof are complied with, and such property thereafter shall not constitute a part of the Mortgaged Property. The Mortgagee shall, at the Mortgagor's request, join in the execution of any instruments necessary to release the lien on such property created by this Mortgage.


         9. Removal with Notice; Replacements and Substitutions Subject to Mortgage. If the Mortgagor in its sole discretion determines that any real property, structure, fixtures or other improvements constituting a part of the Mortgaged Property has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, and if the conditions of paragraph 6 hereof are complied with and the value of said property exceeds the limits contained in paragraph 8 above, the Mortgagor, after giving written notice of its proposed action to the Mortgagee, may then demolish or remove such property from the Mortgaged Property and may, to the extent permitted by law, sell, trade in, exchange or otherwise dispose of same, in whole or in part, provided that the Mortgagor shall, at its own cost and expense, acquire, construct or install replacement or substitute real property, structures, fixtures or other improvements having an economic value and usefulness to the operations of the Mortgaged Property (but not necessarily the same function) at least equal to the economic value and usefulness, prior to demolition, removal or disposal, of the property demolished, removed or disposed of, and provided further, however, that all such real property, structures, fixtures or other improvements constructed or installed in replacement or substitution thereof shall be free of all liens and encumbrances, other than Permitted Encumbrances, and shall become a part of the Mortgaged Property.


         10. Covenant Against Unauthorized Removal. Except as expressly authorized above, the Mortgagor shall not remove any of the Project, or any part thereof, from the Mortgaged Property.


         11. No Abatement of Obligations. The demolition, substitution or removal of any property shall not result in any abatement or diminution of Loan Installments or other Indebtedness secured by this Mortgage. The Mortgagor shall pay all costs incurred or damages resulting from any demolition, substitution or removal of any property pursuant to the provisions of this Mortgage.

         12. Maintenance and Repair. The Mortgagor shall permit, commit or suffer no waste, impairment or deterioration of the Mortgaged Property. The Mortgagor shall, during the term of this Mortgage at its sole cost and expense, keep and maintain the Mortgaged Property in a good state of repair and preservation, ordinary wear and tear, obsolescence in spite of repair and acts of God excepted. If the Mortgagor fails to do so, then the Mortgagee, without waiving the option to foreclose, may take some or all measures that the Mortgagee reasonably deems necessary or desirable for the maintenance, repair, preservation or protection of the Mortgaged Property, and any expenses reasonably incurred by the Mortgagee in so doing shall become part of the Indebtedness secured hereby, shall become immediately due and payable, and shall bear interest at a rate equal to the maximum lawful rate. The Mortgagee shall have no obligation to care for and maintain the Mortgaged Property or, having taken some measures therefor, to continue the same or take other measures.


         13. Casualty Insurance. The Mortgagor shall, during the construction period and throughout the term of this Mortgage, keep the Mortgaged Property continuously insured against such risks as are customarily insured against in connection with the operation of similar facilities of like size, type and location, paying as the same become due and payable all premiums with respect thereto. Such insurance shall include, without intending to limit the foregoing, insurance against damage by fire and lightning with a uniform standard extended coverage endorsement on a repair or replacement basis in an amount not less than one hundred percent (100%) of the then actual cost of replacement (excluding costs of replacing excavations and foundations, but without deduction for depreciation) of the Mortgaged Property. Each insurance policy required by this section: (i) shall be issued or written by such insurer (or insurers) as is financially responsible, (ii) shall be in such form and with such provisions (including, without limitation and where applicable, loss payable clauses payable to the Mortgagee, waiver of subrogation clauses, provisions relieving the insurer of liability to the extent of minor claims and designation of the named insureds) as are generally considered standard for the type of insurance involved, and (iii) shall prohibit cancellation or substantial modification without at least thirty (30) days prior written notice to the Mortgagee and the Issuer. All insurance policies carried pursuant to the foregoing shall name the Mortgagor, the Issuer and the Mortgagee as parties insured thereunder as the respective interest of each such party may appear, and proceeds thereunder shall be made payable and shall be applied as provided in paragraph 14 below. Copies of each such policy shall upon request be filed with the Mortgagee.

         The Mortgagor shall pay all premiums and charges for the maintenance and renewal of the insurance and shall furnish the Mortgagee with receipts and proofs thereof not less than ten (10) days before the expiration thereof, without notice or demand from the Mortgagee. If the Mortgagor fails to do so, then the Mortgagee, without waiving the option to foreclose or exercise any other remedy hereunder, may obtain such insurance for the protection of the Mortgagee, and any expenses reasonably incurred by the Mortgagee in so doing shall become part of the Indebtedness secured hereby, shall become immediately due and payable, and shall bear interest at the maximum lawful rate. In the event of foreclosure of this Mortgage or transfer of the Mortgaged Property in full or partial satisfaction of the Indebtedness secured hereby, all interest of the Mortgagor in the policy or policies of insurance (including any claim to proceeds attributable to losses theretofore occurring but not yet paid to Mortgagor) shall pass to the purchaser, grantee or transferee, subject, however, to the terms and provisions of this Mortgage.


         14. Insurance Proceeds and Condemnation Awards. If, prior to the payment in full or satisfaction of the Indebtedness (or provisions for payment thereof having been made in accordance with the provisions of the Agreement or the Indenture) the Mortgaged Property, or any part or component thereof having a value in excess of $150,000, shall be damaged, lost or destroyed, by whatever cause, except as provided in Sections 8 and 9 hereof, or if any public authority or entity, in the exercise of its power of eminent domain, takes or damages the Mortgaged Property, or any part or component thereof having a value in excess of $150,000, there shall be no abatement or reduction in the Loan Installments payable by the Mortgagor under the Agreement, and all of the insurance proceeds (whether payable from the policies of insurance described in paragraph 13 above or from other policies of insurance carried by the Mortgagor or third parties), and any award or compensation resulting from such taking or damage by condemnation shall be paid to the Mortgagee and deposited by it in the Construction Fund, as that term is defined in the Indenture (the "Construction Fund"), held by the Mortgagee under the Indenture. The Mortgagor may then elect to repair, rebuild, restore or replace the Mortgaged Property or the portion thereof so taken or damaged, by delivering, within one hundred twenty

(120) days after the deposit of such funds with the Mortgagee, to the Mortgagee:
(i) written notice of its election to repair, rebuild, replace or restore such property, and (ii) a certificate or opinion from an independent engineer of recognized standing and acceptable to the Mortgagee that, in the opinion of such engineer, the proceeds of insurance or condemnation awards deposited in the Construction Fund will be sufficient to repair, rebuild, replace or restore such property to substantially the same condition as it was in prior to condemnation or destruction, which election shall be subject to the approval of the Mortgagee, which shall not be unreasonably withheld. After delivery of the foregoing to the Mortgagee, the Mortgagor may make withdrawals from such fund held by the Mortgagee for the purpose of repairing, rebuilding, replacing or restoring such property in accordance with the conditions and procedures for withdrawals from such fund held by the Mortgagee, which conditions and procedures are contained in Section 4.3 of the Agreement. If a certificate as described in subparagraph (ii) above is not rendered, the Mortgagor may nevertheless use the moneys deposited in the Construction Fund held by the Mortgagee for such purposes if it unconditionally agrees to complete the repair, rebuilding, replacement or restoration of the Mortgaged Property substantially to its former condition at its own expense. If the Mortgagor does not elect to rebuild, repair, replace or restore such property or is unable or unwilling to comply with the other requirements set forth above within one hundred twenty
(120) days after the deposit of such funds with the Mortgagee, the Mortgagee shall forthwith deposit such funds in the Redemption Account in the Debt Service Fund, as that phrase is defined in the Indenture, and shall use such funds to pay the Indebtedness secured by this Mortgage and the Mortgagor agrees to deposit into the Redemption Account in the Debt Service Fund additional funds as may be required for the payment of all principal and interest represented by the Bonds then outstanding and all costs and expenses incurred in the redemption and payment thereof and the unpaid portion of the Indebtedness. This Mortgage extends to and shall encumber any insurance proceeds payable on account of the Mortgaged Property and any judgments, awards, damages and settlements hereafter rendered or paid and resulting from condemnation proceedings with respect to the Mortgaged Property or the taking of the Mortgaged Property under the power of eminent domain, and the Mortgagee may require that any sums payable to the Mortgagor and arising out of the power of eminent domain with respect to the property and any proceeds of casualty insurance on the Mortgaged Property shall be applied to the Indebtedness secured hereby.

         15. Taxes, Assessments and Liens. Subject to the provisions of this Mortgage, the Mortgagor shall pay or cause to be paid, as the same respectively come due, all fees, taxes, charges and assessments of any kind or nature whatsoever that may at any time become due or be lawfully assessed or levied against the Mortgaged Property, the Mortgagor, the Issuer or the Mortgagee, with respect to the ownership, use or operation of the Mortgaged Property or any portion thereof, or with respect to the original issuance of the Bonds, or with respect to the income or profits of the Issuer or the Mortgagee from sale of the Project or the receipt of the Loan Installments, or with respect to the mortgaging, pledging and assigning of the collateral referred to in Section 8.5 of the Agreement, pursuant to the terms of the Agreement and the Indenture, including without limitation all ad valorem taxes lawfully assessed thereon, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep thereof, all assessments and charges lawfully made by any governmental body against the Mortgagor, the Issuer or the Mortgagee for or on account of the Mortgaged Property, all excise taxes, sales and use taxes, documentary stamp taxes, and intangible taxes levied against the Mortgagor, the Issuer or the Mortgagee on or with respect to the Agreement or the Indenture and the amounts payable by the Mortgagor hereunder or thereunder, the original issuance and delivery of the Bonds, and the assignment of and the granting of the mortgages and security interests in the aforementioned collateral, and all other lawful taxes, impositions, fees, assessments and charges of every kind or nature, ordinary or extraordinary, general or special, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing, and all applicable interest and penalties thereon, if any, that shall be or become due and payable and that shall be lawfully levied, assessed or imposed, provided that with respect to special assessments or other governmental charges that may be lawfully paid in installments over a period of years, the Mortgagor shall be obligated to pay only such installments as are required to be paid during the term of this Mortgage. Nothing contained herein shall be deemed to constitute an admission by the Mortgagor to any third party other than the Issuer and the Mortgagee that the Mortgagor is liable for, or its properties are subject to, any tax, charge, fee, rate, imposition or assessment. Nothing in this section shall require the payment of any tax, fee, charge, or other obligation identified herein or require the Company to make provision for payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal proceedings.

         16. Inspection. Mortgagee and Mortgagee's representatives may enter upon the Mortgaged Property for inspection at all reasonable times and in a reasonable manner, both before and after default.


         17. Events of Default. Each of the following events is hereby declared an "event of default," provided, however, that in any case in which such event of default shall be occasioned by the action or inaction of the Issuer, such action or inaction may be cured by the Mortgagor within the time and in the manner as contemplated by the provisions of this Mortgage, the Agreement or the Indenture.

                 (a) The Mortgagor shall fail to make full and punctual payment or to fully perform any of its obligations in a manner constituting an "Event of Default" as defined in Section 9.1 of the Agreement;

                 (b) The Mortgagor shall fail to make full and punctual payment of any sum due under this Mortgage when due or within ten (10) days thereafter or the Mortgagor shall fail to fully perform any of its obligations under this Mortgage and such failure shall continue for thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer and the Mortgagor by the Mortgagee; or

                 (c) The Issuer shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Bonds or in the Indenture on the part of the Issuer to be performed, or the Mortgagor shall default in connection with the matters referred to in Sections 10.04, 10.05 or
         10.06 of the Indenture, and such default shall continue for thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer and the Mortgagor by the Mortgagee.

                 (d) In the good faith opinion of the Trustee, there has been any material adverse change in the financial status of the Mortgagor or the Guarantor.

                 Before the entry of final judgment or decree in any suit, action or proceeding instituted by the Mortgagee under the provisions of this Mortgage or the Indenture or before the completion of the enforcement of any other remedy under this Mortgage or the Indenture, the Mortgagee shall be permitted to discontinue such suit, action, proceeding or enforcement of any remedy if, in its opinion, any default forming the basis of such suit, action, proceeding or enforcement of any remedy shall have been remedied.


         18. Remedies on Default. In the event any of the Indebtedness shall at the time be outstanding and unpaid and provision for the payment thereof shall not have been made in accordance with the provisions of the Indenture and the Agreement, whenever any event of default referred to in paragraph 17 above shall have happened and be subsisting, the Mortgagee may take any one or more of the following remedial steps:

                 (a) Declare all Loan Installments and other amounts payable under the Note and Section 5.2 of the Agreement for the remainder of the term of this Mortgage to be immediately due and payable, whereupon the same shall become immediately due and payable;

                 (b) Foreclose on this Mortgage, enter into possession of the Mortgaged Property or any part thereof without notice or demand, perform any acts the Mortgagee deems necessary or proper to preserve the security and to collect and receive all rents, issues and profits thereof, including those past due as well as those accruing thereafter, and sell or lease the Mortgaged Property or any part thereof for the account of the Mortgagor, holding the Mortgagor liable for the difference between the amounts received and the Loan Installments and other amounts payable by the Mortgagor hereunder;

                 (c) Seek the appointment of a receiver to enter upon and take possession of the Mortgaged Property or any part thereof, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of the Mortgagor, or the adequacy of the Mortgaged Property as security for the obligations secured hereby, and to collect the rents, issues and profits therefrom and apply the same as the Court may direct, such receiver to have all the rights and powers permitted under the laws of Florida;

                 (d) Inspect, examine and make copies of the books and records and any and all accounts and data of the Mortgagor relating to the use and operation of the Mortgaged Property; and

                 (e) Take all other actions and pursue all other remedies available under any other contract or agreement or otherwise by statute, at law or in equity, whether or not inconsistent with the foregoing, that may appear necessary or appropriate to collect the sums then due and thereafter to become due from the Mortgagor by reason of this Mortgage, the Note or the Agreement, or to enforce specific performance and observance of any obligation, agreement or covenant of the Mortgagor thereunder.


         19. Power and Authority. In order to further and more fully secure the payment of the principal of and interest on the Indebtedness upon the happening of any event of default as herein provided, the Mortgagor hereby authorizes and permits the Mortgagee for and on its behalf and on behalf of and in the name of the Bondholders and the Issuer, to foreclose the Mortgagor's interest in the Mortgaged Property by foreclosure in the manner provided by the Florida Statutes, which remedy shall be in addition to the other remedies provided in any other applicable provisions of this Mortgage, the Note, the Agreement and the Indenture. The Mortgagee shall have full power and authority to deal in and with the Mortgaged Property, including the power and authority to protect, to conserve and to sell or to lease or to encumber or otherwise to manage and dispose of the Mortgaged Property, it being the intent to vest in the Mortgagee full rights of ownership in the Mortgaged Property as authorized and contemplated by Section 689.071, Florida Statutes.


         20. No Remedy Exclusive; etc. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage, the Note, the Agreement or the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Mortgagee to exercise any remedy reserved to it, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies given hereunder shall extend fully to the Mortgagee, and the owners of the Bonds issued under the Indenture shall be deemed third party beneficiaries of all covenants and agreements herein contained, the enforcement of which is subject, however, to all of the terms and conditions set forth in this Mortgage and the Indenture. In the event any agreement contained in this Mortgage should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


         21. Agreement to Pay Attorneys' Fees and Expenses. If the Mortgagor defaults under any of the provisions of this Mortgage and the Mortgagee should employ attorneys or incur other expenses for the collection of the Loan Installments or the enforcement of performance or observance of any obligation or agreement of the Mortgagor herein contained, or enforcement of the Mortgagee's rights hereunder (including foreclosure or other litigation expenses), the amount thereof shall become part of the Indebtedness secured hereby, shall become immediately due and payable, and shall bear interest at the maximum lawful rate, and the Mortgagor agrees that it will on demand therefor pay to the Mortgagee the reasonable fees of such attorneys (including fees on appeal) and such other expenses so incurred by the Issuer, and the interest accrued thereon.


         22. Extension, Leniencies and Releases. The Mortgagee may grant extensions of time for payment and other leniencies with respect to any Indebtedness secured hereby, and may waive or fail to enforce any of the Mortgagee's rights hereunder, and may release a portion or portions of the Mortgaged Property from the lien hereof, without releasing or diminishing the obligation or liability of the Mortgagor.


         23. Subrogation. The Mortgagee shall be subrogated to the lien (notwithstanding its release of record) of any vendor, mortgagee or other lienholder paid or discharged by the proceeds of the Bonds or any loan or advance made by the Mortgagee to the Mortgagor and secured hereby.

         24. Release or Satisfaction. Whenever there is no outstanding obligation secured hereby and no commitment to make advances, the Mortgagee shall on written demand by the Mortgagor, give a release or satisfaction hereof in recordable form.


         25. Further Assurances. The Mortgagor shall, at its expense, promptly and duly execute, acknowledge and deliver to the Mortgagee such further documents, instruments, financing and similar statements and assurances and take such further action as may from time to time be reasonably required or requested by the Mortgagee in order more effectively to carry out the intent and purposes of this Mortgage, the Note, the Agreement, the Indenture and the Bonds issued thereunder and other instruments contemplated thereby or hereby.


         26. General Provisions. The singular shall include the plural and any gender shall be applicable to all genders when the context permits or implies. If the Mortgagor sells or transfers the Mortgaged Property, the Mortgagee may deal with the successor or successors in interest without in any way discharging or reducing the Mortgagor's liability for the Mortgagor's obligations secured hereby. The terms Mortgagor and Mortgagee shall extend to and include their respective legal representatives, successors and assigns. Any agreement hereafter made by the Mortgagor and the Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance. Time is of the essence.

         IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the 16th day of December, 1982.


                                  PROGRESSIVE AMERICAN INSURANCE
                                  COMPANY



                                  By /s/ Charlotte A. Jackson
                                     ------------------------------------------
                                     Charlotte A. Jackson
                                     Vice President


ATTEST:
                                           (SEAL)


/s/ Robert J. Young
- ---------------------------------------
Robert J. Young
Assistant Secretary



STATE OF FLORIDA

COUNTY OF HILLSBOROUGH


         The foregoing instrument was acknowledged before me this 16th day of December, 1982, by CHARLOTTE A. JACKSON, Vice President, and ROBERT J. YOUNG, Assistant Secretary, respectively of PROGRESSIVE AMERICAN INSURANCE COMPANY, a Florida corporation, on behalf of the corporation.

                                           /s/ Gertrude Eaton
                                           -----------------------------------
                                           Notary Public


Notary Public State of Florida at Large
My Commission Expires Mar. 8, 1986

(Affix notarial seal)

                             UNCONDITIONAL GUARANTY



         THIS UNCONDITIONAL GUARANTY, dated as of _____ __ 1982, by and between THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Guarantor"), Sun Bank, N.A., Orlando, Florida, (herein, together with any successors, called the "Trustee"), and the Hillsborough County Industrial Development Authority, Hillsborough County, Florida (the "Issuer").

                                  WITNESSETH:

         WHEREAS, the Issuer has agreed by adoption of a Resolution dated March 10, 1982, as supplemented and amended by a Resolution dated September 22, 1982 (collectively, the "Resolutions"), with PROGRESSIVE AMERICAN INSURANCE COMPANY, a Florida corporation (the "Company"), to issue its Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Progressive American Insurance Company Project), Series 1982, in the aggregate principal amount of $4,000,000 (the "Bonds"); and

         WHEREAS, the proceeds from the sale of the Bonds are to be deposited with the Trustee and disbursed to the Company pursuant to the terms of that certain Indenture of Trust (the "Indenture") between the Issuer and the Trustee dated as of the date hereof, for the purpose of constructing the Company's headquarters office in Hillsborough County, Florida (the "Project"); and

         WHEREAS, the Company has agreed to pay the principal of, interest on and redemption premium, if any, with respect to the Bonds, as and when the same become due, under and pursuant to the terms of that certain Promissory Note (the "Note") issued by the Company to the Issuer and under that certain Loan and Debt Obligation Agreement (the "Agreement") between the Issuer and the Company, both dated as of the date hereof; and

         WHEREAS, the Trustee has agreed in the Indenture to act for the benefit of the holders of the Bonds, and the Issuer has assigned to the Trustee under the terms of the Indenture its right, title and interest in the payments to be made by the Company under the Note and the Agreement; and

         WHEREAS, Guarantor is the indirect owner of all of the issued and outstanding stock of the Company and wishes to provide additional security for the payment of the Bonds as and when the same shall become due, and wishes to enter into this Unconditional Guaranty for the benefit of the Issuer and for the benefit of the holders of the Bonds as represented by the Trustee;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor does hereby covenant and agree with the Issuer and the Trustee as follows:


         SECTION 1. All terms used herein in capitalized form and not otherwise herein defined shall have the same meaning as ascribed to them in the Resolutions or in the Agreement.


         SECTION 2. Guarantor hereby absolutely and unconditionally guarantees to the Issuer and to the Trustee for the benefit of the holders of the Bonds (a) the full and prompt payment of the principal of, interest on and any redemption premium with respect to the Bonds as and when the same shall become due, whether at the stated date of maturity, by acceleration or otherwise, and (b) the full and complete payment and performance by the Company of all of the provisions, conditions, covenants and agreements to be performed by the Company under the Agreement, the Note and the Mortgage and Security Agreement (the "Mortgage"), dated as of the date hereof, between the Company and the Issuer (the Bonds, the Agreement, the Note and the Mortgage sometimes being referred to herein collectively as the "Operative Documents"), without regard to the validity of the Operative Documents or the enforceability of the Operative Documents against the Company or the Issuer.

         Guarantor further unconditionally agrees to pay all reasonable expenses and charges, legal or otherwise (including court costs and attorneys' fees) paid or incurred by the Issuer or the Trustee in realizing upon any of the payments or enforcing any of the covenants hereby guaranteed or in enforcing this Unconditional Guaranty. Guarantor shall make all payments due hereunder in lawful money of the United States of America in federal or other immediately available funds.

         Guarantor further agrees that if the Issuer or the Company does not or is not able to pay or perform in accordance with the terms of the Operative Documents for any reason (including without limitation the failure of the validity of the Operative Documents or the enforceability thereof whether by reason of waiver or otherwise, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or similar proceedings affecting the status, existence, assets or obligations of the Issuer or the Company or the limitation of damages for the breach, or the disaffirmance of any of, the Operative Documents, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense), it will pay such amounts or cause or pay for such performance, it being the intention hereof that Guarantor pay to the Issuer or the Trustee, as appropriate, as a payment obligation directly from Guarantor to the Issuer or the Trustee, as appropriate, amounts equal to all amounts which the Issuer or the Company shall fail to faithfully and properly pay when due under the Operative Documents, and Guarantor shall otherwise provide for and bring about properly when due such payments of the Issuer or the Company under the Operative Documents. Guarantor hereby covenants that this Unconditional Guaranty will not be discharged except by complete performance of the obligations contained herein.


         SECTION 3. Guarantor hereby agrees to indemnify and hold harmless the Issuer from any loss suffered or occasioned by the failure of the Company to satisfy its obligations under the Operative Documents and agrees to indemnify and hold harmless the Trustee and the holders of the Bonds from any loss suffered or occasioned by the failure of the Company or the Issuer to satisfy their respective obligations under the Indenture and the Operative Documents. The obligations of Guarantor under this Section 3 shall be independent primary obligations of Guarantor hereunder. The agreement to indemnify the Issuer, the Trustee and the holders of the Bonds contained in this section shall be enforceable notwithstanding the invalidity or unenforceability of any other section or sections contained herein.


         SECTION 4. Guarantor further agrees to indemnify and hold harmless the Issuer and both the present and future members of the Issuer, the Issuer's agents, employees and attorneys individually and personally and the Trustee from any liability or loss resulting from the construction or operation of the Project, from any cause whatsoever pertaining to the Project or the use thereof, or from the issuance and sale of the Bonds, provided that the indemnity provided by this sentence shall be effective only to the extent of any loss that might be sustained in excess of the proceeds









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

recovered by the Issuer or the Trustee from any insurance, if any, carried by the Company with respect to the loss sustained.


         SECTION 5. Each and every default by the Issuer or the Company under the terms of the Operative Documents shall give rise to a separate cause of action hereunder against Guarantor.


         SECTION 6. This Unconditional Guaranty shall be a continuing, absolute and unconditional guaranty according to its terms and shall remain in full force and effect until the Issuer and the Company shall have fully satisfied and discharged all of their respective obligations under the Operative Documents, including all payments under the Operative Documents, irrespective of the lack of genuineness, invalidity, irregularity or unenforceability of the Operative Documents or any assignment, modification or termination thereof, whether with or without notice to or the consent of Guarantor, or the bankruptcy, insolvency, reorganization or dissolution of the Issuer or the Company or the assignment for the benefit of creditors of any assets by the Issuer or the Company.


         SECTION 7. This Unconditional Guaranty and the liability hereunder shall in no way be affected or impaired by any redelivery, repossession, surrender or destruction of the Project, in whole or in part, or by any failure, neglect or omission on the part of the Issuer, its successors or assigns or the Trustee, to realize upon any obligations or liabilities of the Company. The Issuer or the Trustee, to the extent either has knowledge thereof, shall give Guarantor prompt written notice of the occurrence of any default under the Operative Documents, specifying such default, but the failure of either or both of them to give such notice shall in no way diminish, reduce or otherwise affect Guarantor's obligations hereunder.


         SECTION 8. The obligations, covenants, agreements and duties of Guarantor under this Unconditional Guaranty shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Operative Documents, this Unconditional Guaranty, or the assignment thereof, although done without notice to or the consent of Guarantor: (a) any assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the Company in the Operative Documents or in the Project; (b) any assignment or purported assignment of all or any part of the interest of the Trustee in the Mortgage; (c) the waiver by the Issuer or the Trustee of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in any of such instruments; (d) the extension of the time for payment by the Company of sums or any part thereof owing or payable under any of such instruments or of the time for performance by the Company of any other obligations under or arising out of any such instruments or the extension or the renewal of any thereof; (e) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any of such instruments; (f) the taking or the omission of any of the actions referred to in any of such instruments; (g) any failure, omission, delay or lack on the part of the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Issuer or the Trustee in any of such instruments, or any action on the part of the Issuer or the Trustee granting indulgence or extension in any form; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Company or any of its assets, or the disaffirmance of either the Agreement or the Mortgage in any such proceedings; (i) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law; (j) the release, substitution or replacement in accordance with the terms of the Operative Documents of any property subject thereto; (k) the receipt and acceptance by the Issuer or the Trustee of notes, checks or other instruments for the payment of money made by the Company and extensions and renewals thereof; or (I) any other cause, whether similar or dissimilar to the foregoing.


         SECTION 9. Without limiting the foregoing, it is specifically understood that any modification, limitation, or discharge of the Issuer's or the Company's liability under the Operative Documents arising out of or by virtue of any bankruptcy arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Issuer or the Company shall not affect, modify, limit, or discharge the liability of Guarantor in any manner whatsoever and this

Unconditional Guaranty shall remain and continue in full force and effect and shall be enforceable against Guarantor to the same extent and with the same force and effect as if any such proceedings had to be instituted. Guarantor does hereby waive all rights and benefits which might accrue to it by reason of any such proceeding, and it shall be liable for the full amount of the sums, including all damages imposed, payable under the terms of the Operative Documents, irrespective and without regard to any modification, limitation, or discharge of the liability of the Issuer or the Company that may result from any such proceeding.


         SECTION 10. This Unconditional Guaranty and every part hereof shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and its successors and assigns. So long as any of the obligations of the Issuer or the Company under the Operative Documents have not been satisfied or discharged, all rights against Guarantor arising under this Unconditional Guaranty shall be for the benefit of the Trustee and the Issuer; and the Trustee, in its name and for the benefit of the Issuer and the holders of the Bonds, shall be entitled to bring any suit, action or proceeding against Guarantor for the enforcement of any provision of this Unconditional Guaranty and, unless requested in writing by the Issuer, it shall not be necessary in any such suit, action or proceeding brought by the Trustee to make the Issuer a party thereto. The terms of this Unconditional Guaranty may be enforced as to any one or more breaches either separately or cumulatively. Notice of execution and delivery of this Unconditional Guaranty by the Issuer and the Trustee and notice of the execution and delivery of the Operative Documents by the Company and of the assignment thereof to the Trustee and of the execution and delivery of the Bonds are hereby waived by Guarantor.


         SECTION 11. The following shall be "Events of Default" under this Unconditional Guaranty, and the terms "Event of Default" or "Default" mean, whenever they are used in this Unconditional Guaranty, any one or more of the following events: (a) failure by Guarantor to observe and perform any covenant, condition or agreement on its part to be observed or performed pursuant to this Unconditional Guaranty, or (b) the filing by Guarantor of a voluntary petition in bankruptcy, or failure by Guarantor promptly to lift any execution, garnishment or attachment of such consequence as will materially impair its ability to carry out its obligations under this Unconditional Guaranty, or adju-dication of Guarantor as bankrupt, or an assignment by Guarantor for the benefit of its creditors, or the entry by Guarantor for the benefit of its creditors into an agreement of composition with its creditors, or under any similar act which may hereafter be enacted, and such adjudication or approval shall not be vacated or set aside or dismissed within ninety (90) days of the date of entry thereof, or (c) in the opinion of the Trustee, any material adverse change in the financial status of the Company or the Guarantor, or (d) an event of default, as defined in any bond, debenture, note, mortgage, indenture, contract or instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness of Guarantor in excess of $150,000, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable. Guarantor shall give immediate notice to the Trustee, the Issuer, the Original Purchaser, and the successors or assigns thereof, of any failure by Guarantor to perform any obligation under any instrument described in this subsection (d), whether or not such failure has ripened into a default under such instrument, and of any default by the Company.


         SECTION 12. In the event of any default in payment by the Issuer or the Company under the Operative Documents or in the event of any Default described in Section 11 hereof, the Trustee and the Issuer, or either of them, may proceed first directly against Guarantor under this Unconditional Guaranty without proceeding against or exhausting any other remedies which it may have against the Company and without resorting to any other security held by the Issuer or the Trustee. In the collection or enforcement of the rights hereunder, the Trustee and the Issuer shall have all the remedies of a creditor and a secured party under applicable law. Without limiting the generality of the foregoing, the Trustee and the Issuer, or either of them, may, at their or its option and without notice or demand: (a) declare any liability accelerated and due and payable at once; and (b) take possession of any collateral security wherever located, and sell, resell, assign, transfer and deliver all or any part of said property of the Company, at any broker's board or exchange or at any public or probate sale, for cash or on credit or for future delivery, and in connection therewith the Trustee and the Issuer, or either of them, may grant options and may impose reasonable conditions, and the Trustee and the Issuer, or either of them, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said property to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Guarantor whatsoever.

         SECTION 13. So long as any Bonds remain outstanding, the Guarantor shall furnish to the Trustee and to each Bondholder, as soon as practicable after the end of each calendar quarter and, in any event within one hundred twenty (120) days thereafter, a certificate of an executive officer of the Guarantor certifying that:

         (a) during said period the Company was in compliance with the requirements of the Agreement and the documents contemplated thereby and the covenants of the Company contained therein; and

         (b) the Company has reviewed the relevant terms of the Agreement and has made, or caused to be made under the Company's supervision, a review of the transactions and conditions with respect to the Project from the beginning of the accounting period covered by the statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes, or with the passage of time or giving of notice or both would constitute, an event of default as defined in Section 9.1 of the Agreement, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.


         SECTION 14. This Unconditional Guaranty is made under and shall be construed and enforced in accordance with the laws of the State of Florida. If any provisions of this Unconditional Guaranty shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions.


         SECTION 15.  Guarantor represents and warrants that:

         (a) It is a corporation duly organized and in good standing under the laws of the State of Ohio, is not in violation of any provision of its Articles of Incorporation, its Bylaws or any law in any manner material to its ability to perform its obligations under this Unconditional Guaranty, has full corporate power to enter into this Unconditional Guaranty and has duly authorized the execution and delivery of this Unconditional Guaranty by proper corporate action; and neither this Unconditional Guaranty, the execution and delivery hereof nor the performance of the agreements herein contained is prohibited by, contravenes or constitutes a default under any agreement, instrument or indenture (which default is, individually or in the aggregate, materially adverse to the consolidated financial condition of Guarantor and its consolidated subsidiaries) or under any provision of its Articles of Incorporation or any other requirement of law;

         (b) The Operative Documents constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, and the representations of the Company contained therein are true and correct in all material respects;

         (c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which might substantially adversely affect the ability of Guarantor to perform its obligations under this Unconditional Guaranty or the ability of the Company to perform its obligations under the Operative Documents;

         (d) All authorizations, consents and approvals of governmental bodies or agencies, if any, required in connection with the execution and delivery of this Unconditional Guaranty or in connection with the execution, delivery and performance by Guarantor of its obligations hereunder have been obtained; and

         (e) The assumption by Guarantor of its obligations hereunder will result in a financial benefit to Guarantor.


         SECTION 16. All notices hereunder shall be sufficiently given and shall be deemed given on the second day following the day on which the same has been mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to the Trustee:       Sun Bank, N.A.
                                  200 S. Orange Avenue
                                  Orlando, Florida 32802
                                  Attn.: Corporate Trust Department

         If to the Issuer:  Hillsborough County Industrial
                             Development Authority
                            c/o Warren M. Cason, Esq.
                            Post Office Box 2150
                            Tampa, Florida  33601



         If to Guarantor:   The Progressive Corporation
                            6300 Wilson Mills Road
                            Mayfield Village, Ohio  44143
                            Attn.: Howard Zelikow


         IN WITNESS WHEREOF, Guarantor has executed this instrument and the Trustee has caused this instrument to be executed and attested to by persons thereunto duly authorized, all as of the day and year first written above.

                                  THE PROGRESSIVE CORPORATION

(SEAL)

                                  By /s/ Richard M. Haverland
                                     -------------------------------------
                                     Richard M. Haverland,
                                     President




ATTEST:



/s/ David M. Schneider
- ---------------------------
David Schneider,
Secretary

                                  SUN BANK, N.A., as Trustee


(SEAL)
                                  By /s/ Geraldine P. Kail
                                     ----------------------------------

ATTEST:




/s/ Robert W. Andrews, Jr.
- -------------------------------
Trust Officer

                                  HILLSBOROUGH COUNTY
                                  INDUSTRIAL DEVELOPMENT
                                  AUTHORITY

(SEAL)


                                  By /s/ Samuel I. Latimer
                                     ----------------------------------
                                     Chairman

ATTEST:




/s/ Ellsworth G. Simmons
- -------------------------------
Assistant Secretary